PROSPECTUS SUPPLEMENT DATED February 22, 2006 (To Prospectus dated June 2, 2005)

                           $642,071,000 (APPROXIMATE)
                  MASTR ASSET BACKED SECURITIES TRUST 2006-HE1
                                (ISSUING ENTITY)

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                  (DEPOSITOR)

                       UBS REAL ESTATE SECURITIES INC.ED]
                              (SPONSOR AND SELLER)

                             WELLS FARGO BANK, N.A.
              (MASTER SERVICER, SERVICER AND TRUST ADMINISTRATOR)

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                   (SERVICER)

              MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2006-HE1

      The MASTR Asset Backed Securities Trust 2006-HE1 is issuing nineteen classes of certificates, but is offering only fifteen classes through this prospectus supplement.

o The trust's main source of funds for making distributions on the certificates will be collections on closed-end, fixed-rate and adjustable-rate mortgage loans secured by first and second mortgages or deeds of trust on residential one- to four-family properties.

o Credit enhancement will be provided by subordination as described in this prospectus supplement under "Description of the Certificates--Credit Enhancement," overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions" and excess interest as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

o The Certificates also will have the benefit of two interest rate swap agreements as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreements, the Swap Providers and the Swap Account" and a cap contract as described in this prospectus supplement under "Description of the Certificates--Cap Contract."

--------------------------------------------------------------------------------

            YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-17 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 8 IN THE PROSPECTUS.

            The certificates will not represent obligations of Mortgage Asset Securitization Transactions, Inc., UBS Real Estate Securities Inc., UBS Securities LLC or any other person or entity. No governmental agency or instrumentality will insure the certificates or the collateral securing the certificates.

            You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

--------------------------------------------------------------------------------

      NEITHER  THE SEC NOR ANY STATE  SECURITIES  COMMISSION  HAS  APPROVED  THE
OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

      The underwriter, UBS Securities LLC, will purchase the offered certificates from Mortgage Asset Securitization Transactions, Inc. UBS Securities LLC expects to deliver the offered certificates in book entry form through the facilities of The Depository Trust Company, and upon request, through the facilities of Clearstream Banking Luxembourg and the Euroclear System, to purchasers on or about February 27, 2006.

      The proceeds to the depositor are expected to be approximately $637,559,582 before deducting expenses. TTED][GRAPHIC OMITTED] See "Underwriting" in this prospectus supplement. UBS Securities LLC will sell the offered certificates from time to time in negotiated transactions at varying prices determined at the time of sale.

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT


SUMMARY........................................................................
RISK FACTORS...................................................................
FORWARD LOOKING STATEMENTS.....................................................
AFFILIATIONS AND RELATED TRANSACTIONS..........................................
DEFINED TERMS..................................................................
USE OF PROCEEDS................................................................
DESCRIPTION OF THE MORTGAGE LOANS..............................................
STATIC POOL INFORMATION........................................................
THE ORIGINATORS................................................................
THE MASTER SERVICER, THE TRUST ADMINISTRATOR AND THE CUSTODIAN.................
THE SERVICERS..................................................................
THE TRUSTEE....................................................................
THE SPONSOR AND SELLER.........................................................
THE DEPOSITOR..................................................................
THE ISSUING ENTITY.............................................................
DESCRIPTION OF THE CERTIFICATES................................................
PREPAYMENT AND YIELD CONSIDERATIONS............................................
THE POOLING AND SERVICING AGREEMENT............................................
FEDERAL INCOME TAX CONSEQUENCES................................................
ERISA CONSIDERATIONS...........................................................
LEGAL INVESTMENT...............................................................
USE OF PROCEEDS................................................................
UNDERWRITING...................................................................
RATINGS........................................................................
LEGAL MATTERS..................................................................
GLOSSARY OF TERMS..............................................................
ANNEX I........................................................................
ANNEX II.......................................................................
ANNEX III......................................................................

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

      Information about the offered certificates is provided in two separate documents that progressively include more detail:

      o     the accompanying  prospectus,  dated June 2, 2005,  provides general
            information,   some  of  which   may  not   apply  to  the   offered
            certificates; and

      o this prospectus supplement, which describes the specific terms of the offered certificates.

      Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. Please read this prospectus supplement and the prospectus in full.

      IF THE TERMS OF THE OFFERED  CERTIFICATES  VARY  BETWEEN  THIS  PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      Cross references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The foregoing table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a RELEVANT MEMBER STATE), the
Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the RELEVANT IMPLEMENTATION DATE) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
      (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression PROSPECTUS DIRECTIVE means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                        THE SERIES 2006-HE1 CERTIFICATES


                              ORIGINAL             INITIAL
         CLASS                PRINCIPAL         PASS THROUGH
  OFFERED CERTIFICATES        BALANCE(1)            RATE                 TYPE           S&P     MOODY'S
------------------------  ------------------  ------------------  ------------------  --------  -------

       Class A-1                $291,109,000     Variable(2)            Senior          AAA      Aaa
       Class A-2                 $77,391,000     Variable(2)            Senior          AAA      Aaa
       Class A-3                 $99,533,000     Variable(2)            Senior          AAA      Aaa
       Class A-4                 $37,044,000     Variable(2)            Senior          AAA      Aaa
       Class M-1                 $25,418,000     Variable(2)          Mezzanine         AA+      Aa1
       Class M-2                 $23,108,000     Variable(2)          Mezzanine         AA+      Aa2
       Class M-3                 $14,525,000     Variable(2)          Mezzanine         AA+      Aa3
       Class M-4                 $12,214,000     Variable(2)          Mezzanine         AA+       A1
       Class M-5                 $11,554,000     Variable(2)          Mezzanine          AA       A2
       Class M-6                 $10,563,000     Variable(2)          Mezzanine          AA       A3
       Class M-7                  $9,903,000     Variable(2)          Mezzanine         AA-      Baa1
       Class M-8                  $8,913,000     Variable(2)          Mezzanine          A+      Baa2
       Class M-9                  $7,262,000     Variable(2)          Mezzanine          A       Baa3
       Class M-10                 $6,932,000     Variable(2)          Mezzanine          A-      Ba1
       Class M-11                 $6,602,000     Variable(2)          Mezzanine         BBB      Ba2

NON-OFFERED CERTIFICATES

        Class CE                 $18,161,151     Variable(3)         Subordinate        N/A      N/A
        Class P                         $100         N/A          Prepayment Charges    N/A      N/A
        Class R                  N/A                 N/A                 N/A            N/A      N/A
       Class R-X                 N/A                 N/A                 N/A            N/A      N/A

------------------------------------------
(1) Approximate. The original certificate principal balance of each class of certificates is subject to a permitted variance of plus or minus 5%.
(2) The pass-through rates on the Class A Certificates and Mezzanine Certificates are based on one-month LIBOR plus an applicable margin and are subject to a rate cap, as described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.
(3) The pass-through rate for the Class CE Certificates will be as described in the pooling and servicing agreement.

                                     SUMMARY

      THIS SUMMARY PRESENTS A BRIEF DESCRIPTION OF SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE
OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS. ANNEX I, ANNEX II AND ANNEX III ARE EACH INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT.

RELEVANT PARTIES

Issuing Entity......................MASTR   Asset   Backed    Securities   Trust
                                    2006-HE1.   The   issuing   entity  will  be
                                    established  under a pooling  and  servicing
                                    agreement      among      Mortgage     Asset
                                    Securitization   Transactions,    Inc.,   as
                                    depositor, Wells Fargo Bank, N.A., as master
                                    servicer  and  trust  administrator,   Wells
                                    Fargo  Bank,   N.A.,   a  national   banking
                                    association,  as a servicer,  JPMorgan Chase
                                    Bank,  National  Association,  as a servicer
                                    and  U.S.  Bank  National  Association,   as
                                    trustee. The issuing entity is also referred
                                    to  as  the   trust   in   this   prospectus
                                    supplement. See "The Issuing Entity" in this prospectus supplement.

Depositor...........................Mortgage Asset Securitization  Transactions,
                                    Inc.,    a   Delaware    corporation.    The
                                    depositor's address is 1285 Avenue of the Americas, New York, New York 10019. See "The Depositor" in this prospectus supplement.

Originators.........................Fremont  Investment  &  Loan,  a  California
                                    industrial bank, Novelle Financial Services,
                                    Inc.,   First   Street   Financial,    Inc.,
                                    DreamHouse  Mortgage Corp., Equity Financial
                                    Inc. and National City Mortgage Co. See "The
                                    Originators" in this prospectus supplement.

Master Servicer, Trust
Administrator and Custodian.........Wells Fargo Bank,  N.A., a national  banking association.  The master servicer  maintains
                                    an  office  at  9062  Old  Annapolis   Road,
                                    Columbia,  Maryland 21045,  telephone number
                                    (410) 884-2000.  Any obligation specified to
                                    be performed  by the master  servicer in the
                                    prospectus  will  be,  with  respect  to the
                                    servicing   of  the   mortgage   loans,   an
                                    obligation  to be performed by the servicers
                                    pursuant  to  the   pooling  and   servicing
                                    agreement,  as  described  herein.  See "The
                                    Master Servicer and the Trust Administrator" in this prospectus supplement.

Servicers...........................Wells Fargo Bank, N.A.  ("Wells  Fargo"),  a
                                    national  banking  association  will service
                                    the  mortgage  loans  originated  by Fremont
                                    Investment & Loan.  Wells Fargo maintains an
                                    office at One Home Campus, Des Moines,  Iowa
                                    50328-0001.  Any obligation  specified to be
                                    performed  by  the  master  servicer  in the
                                    prospectus  will  be,  with  respect  to the
                                    servicing   of  the   mortgage   loans,   an
                                    obligation  to be  performed  by Wells Fargo
                                    pursuant  to  the   pooling  and   servicing
                                    agreement, as described herein.

                                    JPMorgan  Chase Bank,  National  Association
                                    ("JPMCB"),  a national banking  association,
                                    with its  principal  office  located at 1111
                                    Polaris Parkway,  Columbus,  Ohio 43240 will
                                    service the  mortgage  loans (other than the
                                    mortgage   loans   originated   by   Fremont
                                    Investment & Loan). Any obligation specified
                                    to be  performed  by the master  servicer in
                                    the prospectus  will be, with respect to the
                                    servicing   of  the   mortgage   loans,   an
                                    obligation to be performed by JPMCB pursuant to the pooling and servicing agreement, as described herein.

                                    Each servicer will, pursuant to the pooling and servicing agreement, be required to (i) perform customary servicing functions with respect to the mortgage loans and (ii) make certain advances. See "The Servicers" in this prospectus supplement.

Sponsor and Seller..................UBS  Real   Estate   Securities   Inc.   The
                                    sponsor's  address  is  1285  Avenue  of the
                                    Americas, New York, New York 10019. See "The
                                    Sponsor  and  Seller"  in  this   prospectus
                                    supplement.

Trustee.............................U.S. Bank National  Association,  a national banking association. The address of the trustee's principal office is 60 Livingston Avenue, St. Paul, Minnesota 55107-2292. See "The Trustee" in this prospectus supplement.

Credit Risk Manager.................Clayton  Fixed  Income   Services   Inc.,  a
                                    Colorado corporation,  formerly known as The
                                    Murrayhill   Company.   See   "Pooling   and
                                    Servicing    Agreement--The    Credit   Risk
                                    Manager" herein.

Swap Providers......................Bear   Stearns   Financial   Products   Inc.
                                    ("BSFP") and UBS AG. See "Description of the
                                    Certificates--The    Interest    Rate   Swap
                                    Agreements,  the Swap Providers and the Swap
                                    Account" in this prospectus supplement.

Cap Provider........................UBS AG.

NIMS Insurer........................One or more insurance  companies may issue a financial guaranty insurance policy covering
                                    certain  payments to be made on net interest
                                    margin securities to be issued by a separate
                                    trust and secured by all or a portion of the
                                    Class  CE  Certificates   and  the  Class  P
                                    Certificates.   In  such  event,   the  NIMS
                                    Insurer  will  be able  to  exercise  rights
                                    which    could    adversely    impact    the
                                    certificateholders.   See  "Risk   Factors--
                                    Rights of NIMS Insurer" in this prospectus supplement.

RELEVANT DATES

Cut-off Date........................February 1, 2006.

Closing Date........................On or about February 27, 2006.

Distribution Date...................The 25th day of each  month  or, if that day is not a business day, the next business day, beginning in March 2006.

Record Date.........................In the case of any  Class A  Certificate  or any Mezzanine Certificate held in book-entry
                                    form,   the  business  day   preceding   the
                                    distribution  date. In the case of any Class
                                    A Certificate  or any Mezzanine  Certificate
                                    held in registered,  certificated  form, the
                                    last  business day of the month  immediately
                                    preceding    the    month   in   which   the
                                    distribution date occurs.

OFFERED CERTIFICATES................On the  Closing  Date,  the trust will issue nineteen classes of certificates, fifteen of
                                    which are being  offered by this  prospectus
                                    supplement and the accompanying  prospectus.
                                    The  assets of the trust  that will  support
                                    the  certificates  will consist of a pool of
                                    fixed-rate  and   adjustable-rate   mortgage
                                    loans having the characteristics described in this prospectus supplement. The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are the only classes of offered certificates and are referred to in this prospectus supplement as the "offered certificates".

                                    The  Class  A-1,  Class  A-2,  Class A-3 and
                                    Class A-4  Certificates  are  referred to in
                                    this  prospectus  supplement as the "Class A
                                    Certificates."  The Class  M-1,  Class  M-2,
                                    Class M-3,  Class M-4, Class M-5, Class M-6,
                                    Class M-7,  Class M-8, Class M-9, Class M-10
                                    and Class M-11  Certificates are referred to
                                    in  this   prospectus   supplement   as  the
                                    "Mezzanine Certificates."

OTHER CERTIFICATES..................The trust will issue four additional classes of certificates. These certificates will be designated as the Class CE, Class P, Class R and Class R-X Certificates and are not being offered to the public by this prospectus supplement and the accompanying prospectus.

                                    The  Class  CE  Certificates  will  have  an
                                    original  certificate  principal  balance of
                                    approximately    $18,161,151,    which    is
                                    approximately       equal       to       the
                                    overcollateralization    required   by   the
                                    pooling and servicing  agreement.  The Class
                                    CE   Certificates   initially   evidence  an
                                    interest  of  approximately   2.75%  in  the
                                    trust. The Class CE Certificates will be sold to UBS Securities LLC on the closing date.

                                    The  Class  P  Certificates   will  have  an
                                    original  certificate  principal  balance of
                                    $100   and   will   not   be   entitled   to
                                    distributions  in respect of  interest.  The
                                    Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be sold to UBS Securities LLC on the closing date.

                                    The Class R  Certificates  and the Class R-X
                                    Certificates (referred to in this prospectus
                                    supplement as the  "Residual  Certificates")
                                    will not have original certificate principal
                                    balances and are the classes of certificates
                                    representing  the residual  interests in the
                                    trust.  The  Residual  Certificates  will be
                                    delivered to the sponsor, or its designee as
                                    partial   consideration   for  the  mortgage
                                    loans.

FINAL SCHEDULED
DISTRIBUTION DATE...................The final  scheduled  distribution  date for
                                    the  Class  A  Certificates   and  Mezzanine
                                    Certificates  will be the distribution  date
                                    in  January   2036.   The  final   scheduled
                                    distribution    date   for   the   Class   A
                                    Certificates  and Mezzanine  Certificates is
                                    one month  following  the maturity  date for
                                    the  latest  maturing   mortgage  loan.  The
                                    actual  final  distribution  date  for  each
                                    class of Class A Certificates  and Mezzanine
                                    Certificates  may be  earlier,  and could be
                                    substantially   earlier,   than  the   final
                                    scheduled distribution date.

MORTGAGE LOANS......................On the closing date,  the trust will acquire a pool of first and second lien, fixed-rate and adjustable-rate mortgage loans.

                                    The   statistical    information   in   this
                                    prospectus     supplement    reflects    the
                                    characteristics  of the mortgage loans as of
                                    the  cut-off  date.  After  the date of this
                                    prospectus   supplement  and  prior  to  the
                                    closing  date,  some  mortgage  loans may be
                                    added to the mortgage pool and some mortgage
                                    loans may be removed from the mortgage pool,
                                    as  described  under   "Description  of  the
                                    Mortgage    Loans"   in   this    prospectus
                                    supplement.   However,   the   removal   and
                                    inclusion of such other mortgage loans will not materially alter the characteristics of the mortgage loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary. Any statistic presented on a weighted average basis or any statistic based on the aggregate principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

                                    The mortgage loans consist of  approximately
                                    3,652    fixed-rate   and    adjustable-rate
                                    mortgage loans with an aggregate outstanding principal balance as of the cut-off date of approximately $660,232,251.

                                    The  mortgage   loans  have  the   following
                                    characteristics   (with  all  figures  being
                                    approximate and all percentages and weighted averages being based on scheduled principal balances as of the cut-off date):

Mortgage Loans with Prepayment Charges:            71.35%
Fixed-Rate Mortgage Loans:                         17.39%
Adjustable-Rate Mortgage Loans                     82.61%
Interest Only Mortgage Loans:                      25.39%
Balloon Loans:                                     6.13%
Range of Remaining Term to Stated Maturity:        56 months to 358 months
Weighted Average Remaining Term to Stated
Maturity:                                          351 months
Range of Original Principal Balances:              $5,000 to $976,000
Average Original Principal Balance:                $181,154
Range of Outstanding Principal Balances:           $4,935 to $972,986
Average Outstanding Principal Balance:             $180,786
Range of Current Mortgage Rates:                   5.125% to 13.750%
Weighted Average Current Mortgage Rate:            7.622%
Weighted Average Gross Margin of the
Adjustable-Rate Mortgage Loans:                    5.588%
Weighted Average Maximum Mortgage Rate of the
Adjustable-Rate Mortgage Loans:                    13.315%
Weighted  Average Minimum  Mortgage Rate of the
Adjustable-Rate Mortgage Loans:                    7.311%
Weighted  Average  Initial Rate  Adjustment Cap
of the Adjustable-Rate Mortgage Loans:             2.295%
Weighted  Average  Periodic Rate Adjustment Cap
of the Adjustable-Rate Mortgage Loans:             1.352%
Weighted  Average Months Until Next  Adjustment
Date for the Adjustable-Rate Mortgage Loans:       22 months

Geographic Concentration in Excess of 5%:
         California                                39.31%
         Florida                                   11.20%
         New York                                  6.97%
         Maryland                                  6.96%

DISTRIBUTIONS ON THE CERTIFICATES

Interest Distributions..............The  pass-through  rate  for  each  class of
                                    Class   A    Certificates    and   Mezzanine
                                    Certificates  will be  calculated at the per
                                    annum  rate  of  one-month  LIBOR  plus  the
                                    related  margin as set forth below,  subject
                                    to  the   limitations   set  forth  in  this
                                    prospectus supplement.

                                                            Margin
                                       Class         (1)(%)        (2)(%)
                                    ------------  ------------  ------------
                                        A-1              0.080         0.160

                                        A-2              0.140         0.280
                                        A-3              0.190         0.380
                                        A-4              0.290         0.580
                                        M-1              0.370         0.555
                                        M-2              0.380         0.570
                                        M-3              0.400         0.600
                                        M-4              0.510         0.765
                                        M-5              0.540         0.810
                                        M-6              0.630         0.945
                                        M-7              1.200         1.800
                                        M-8              1.500         2.250
                                        M-9              2.450         3.675
                                        M-10             2.500         3.750
                                        M-11             2.500         3.750

                                    (1)      For  each  distribution  date up to
                                             and    including    the    Optional
                                             Termination  Date,  as  defined  in
                                             this  prospectus  supplement  under
                                             "Pooling and Servicing  Agreement--
                                             Termination."

                                    (2)      On each distribution date after the
                                             Optional Termination Date.

                                    See        "Description        of        the
                                    Certificates--Pass-Through  Rates"  in  this
                                    prospectus    supplement    for   additional
                                    information.

                                    Interest  distributable  on the certificates
                                    accrues  during  an  accrual   period.   The
                                    accrual  period for the Class A Certificates
                                    and  the  Mezzanine   Certificates  for  any
                                    distribution  date is the  period  from  the
                                    previous  distribution date (or, in the case
                                    of the first accrual period from the closing
                                    date)  to  the  day  prior  to  the  current
                                    distribution   date.    Interest   will   be
                                    calculated for the Class A Certificates and the Mezzanine Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

                                    The  Class  A  Certificates   and  Mezzanine
                                    Certificates will accrue interest on their certificate principal balance outstanding immediately prior to each distribution date.

                                    The  Class  CE   Certificates   will  accrue
                                    interest  as  provided  in the  pooling  and
                                    servicing    agreement.    The    Class    P
                                    Certificates and the Residual Certificates will not accrue interest.

                                    See "Description of the Certificates" in this prospectus supplement for additional information.

Principal Distributions............ Principal will be distributed to the holders of the Class A  Certificates  and  Mezzanine
                                    Certificates  on each  distribution  date in
                                    the   amounts    described    herein   under
                                    "Description of the Certificates--Allocation of Available Funds."

Distribution Priorities............ In general,  on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans will be distributed as follows:

                                    INTEREST DISTRIBUTIONS
                                    first, to distribute interest on the Class A
                                    Certificates, on a PRO RATA basis based on the entitlement of each such class; and

                                    second,   to  distribute   interest  on  the
                                    Mezzanine Certificates, but only in the order of priority, amounts and to the extent described herein;

                                    PRINCIPAL DISTRIBUTIONS
                                    first, to distribute  principal on the Class
                                    A  Certificates,  but  only in the  order of
                                    priority  and  amounts  and  to  the  extent
                                    described   under    "Description   of   the
                                    Certificates--Allocation of Available Funds" in this prospectus supplement; and

                                    second,  to  distribute   principal  on  the
                                    Mezzanine Certificates, but only in the order of priority, amounts and to the extent described herein.

                                    See        "Description        of        the
                                    Certificates--Allocation of Available Funds" in this prospectus supplement for additional information.

Trigger Event.......................The  occurrence  of a Trigger  Event,  on or after the Stepdown Date, may have the effect
                                    of   accelerating   or   decelerating    the
                                    amortization  of certain  classes of Class A
                                    Certificates and Mezzanine  Certificates and
                                    affecting the weighted average lives of such
                                    certificates.   The  Stepdown  Date  is  the
                                    earlier   to   occur   of  (1)   the   first
                                    distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and
                                    (2) the later of (x) the distribution date occurring in March 2009 and (y) the first distribution date on which the subordination available to the Class A Certificates has doubled. A Trigger Event will be met if delinquencies or losses on the mortgage loans exceed the levels set forth in the definition thereof.

                                    See        "Description        of        the
                                    Certificates--Allocation of Available Funds" and "Glossary of Terms" in this prospectus supplement for additional information.

Fees and Expenses...................Before   distributions   are   made  on  the
                                    certificates,   the   following   fees   and
                                    expenses  will be  payable:  (i) the  master
                                    servicer will be paid a monthly fee equal to
                                    one-twelfth  of  0.005%  multiplied  by  the
                                    aggregate  principal balance of the mortgage
                                    loans as of the first day of the related due
                                    period,  (ii) each  servicer  will be paid a
                                    monthly fee equal to  one-twelfth  of 0.500%
                                    multiplied   by  the   aggregate   principal
                                    balance of the  mortgage  loans  serviced by
                                    such  servicer  as of the  first  day of the
                                    related due period and (iii) the credit risk
                                    manager  will be paid a monthly fee equal to
                                    one-twelfth  of  0.0125%  multiplied  by the
                                    aggregate  principal balance of the mortgage
                                    loans as of the first day of the related due
                                    period.  The  master  servicing  fee and the
                                    servicing  fee will be payable  from amounts
                                    on deposit in the  collection  account.  The
                                    credit risk manager fee will be payable from
                                    amounts  on  deposit  in  the   distribution
                                    account.

                                    Each Swap  Provider is entitled to a monthly
                                    payment  calculated as one-twelfth of 4.644%
                                    (with  respect  to BSFP)  and  4.651%  (with
                                    respect to UBS AG), on the Base  Calculation
                                    Amount (as  defined  herein)  multiplied  by
                                    250.  The  trust is  entitled  to an  amount
                                    equal to  one-month  LIBOR  (as set forth in
                                    the  Interest  Rate  Swap   Agreements   and
                                    calculated  on an  actual/360  basis) on the
                                    Base    Calculation    Amount    for    such
                                    Distribution  Date  multiplied  by 250. Only
                                    the   positive   net   payment  of  the  two
                                    obligations  will be paid by the  applicable
                                    party.  If a net  payment  is owed to a Swap
                                    Provider,  the trust  administrator will pay
                                    such  amount from the  distribution  account
                                    before   distributions   are   made  on  the
                                    certificates.

ADVANCES............................Each  servicer  will make cash  advances  to cover  delinquent  payments of principal and
                                    interest   to  the   extent  it   reasonably
                                    believes   that   the  cash   advances   are
                                    recoverable  from  future  payments  on  the
                                    mortgage  loans.  Subject to a determination
                                    of recoverability, to the extent provided in
                                    the pooling  and  servicing  agreement,  the
                                    master  servicer,  solely in its capacity as
                                    successor  servicer,  will be  obligated  to
                                    make any required  delinquency advances that
                                    each  servicer  is  required  to  make  if a
                                    servicer  fails  to  do  so.   Advances  are
                                    intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

                                    See    "The     Pooling    and     Servicing
                                    Agreement--Advances"   in  this   prospectus
                                    supplement for additional information.

OPTIONAL TERMINATION............... The   majority   holder   of  the  Class  CE
                                    Certificates  (so long as such holder is not
                                    the sponsor or an  affiliate of the sponsor)
                                    or if such majority holder fails to exercise
                                    such  option,   the  master  servicer,   may
                                    purchase all of the  mortgage  loans and any
                                    REO properties  and retire the  certificates
                                    when the aggregate current principal balance
                                    of the mortgage loans and any REO properties
                                    is  equal  to  or  less   than  10%  of  the
                                    aggregate  principal balance of the mortgage
                                    loans as of the cut-off  date.  In addition,
                                    to the extent  that the  majority  holder of
                                    the  Class  CE  Certificates  or the  master
                                    servicer  have not  exercised  such  option,
                                    JPMCB,  or if JPMCB fails to  exercise  such
                                    option,  the  NIMS  Insurer,   if  any,  may
                                    purchase all of the  mortgage  loans and any
                                    REO properties  and retire the  certificates
                                    when the aggregate current principal balance
                                    of mortgage  loans and any REO properties is
                                    equal  to or less  than 5% of the  aggregate
                                    principal  balance of the mortgage  loans as
                                    of the cut-off  date.  See "The  Pooling and
                                    Servicing     Agreement--Termination"    and
                                    "Description              of             the
                                    Certificates--Pass-Through  Rates"  in  this
                                    prospectus    supplement    for   additional
                                    information.

REPURCHASE OR SUBSTITUTION OF MORTGAGE
LOANS FOR BREACHES OF REPRESENTATIONS
AND WARRANTIES..................... The seller and the originators  made certain representations  and warranties with respect
                                    to  each  mortgage  loan  as of the  closing
                                    date.  Upon  discovery  of a breach  of such
                                    representations    and    warranties    that
                                    materially   and   adversely   affects   the
                                    interests of the certificateholders, the related originator or the seller will be obligated to cure such breach, or otherwise repurchase or replace such mortgage loan.

                                    See    "The     Pooling    and     Servicing
                                    Agreement--Assignment of the Mortgage Loans" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

Subordination...................... The rights of the  holders of the  Mezzanine
                                    Certificates  and the Class CE  Certificates
                                    to    receive    distributions    will    be
                                    subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

                                    In addition, the rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations, and the rights of the holders of the Class CE Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this prospectus supplement.

                                    Subordination  is  intended  to enhance  the
                                    likelihood of regular  distributions  on the
                                    more  senior   certificates  in  respect  of
                                    interest  and  principal  and to afford such
                                    certificates   protection  against  realized
                                    losses on the mortgage loans.

                                    See "Description of the Certificates--Credit
                                    Enhancement" in this prospectus supplement for additional information.

Excess Interest.....................The mortgage  loans bear interest each month that in the  aggregate is expected to exceed
                                    the  amount  needed  to  distribute  monthly
                                    interest  on the  Class A  Certificates  and
                                    Mezzanine  Certificates  and to pay  certain
                                    fees and  expenses  of the trust  (including
                                    any Net Swap Payment owed to a Swap Provider
                                    and any Swap  Termination  Payment owed to a
                                    Swap   Provider,   other   than   any   Swap
                                    Termination  Payment  resulting  from a Swap
                                    Provider Trigger Event). The excess interest
                                    from the  mortgage  loans each month will be
                                    available to absorb  realized  losses on the
                                    mortgage       loans,       to      maintain
                                    overcollateralization at required levels and
                                    to cover  basis  risk  shortfall  amounts as
                                    described  in  the  pooling  and   servicing
                                    agreement.

                                    See        "Description        of        the
                                    Certificates--Allocation of Available Funds" and "--Overcollateralization Provisions" in this prospectus supplement for additional information.

Overcollateralization.............. As  of  the  closing  date,   the  aggregate
                                    principal  balance of the mortgage  loans as
                                    of  the   cut-off   date  will   exceed  the
                                    aggregate  certificate  principal balance of
                                    the  Class  A  Certificates   and  Mezzanine
                                    Certificates and the Class P Certificates by
                                    approximately    $18,161,151,    which    is
                                    approximately    equal   to   the    initial
                                    certificate  principal  balance of the Class
                                    CE  Certificates.   Such  amount  represents
                                    approximately   2.75%   of   the   aggregate
                                    principal  balance of the mortgage  loans as
                                    of the cut-off  date and is the  approximate
                                    amount  of   initial   overcollateralization
                                    required  to be  provided  under the pooling
                                    and  servicing  agreement.  We cannot assure
                                    you  that   sufficient   interest   will  be
                                    generated by the mortgage loans to maintain the required level of overcollateralization.

                                    See        "Description        of        the
                                    Certificates--Overcollateralization
                                    Provisions" in this prospectus supplement for additional information.

Allocation of Losses................If, on any  distribution  date, there is not
                                    sufficient      excess      interest      or
                                    overcollateralization   to  absorb  realized
                                    losses on the  mortgage  loans as  described
                                    under  "Description  of  the  Certificates--
                                    Overcollateralization  Provisions"  in  this
                                    prospectus  supplement  or Net Swap Payments
                                    received   under  the  Interest   Rate  Swap
                                    Agreements  or payments  received  under the
                                    Cap Contract,  then  realized  losses on the
                                    mortgage  loans  will  be  allocated  to the
                                    Mezzanine Certificates, in reverse numerical
                                    order,   until  the  certificate   principal
                                    balances  thereof are  reduced to zero.  The
                                    pooling  and  servicing  agreement  does not
                                    permit the allocation of realized  losses on
                                    the   mortgage   loans   to  the   Class   A
                                    Certificates  or the  Class P  Certificates;
                                    however,    investors   in   the   Class   A
                                    Certificates   should   realize  that  under
                                    certain  loss  scenarios  there  will not be
                                    enough   interest   and   principal  on  the
                                    mortgage  loans to distribute to the Class A
                                    Certificates   all  interest  and  principal
                                    amounts to which such certificates are then entitled.

                                    Once  realized  losses are  allocated to the
                                    Mezzanine Certificates, such realized losses
                                    will not be reinstated thereafter (except in
                                    the case of subsequent recoveries). However,
                                    the amount of any realized losses  allocated
                                    to  the   Mezzanine   Certificates   may  be
                                    distributed   to  the   holders   of   these
                                    certificates according to the priorities set
                                    forth    under     "Description    of    the
                                    Certificates--Overcollateralization
                                    Provisions,"     "Description     of     the
                                    Certificates--The    Interest    Rate   Swap
                                    Agreements,  the Swap Providers and the Swap
                                    Account"    and    "Description    of    the
                                    Certificates--Cap    Contract"    in    this
                                    prospectus  supplement.  See "Description of
                                    the   Certificates--Allocation   of  Losses;
                                    Subordination" in this prospectus supplement for additional information.

INTEREST RATE SWAP AGREEMENT....... The trust  administrator (in its capacity as trustee of the  supplemental  interest trust
                                    created  under  the  pooling  and  servicing
                                    agreement),  will  enter  into two  Interest
                                    Rate Swap Agreements,  one with Bear Stearns
                                    Financial  Products  Inc.  as swap  provider
                                    (referred to in this  prospectus  supplement
                                    as "Bear Stearns Financial") with an initial
                                    "Base  Calculation  Amount" of approximately
                                    $2,096,944  and  one  with  UBS  AG as  swap
                                    provider  (referred  to in  this  prospectus
                                    supplement  as "UBS  AG" and  together  with
                                    "Bear   Stearns    Financial,"   the   "Swap
                                    Providers")    with   an    initial    "Base
                                    Calculation    Amount"   of    approximately
                                    $543,984.  Under the each Interest Rate Swap
                                    Agreement,   on  each   distribution   date,
                                    beginning  with  the  distribution  date  in
                                    March 2006, the supplemental  interest trust
                                    will be obligated to make fixed  payments as
                                    specified in this prospectus  supplement and
                                    each Swap Provider will be obligated to make
                                    floating  payments  equal to the  product of
                                    (x) one-month LIBOR (as determined  pursuant
                                    to the Interest  Rate Swap  Agreement),  (y)
                                    the related Base Calculation Amount for that
                                    distribution date multiplied by 250, and (z)
                                    a fraction,  the  numerator  of which is the
                                    actual  number  of  days  elapsed  from  the
                                    previous  distribution date to but excluding
                                    the current  distribution  date (or, for the
                                    first  distribution  date, the actual number
                                    of days elapsed from the closing date to but
                                    excluding the first distribution  date), and
                                    the  denominator  of  which  is 360.  To the
                                    extent  that the fixed  payment  exceeds the
                                    floating payment on any  distribution  date,
                                    amounts      otherwise      available     to
                                    certificateholders will be applied to make a
                                    net  payment to the related  Swap  Provider,
                                    and to the extent that the floating  payment
                                    exceeds    the   fixed    payment   on   any
                                    distribution date, the related Swap Provider will make a Net Swap Payment for deposit into a segregated trust account established on the closing date (referred to in this prospectus supplement as the Swap Account) pursuant to a swap administration agreement, dated as of the closing date, as more fully described in this prospectus supplement.

                                    Upon early  termination  of an Interest Rate
                                    Swap Agreement,  the  supplemental  interest
                                    trust or the related  Swap  Provider  may be
                                    liable to make a Swap Termination Payment to
                                    the other party  (regardless  of which party
                                    caused    the    termination).    The   Swap
                                    Termination  Payment  will  be  computed  in
                                    accordance  with the procedures set forth in
                                    each  Interest Rate Swap  Agreement.  In the
                                    event that the  supplemental  interest trust
                                    is  required  to  make  a  Swap  Termination
                                    Payment,  that  payment  will be paid on the
                                    related   distribution   date,  and  on  any
                                    subsequent  distribution dates until paid in
                                    full, generally prior to any distribution to
                                    certificateholders.  See "Description of the
                                    Certificates--The    Interest    Rate   Swap
                                    Agreements,  the Swap Providers and the Swap
                                    Account" in this prospectus supplement.

                                    Net  Swap  Payments  and  Swap   Termination
                                    Payments   payable   by   the   supplemental
                                    interest   trust  will  be   deducted   from
                                    available funds (other than Swap Termination
                                    Payments  resulting  from  a  Swap  Provider
                                    Trigger  Event)  before   distributions   to
                                    certificateholders   and   will   first   be
                                    deposited   into  the  Swap  Account  before
                                    payment to a Swap Provider.

CAP CONTRACT........................Beginning with the 2nd distribution date and continuing  through and  including  the 43rd
                                    distribution  date, the Class A Certificates
                                    and the Mezzanine Certificates will have the
                                    benefit   of  a  cap   contract   (the  "Cap
                                    Contract")  to pay interest  shortfalls  and
                                    basis     risk     shortfalls,      maintain
                                    overcollateralization  and  cover  losses on
                                    such  certificates to the extent not covered
                                    by payments received under the Interest Rate
                                    Swap Agreements and excess cashflow. The Cap
                                    Contract requires the counterparty to make a
                                    payment  to the extent  one-month  LIBOR (as
                                    set  forth  in the  Cap  Contract)  for  any
                                    interest   accrual  period   (subject  to  a
                                    ceiling  rate) exceeds the rate set forth in
                                    the Cap Contract, multiplied by the notional
                                    amount  set  forth in the Cap  Contract  and
                                    adjusted  for the  actual  number of days in
                                    the related accrual period. Cap payments, if
                                    any,  made  by  the  counterparty   will  be
                                    available  for  distribution  on the Class A
                                    Certificates and Mezzanine Certificates as set forth in this prospectus supplement. Any payments received under the Cap Contract will be deposited into a segregated trust account established on the closing date (referred to in this prospectus supplement as the Cap Account).

                                    See  "Description  of the  Certificates--Cap
                                    Contract" in this prospectus supplement for additional information.

REGISTRATION AND DENOMINATIONS OF
THE CERTIFICATES....................The Class A  Certificates  and the Mezzanine
                                    Certificates  will be book-entry  securities
                                    clearing   through  The   Depository   Trust
                                    Company  (in  the  United  States)  or  upon
                                    request    through    Clearstream    Banking
                                    Luxembourg  and  the  Euroclear  System  (in
                                    Europe) in minimum denominations of $25,000.

TAX STATUS..........................One or more  elections will be made to treat designated  portions of the trust (exclusive
                                    of the Interest  Rate Swap  Agreements,  the
                                    Cap  Contract,  the  Swap  Account,  the Cap
                                    Account,  the  Supplemental  Interest Trust,
                                    the Net WAC Rate Carryover  Reserve  Account
                                    and any Servicer  Prepayment  Charge Payment
                                    Amounts, as defined herein or in the Pooling
                                    and  Servicing  Agreement)  as  real  estate
                                    mortgage  investment  conduits  for  federal
                                    income tax purposes. See "Federal Income Tax
                                    Consequences" in this prospectus  supplement
                                    and  in  the   prospectus   for   additional
                                    information.

ERISA CONSIDERATIONS................After the  termination  of the  supplemental interest trust, the offered certificates may
                                    be purchased by a pension or other  employee
                                    benefit   plan   subject  to  the   Employee
                                    Retirement  Income  Security Act of 1974, as
                                    amended,  or  Section  4975 of the  Internal
                                    Revenue Code of 1986,  as amended so long as
                                    a number  of  conditions  are met.  Prior to
                                    termination  of  the  supplemental  interest
                                    trust,   such  a  plan   which   meets   the
                                    requirements  of  an  investor-based   class
                                    exemption    may    purchase   the   offered
                                    certificates.  A  fiduciary  of an  employee
                                    benefit   plan  must   determine   that  the
                                    purchase of a certificate is consistent with
                                    its fiduciary  duties under  applicable  law
                                    and  does   not   result   in  a   nonexempt
                                    prohibited transaction under applicable law.
                                    See   "ERISA    Considerations"    in   this
                                    prospectus    supplement    for   additional
                                    information.

LEGAL INVESTMENT....................The offered certificates will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement.

CERTIFICATE RATINGS.................On   the   closing    date,    the   offered
                                    certificates  must  have  ratings  not lower
                                    than  those set forth in the table  entitled
                                    "The Series 2006-HE1  Certificates"  by each
                                    of   Moody's   Investors    Service,    Inc.
                                    ("Moody's")  and  Standard  & Poor's  Rating
                                    Services,  a  division  of  The  McGraw-Hill
                                    Companies, Inc. ("S&P").

                                    A security rating is not a recommendation to
                                    buy,  sell  or  hold   securities   and  the
                                    assigning rating  organization may revise or
                                    withdraw a rating at any time.  The  ratings
                                    do not address the frequency of  prepayments
                                    on the  mortgage  loans,  the receipt of any
                                    amounts  from  the Swap  Account  or the Cap
                                    Account   (with  respect  to  Net  WAC  Rate
                                    Carryover   Amounts),   the  Net  WAC   Rate
                                    Carryover Reserve Account,  any amounts from
                                    the Cap Contract or the corresponding effect
                                    on yield to investors. See "Ratings" in this
                                    prospectus    supplement    for   additional
                                    information.

                                     S-22
                                 RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans.

UNPREDICTABILITY OF PREPAYMENTS AND EFFECT ON YIELDS

      Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

o If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the related mortgage loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

o Approximately 71.35% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

o The related originator or the seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

o The party designated in the pooling and servicing agreement may purchase all of the mortgage loans and any REO properties and retire the certificates when the aggregate principal balance of the mortgage loans and any REO properties is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

o If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization and amounts received under the Interest Rate Swap Agreements or the Cap Contract as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Class A Certificates and the Mezzanine Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A Certificates and the Mezzanine Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated among the Class A Certificates on a pro rata basis based on the amount of principal actually received on the mortgage loans for the related distribution date. This may magnify the prepayment effect on the Class A Certificates caused by the relative rates of prepayments and defaults experienced by the mortgage loans.

      See "Prepayment and Yield Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

TERRORIST ATTACKS AND MILITARY ACTION COULD ADVERSELY AFFECT THE YIELD ON THE OFFERED CERTIFICATES

      The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the servicers may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

      In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the "Relief Act"). See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicers, the master servicer, any subservicer or any bond guaranty insurance policy.

INTEREST ONLY MORTGAGE LOANS

      Approximately 25.39% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) of the mortgage loans require the related borrowers to make monthly payments only of accrued interest for the first 36, 60 or 120 months following origination. After such interest-only period, each such borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. If the monthly payment increases, a related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made or advanced on such mortgage loans for 36, 60 or 120 months following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the offered certificates that are purchased at a discount.

SECOND LIEN LOAN RISK

      Approximately 11.12% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicers may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicers would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

SILENT SECOND LIEN RISK

      Approximately 35.38% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are subject to a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio of such mortgage loans at origination is approximately 79.57% and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately 98.86%. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from an originator or from any other lender.

BALLOON LOAN RISK

      Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, the servicers will make limited advances as described in the pooling and servicing agreement. Approximately 6.13% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are balloon loans.

CREDIT SCORES MAY NOT ACCURATELY PREDICT THE PERFORMANCE OF THE MORTGAGE LOANS

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default over a two-year time period. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE CLASS A CERTIFICATES AND MEZZANINE CERTIFICATES

      The credit enhancement features of the transaction are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicers, the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

      A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement in the transaction, is not enough to protect your certificates from these losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

      The weighted average of the mortgage rates on the mortgage loans (net of certain fees and expenses, including any Net Swap Payment owed to a Swap Provider and any Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) is expected to be higher than the pass-through rates on the Class A Certificates and Mezzanine Certificates. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

o Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A Certificates and Mezzanine Certificates.

o The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A Certificates and Mezzanine Certificates. In addition, (i) the first adjustment of the rates for approximately 0.10% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date) will not occur until six months after the date of origination, (ii) the first adjustment of the rates for approximately 0.02% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date) will not occur until one year after the date of origination, (iii) the first adjustment of the rates for approximately 93.33% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date) will not occur until two years after the date of origination, (iv) the first adjustment of the rates for approximately 4.84% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date) will not occur until three years after the date of  origination  and
      (v) the first adjustment of the rates for approximately 1.71% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date) will not occur until five years after the date of origination. As a result, the pass-through rate on the Class A Certificates and Mezzanine Certificates may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the Class A Certificates and Mezzanine Certificates.

o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

EFFECT OF MORTGAGE RATES ON THE CERTIFICATES

      The Class A Certificates and Mezzanine Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates for the Class A Certificates and the Mezzanine Certificates is based on the weighted average of the mortgage rates on the mortgage loans, net of certain fees and expenses of the trust (including any Net Swap Payment owed to a Swap Provider and any Swap Termination Payment owed to a Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

      The adjustable-rate mortgage loans have mortgage rates that adjust based on six-month LIBOR. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally six months, one year, two years, three years or five years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

      A variety of factors could limit the pass-through rates on the Class A Certificates and the Mezzanine Certificates. Some of these factors are described below:

o The pass-through rates for the Class A Certificates and the Mezzanine Certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates generally six months, one year, two years, three years or five years following their origination. Consequently, the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the Class A Certificates and the Mezzanine Certificates are more likely to be limited.

o The index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Class A Certificates and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Class A Certificates and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A Certificates and Mezzanine Certificates may decline more slowly or increase more rapidly.

      If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there is sufficient available funds remaining after certain other distributions on the Class A Certificates and the Mezzanine Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to a Swap Provider and any Swap Termination Payment owed to a Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

      Amounts distributed on the Class A Certificates and Mezzanine Certificates in respect of such shortfalls may be supplemented by the Interest Rate Swap Agreements (to the extent that the floating payment by the Swap Providers exceeds the fixed payment by the trust on any distribution date and such amount is available in the priority described in this prospectus supplement) or the Cap Contract (to the extent that one-month LIBOR exceeds the low strike, subject to a limit as set forth therein) and such amount is available in the priority described in this prospectus supplement. However, the amount received from the Swap Providers under the Interest Rate Swap Agreements may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

RISKS ASSOCIATED WITH THE MEZZANINE CERTIFICATES

      The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, any Net Swap Payment received under the Interest Rate Swap Agreements and any amounts received under the Cap Contract, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth in this prospectus supplement.

      Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least March 2009 or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

      In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, Net Swap Payments received under the Interest Rate Swap Agreements, amounts received under the Cap Contract or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS

      When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicers are required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of such servicer's servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the servicers or the master servicer.

      On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by the servicers will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Class A Certificates and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. THE HOLDERS OF THE CLASS A CERTIFICATES AND MEZZANINE CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS. IF THESE SHORTFALLS ARE ALLOCATED TO THE CLASS A CERTIFICATES AND MEZZANINE CERTIFICATES, THE AMOUNT OF INTEREST DISTRIBUTED TO THOSE CERTIFICATES WILL BE REDUCED, ADVERSELY AFFECTING THE YIELD ON YOUR INVESTMENT.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN PRINCIPAL BALANCE OF MORTGAGE LOANS

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

      Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Approximately 26.93% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) had loan-to-value ratios (or combined loan-to-value ratios with respect to second lien mortgage loans) in excess of 80.00%, but no more than 100.00% at origination. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties.

GEOGRAPHIC CONCENTRATION

      The chart presented under "Summary of Terms--Mortgage Loans" lists the states with the highest concentrations of mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

      In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

o Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

o Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

o Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

HURRICANES MAY POSE SPECIAL RISKS

      During the late summer of 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The seller will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the seller will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal distributions on the Class A Certificates and Mezzanine Certificates. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring as a result of any other casualty event occurring after the closing date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

      The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the Class A Certificates or Mezzanine Certificates or impact the weighted average lives of such certificates.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

      The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted mortgage loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans. As a result, these mortgage loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

      Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower's credit experience.

      Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

      Each originator or the seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the related originator or seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

High Cost Loans

      None of the mortgage loans are "High Cost Loans" within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See "Certain Legal Aspects of Residential Loans--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" in the base prospectus.

      In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

      Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase such mortgage loan from the trust.

      See  "Certain   Legal   Aspects  of   Residential   Loans--Anti-Deficiency
Legislation,   Bankruptcy  Laws  and  Other   Limitations  on  Lenders"  in  the
prospectus.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

      The Class A Certificates and the Mezzanine Certificates will not represent an interest in or obligation of the depositor, the originator, the sponsor, the servicers, the master servicer, the trust administrator, the trustee or any of their respective affiliates. None of the Class A Certificates, the Mezzanine Certificates or the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the originator, the sponsor, the servicers, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Reserve Account will be the sole source of distributions on the Class A Certificates and the Mezzanine Certificates, and there will be no recourse to the depositor, the originator, the sponsor, the servicers, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided to the Class A Certificates and the Mezzanine Certificates.

THE INTEREST RATE SWAP AGREEMENTS AND THE SWAP PROVIDERS

      Any amounts received from a Swap Provider under the related Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and basis risk shortfalls, maintain the required level of overcollateralization and cover losses. However, no amounts will be payable by a Swap Provider unless the floating amount owed by such Swap Provider on a distribution date exceeds the fixed amount owed to such Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the related Interest Rate Swap Agreement) generally exceeds the rate applicable to the related Interest Rate Swap Agreement as set forth in this prospectus supplement. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreements, or that any such amounts that are received will be sufficient to maintain the required level of overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the mortgage loans. Any net payment payable to a Swap Provider under the terms of the related Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the related Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the related Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A Certificates and Mezzanine Certificates. In addition, any Swap Termination Payment payable to a Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) in the event of early termination of the related Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

      Upon early termination of an Interest Rate Swap Agreement, the trust or the related Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the related Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

      To the extent that distributions on the Class A Certificates and Mezzanine Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreements, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the related Interest Rate Swap Agreement.

THE CAP CONTRACT IS SUBJECT TO COUNTERPARTY RISK

      The assets of the trust include the Cap Contract, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the Class A Certificates and Mezzanine Certificates. To the extent that distributions on the Class A Certificates or Mezzanine Certificates depend in part on payments to be received by the trust administrator under the Cap Contract, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the counterparty to the Cap Contract. Although there is a mechanism in place to facilitate replacement of the Cap Contract upon the default or credit impairment of the Cap Contract counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement cap contract.

LACK OF LIQUIDITY

      The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK ENTRY SYSTEM

      Ownership of the offered certificates will be registered electronically with the Depository Trust Company. The lack of physical certificates could:

o result in distribution delays on the offered certificates because the trust administrator will be sending distributions on the certificates to the Depository Trust Company instead of directly to you;

o make it difficult to pledge the offered certificates if physical certificates are required by the party demanding the pledge; and

o hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement.

RIGHTS OF THE NIMS INSURER

      Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A Certificates and Mezzanine Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of servicer defaults or master servicer defaults and the right to direct the termination of the rights and obligations of the servicers or the master servicer under the pooling and servicing agreement in the event of a default by the servicers or the master servicer; (ii) the right to remove the trustee or the trust administrator or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer's consent will be required prior to, among other things, (i) the removal or replacement of the servicers, the master servicer, any successor servicer or successor master servicer, the trust administrator or the trustee,
(ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

      Investors in the offered certificates should note that:

o any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;
o     the rights to be granted to the NIMS Insurer, if any, are extensive;

o the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer's rights;

o such NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

o there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

NATURE OF THE MORTGAGE LOANS

      The mortgage loans in the trust were originated in accordance with the originator's underwriting guidelines described herein without regard to whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

REDUCTION OR WITHDRAWAL OF RATINGS

      Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS

      The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                          FORWARD LOOKING STATEMENTS

      In this prospectus supplement and the accompanying prospectus, we use certain forward looking statements. These forward looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement. Forward looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      (1)   economic conditions and industry competition;

      (2)   political and/or social conditions; and

      (3)   the law and government regulatory initiatives.

      We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                     AFFILIATIONS AND RELATED TRANSACTIONS

      UBS Securities LLC is an affiliate of Mortgage Asset Securitization Transactions, Inc. and UBS Real Estate Securities Inc. Each of Mortgage Asset Securitization Transactions, Inc. and UBS Real Estate Securities Inc. is a wholly owned subsidiary of UBS Americas Inc.

      There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm's length transaction with an unrelated third party, between (a) any of the sponsor, the depositor and the trust and (b) any of the servicers, the master servicer, the trust administrator, the trustee or the originators.

      The underwriter has provided warehouse financing to the sponsor that may be secured by some or all of the Mortgage Loans. The underwriter will release any and all of its liens on or security interests in the Mortgage Loans on or prior to the closing date.

      The UBS AG is an affiliate of the seller, the sponsor, the depositor and the underwriter.

                                DEFINED TERMS

      We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use in this prospectus supplement under the caption "Glossary of Terms" in this prospectus supplement. We define capitalized terms we use in the accompanying prospectus under the caption "Glossary of Terms" in the prospectus.

                               USE OF PROCEEDS

      The  sponsor  will  sell  the  mortgage  loans to the  depositor,  and the depositor will convey the mortgage loans to the trust in exchange for and concurrently with the delivery of the certificates. Net proceeds, after deduction of expenses payable by the depositor, equal to approximately $637,559,582, from the sale of the offered certificates and the Class CE and Class P Certificates will be applied by the depositor to the purchase of the mortgage loans from the sponsor. These net proceeds will represent the purchase price to be paid by the depositor to the sponsor for the mortgage loans. The sponsor will have acquired the mortgage loans from the originators prior to the sale of the mortgage loans to the depositor.

                      DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

      The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made by the originators at the time it sold the Mortgage Loans.

      The statistical information presented in this prospectus supplement relates to the Mortgage Loans and related Mortgaged Properties as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Prior to the issuance of the certificates, Mortgage Loans may be removed from the trust fund as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other Mortgage
Loans may be included in the trust fund prior to the issuance of the certificates unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Loans as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary. Any statistic presented on a weighted average basis or any statistic based the aggregate principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

      If any material pool characteristic of the Mortgage Loans on the Closing Date differs by 5% or more from the description of the Mortgage Loans in this prospectus supplement, the depositor will file updated pool characteristics by Form 8-K within four days following the Closing Date.

      Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the Cut-off Date Principal Balance.

      The trust will consist of a pool of residential mortgage loans consisting of 3,652 Mortgage Loans having a Cut-off Date Principal Balance of approximately $660,232,251 .

      All of the Mortgage Loans will be secured by first and second mortgages or deeds of trust or other similar security instruments which create first and second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

      The Mortgage Loans will generally consist of mortgages to subprime borrowers. Each of the Mortgage Loans was selected from the sponsor's portfolio of mortgage loans. The Mortgage Loans were originated by the originators or acquired by the originators in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the originators in accordance with their underwriting standards. A description of the underwriting standards used by the originators who have more than 20% of the Mortgage Loans are set forth under "The Originators" in this prospectus supplement.

      The depositor will purchase the Mortgage Loans from the sponsor pursuant to the Mortgage Loan Purchase Agreement. Pursuant to the Pooling and Servicing Agreement, the depositor will cause the Mortgage Loans and the depositor's rights under the Mortgage Loan Purchase Agreement to be assigned to the trustee for the benefit of the certificateholders. See "The Pooling and Servicing Agreement" in this prospectus supplement.

      Under the Mortgage Loan Purchase Agreement, each originator will make certain representations and warranties to the depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans. Subject to certain limitations, each originator will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the certificateholders' interests in such Mortgage Loan. The sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the offered certificates in its capacity as seller. The originators will not have any obligation with respect to the offered certificates other than the repurchase or substitution obligations described above.

      The Mortgage Loans are subject to the "due-on-sale" provisions included therein which provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

      Each   Mortgage   Loan  will  accrue   interest  at  the  Mortgage   Rate.
Approximately 82.61% of the Mortgage Loans are Adjustable-Rate Mortgage Loans and approximately 17.39% of the Mortgage Loans are Fixed-Rate Mortgage Loans.

      Each Fixed-Rate Mortgage Loan has a Mortgage Rate that is fixed for the life of such Mortgage Loan.

      Each Adjustable-Rate Mortgage Loan accrues interest at a Mortgage Rate that is adjustable following an initial period of two years or three years following origination. Generally, the Adjustable-Rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each Adjustment Date applicable thereto; provided, that the first adjustment for the Adjustable-Rate Mortgage Loans will occur after an initial period of six months in the case of approximately 0.10% of the Adjustable-Rate Mortgage Loans, one year in the case of approximately 0.02% of the Adjustable-Rate Mortgage Loans, two years in the case of approximately 93.33% of the Adjustable-Rate Mortgage Loans, three years in the case of approximately 4.84% of the Adjustable-Rate Mortgage Loans and five years in the case of approximately 1.71% of the Adjustable-Rate Mortgage Loans. On each Adjustment Date for each Adjustable-Rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of Six-Month LIBOR and the Gross Margin. The Mortgage Rate on any Adjustable-Rate Mortgage Loan will not decrease or increase by more than a stated percentage (up to a maximum of no more than 3.000% per annum, as specified in the related mortgage note) on the first related Adjustment Date and will not increase or decrease by more than a stated percentage (up to a maximum of no more than 3.000% per annum, as specified in the related mortgage note) on any Adjustment Date thereafter. The Adjustable-Rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.295% per annum and a weighted average Periodic Rate Cap of approximately 1.352% per annum thereafter. Each Mortgage Rate on each Adjustable-Rate Mortgage Loan will not exceed the Maximum Mortgage Rate or be less than the Minimum Mortgage Rate. Effective with the first monthly payment due on each Adjustable-Rate Mortgage Loan (other than the Interest Only Mortgage Loans), after each related Adjustment Date the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Adjustable-Rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Adjustable-Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. None of the Adjustable-Rate Mortgage Loans will permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

      Approximately 25.39% of the Mortgage Loans, require the borrowers to make monthly payments only of accrued interest for the first 36, 60 or 120 months following origination. At the end of such periods, the monthly payments on each such Interest Only Mortgage Loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate.

      Approximately 71.35% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, such Mortgage Loan provides for payment of a prepayment charge on partial prepayments and prepayments in full made within a stated number of months that is between 12 months and 36 months from the date of origination of such Mortgage Loan. The amount of the prepayment charge is provided in the related mortgage note and is generally equal to six months' interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12 month period. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the Pooling and Servicing Agreement, each servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicers with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

      Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act") permits the collection of prepayment charges and late fees in connection with some types of eligible loans and pre-empts any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted against the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in this prospectus supplement. The Office of Thrift Supervision ("OTS") has withdrawn its favorable Parity Act regulations and Chief Counsel Opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges, decisions by any servicer with respect to the waiver thereof and the amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Prepayment Charges and Prepayments" in the prospectus.

      The Index. The index with respect to the Adjustable-Rate Mortgage Loans is Six-Month LIBOR. If the Index becomes unpublished or is otherwise unavailable, the related servicer will select an alternative index which is based upon comparable information.

MORTGAGE LOAN STATISTICS

      The following statistical information, unless otherwise specified, is based upon the percentages of the Cut-off Date Principal Balances of the Mortgage Loans.

      Approximately 26.93% of the Mortgage Loans had loan-to-value ratios at origination in excess of 80.00%. No Mortgage Loans had a loan-to-value ratio at origination in excess of 100.00%. The weighted average loan-to-value ratio of the Mortgage Loans at origination was approximately 80.07%. There can be no assurance that the loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, an originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

      All of the Mortgage Loans have a Due Date on the first day of the month.

      The weighted average remaining term to maturity of the Mortgage Loans was approximately 351 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to December 2004 or after January 2006 or has a remaining term to maturity of less than 56 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is December 2035.

      The average original Principal Balance of the Mortgage Loans at origination was approximately $181,154. The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $180,786. No Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $972,986 or less than approximately $4,935.

      As of the Cut-off Date, the Mortgage Loans had Mortgage Rates of not less than 5.125% per annum and not more than 13.750% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.622% per annum. As of the Cut-off Date, the Adjustable-Rate Mortgage Loans had Gross Margins ranging from 2.893% per annum to 8.000% per annum, Minimum Mortgage Rates ranging from 5.125% per annum to 12.200% per annum and Maximum Mortgage Rates ranging from 11.125% per annum to 18.250% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Mortgage Loans was approximately 5.588% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately 7.311% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately 13.315% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Mortgage Loan occurs in November 2010 and the weighted average months until the next Adjustment Date for all of the Adjustable-Rate Mortgage Loans is approximately 22 months.

      The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding and the column titled "Weighted Average FICO" does not include any Mortgage Loan for which a credit score was not available):


                                                  ORIGINATORS OF THE MORTGAGE LOANS

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
                         MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
     ORIGINATOR           LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
Fremont Investment &
Loan .................      2,740  $459,580,941         69.61%  $ 167,730      7.672%      79.49%        628      51.92%      12.58%
Impac/Novelle ........        832   182,752,830         27.68     219,655      7.507       81.84         625      46.83        7.73
First Street Financial         77    17,197,095          2.60     223,339      7.506       76.60         642      31.96        8.51
Equity Financial Inc.           1       320,390          0.05     320,390      6.990       70.00         560     100.00        0.00
Dream House Mortgage
Corp. ................          1       222,987          0.03     222,987      8.375       80.00         552       0.00        0.00
National City Mortgage          1       158,008          0.02     158,008      9.000      100.00         636     100.00        0.00
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============



                                      CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
RANGE OF CUT-OFF DATE    MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
PRINCIPAL BALANCES ($)    LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
 50,000 or less  .....        635  $ 18,386,712          2.78%  $  28,955     10.453%      98.64%        634      64.18%      98.18%
 50,001 -100,000 .....        733    55,699,871          8.44      75,989      9.372       89.06         635      48.54       59.50
100,001 -150,000 .....        610    75,365,717         11.42     123,550      8.173       81.37         626      56.72       22.48
150,001 -200,000 .....        482    84,006,116         12.72     174,287      7.574       77.16         615      62.92        5.32
200,001 -250,000 .....        311    69,778,987         10.57     224,370      7.423       76.99         618      58.05        0.32
250,001 -300,000 .....        233    64,160,634          9.72     275,368      7.175       77.80         629      54.91        0.90
300,001 -350,000 .....        170    55,225,099          8.36     324,854      7.207       78.20         622      48.31        0.00
350,001 -400,000 .....        143    53,311,358          8.07     372,807      7.161       77.76         625      34.76        0.00
400,001 -450,000 .....         98    41,773,971          6.33     426,265      7.128       80.27         636      50.08        0.00
450,001 -500,000 .....         60    28,413,459          4.30     473,558      7.099       79.69         639      39.87        0.00
500,001 -550,000 .....         43    22,569,648          3.42     524,876      6.878       77.70         652      48.69        0.00
550,001 -600,000 .....         38    21,964,531          3.33     578,014      6.925       81.52         648      36.70        0.00
600,001 -650,000 .....         14     8,724,627          1.32     623,188      7.125       81.42         654      35.56        0.00
650,001 -700,000 .....         23    15,458,056          2.34     672,089      7.053       79.06         629      25.92        0.00
700,001 -750,000 .....         44    32,283,796          4.89     733,723      7.302       79.52         627      31.83        0.00
750,001 -800,000 .....          3     2,393,042          0.36     797,681      7.301       81.40         662      33.32        0.00
800,001 -850,000 .....          3     2,524,950          0.38     841,650      7.089       80.07         648      66.62        0.00
850,001 -900,000 .....          5     4,373,675          0.66     874,735      7.207       67.59         601      40.49        0.00
900,001 -950,000 .....          2     1,885,016          0.29     942,508      7.423       72.40         574     100.00        0.00
950,001 -1,000,000  ..          2     1,932,986          0.29     966,493      6.786       80.00         648       0.00        0.00
                        ---------  ------------  ------------
    TOTAL ............      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

----------------------------
(1) The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $180,786.

                                               CREDIT SCORES FOR THE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
                         MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
RANGE OF CREDIT SCORES    LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
500 - 519 ............         73  $ 14,090,401          2.13%  $ 193,019      8.746%      67.27%        511      76.66%       0.00%
520 - 539 ............        128    25,841,021          3.91     201,883      8.332       70.41         531      60.50        0.00
540 - 559 ............        180    34,808,472          5.27     193,380      8.177       71.03         549      47.48        0.66
560 - 579 ............        213    37,907,705          5.74     177,970      7.897       74.03         569      48.83        1.38
580 - 599 ............        433    76,561,160         11.60     176,816      7.683       79.00         589      54.03        6.92
600 - 619 ............        577   104,024,238         15.76     180,285      7.571       79.93         609      55.70        9.08
620 - 639 ............        652   108,510,387         16.44     166,427      7.793       82.20         630      45.82       16.97
640 - 659 ............        480    84,057,313         12.73     175,119      7.427       82.26         648      48.64       15.17
660 - 679 ............        345    61,433,116          9.30     178,067      7.277       83.76         669      52.23       16.26
680 - 699 ............        269    56,510,119          8.56     210,075      7.114       82.87         689      41.59       13.01
700 - 719 ............        109    20,348,625          3.08     186,685      7.194       85.51         708      42.12       16.29
720 - 739 ............         83    15,726,795          2.38     189,479      7.474       85.72         728      38.69       17.52
740 - 759 ............         45     8,158,898          1.24     181,309      7.201       82.84         750      42.12       16.86
760 - 779 ............         34     7,471,166          1.13     219,740      7.048       83.00         770      43.33        8.32
780 - 799 ............         22     3,510,475          0.53     159,567      8.120       87.62         786      38.76       30.74
800 - 819 ............          9     1,272,358          0.19     141,373      8.834       76.64         805      42.09       20.56
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

----------------------------
(1) The weighted average credit score of the Mortgage Loans that had credit scores was approximately 628.



                                         ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
  RANGE OF ORIGINAL      MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
   TERMS (MONTHS)         LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
180 or less ..........        426  $ 20,521,529          3.11%  $  48,173     10.428%      95.54%        653      46.55%      92.60%
181 - 240 ............          9       533,299          0.08      59,255      7.952       84.70         652      94.62       44.28
301 - 360 ............      3,217   639,177,423         96.81     198,687      7.532       79.56         627      50.09        8.48
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

--------------------
(1) The weighted average original term to maturity of the Mortgage Loans was approximately 354 months.



                                        REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
  RANGE OF REMAINING     MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
    TERMS (MONTHS)        LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
180 or less ..........        426  $ 20,521,529          3.11%  $  48,173     10.428%      95.54%        653      46.55%      92.60%
181 - 240 ............          9       533,299          0.08      59,255      7.952       84.70         652      94.62       44.28
301 - 360 ............      3,217   639,177,423         96.81     198,687      7.532       79.56         627      50.09        8.48
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

----------------------------
(1) The weighted average remaining term to maturity of the Mortgage Loans was approximately 351 months.

                                                PROPERTY TYPES OF THE MORTGAGE LOANS

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
                         MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
    PROPERTY TYPE         LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
Single Family ........      2,992  $528,727,277         80.08%  $ 176,714      7.612%      80.04%        626      51.38%      11.10%
Two Family ...........        238    43,907,191          6.65     184,484      7.805       80.65         634      42.55       16.10
Condominium ..........        259    41,787,731          6.33     161,343      7.670       80.15         640      54.10       12.42
Pud ..................         89    24,735,658          3.75     277,929      7.403       82.15         627      42.85        6.89
Three Family .........         25     8,653,264          1.31     346,131      7.741       75.74         626      18.20        2.50
Four Family ..........         18     5,775,274          0.87     320,849      7.873       72.62         641      42.21        0.34
Pud Detached .........         23     5,182,359          0.78     225,320      7.336       82.18         633      48.13        8.53
High Rise Condo (gt
8 floors) ............          3       607,177          0.09     202,392      7.055       85.37         643      27.23        0.00
Pud Attached .........          2       524,845          0.08     262,422      7.579       84.00         641       0.00       19.98
Townhouse ............          3       331,475          0.05     110,492      8.578       73.17         568       0.00        0.00
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============



                                              OCCUPANCY STATUS OF THE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
                         MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
   OCCUPANCY STATUS       LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
Owner Occupied .......      3,371  $614,570,604         93.08%  $ 182,311      7.592%      80.36%        626      52.16%      11.85%
Investor Occupied ....        244    36,681,571          5.56     150,334      8.161       75.64         653      23.17        1.65
Second Home ..........         37     8,980,077          1.36     242,705      7.471       78.15         659      12.86        0.00
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

----------------------------
(1)   Occupancy as represented by the mortgagor at the time of origination.



                                                    PURPOSE OF THE MORTGAGE LOANS

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
                         MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
       PURPOSE            LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
Purchase .............      2,082  $305,575,913         46.28%  $ 146,770      7.807%      83.81%        643      49.48%      19.46%
Cash Out Refinance ...      1,253   287,771,238         43.59     229,666      7.424       76.91         615      50.25        3.11
Debt Consolidation ...        179    37,323,613          5.65     208,512      7.634       76.01         606      55.57        7.03
Rate & Term Refinance          84    17,078,546          2.59     203,316      7.887       80.87         615      40.37       11.64
Home Improvement .....         54    12,482,941          1.89     231,166      7.260       72.25         615      54.11        3.11
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

                                      ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS(1)(2)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
  RANGE OF ORIGINAL         OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
    LOAN-TO-VALUE        MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
      RATIOS (%)          LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
  50.00 or less ......         78  $ 12,917,711          1.96%  $ 165,612      7.599%      41.91%        578      59.84%       0.00%
50.01-  55.00 ........         37     7,779,266          1.18     210,250      7.304       52.97         583      45.39        0.00
55.01-  60.00 ........         73    15,259,936          2.31     209,040      7.538       58.51         597      40.92        0.00
60.01-  65.00 ........        138    30,211,578          4.58     218,924      8.010       63.49         585      39.67        0.00
65.01-  70.00 ........        207    49,182,822          7.45     237,598      7.573       68.79         599      38.87        0.00
70.01-  75.00 ........        181    47,795,506          7.24     264,064      7.516       74.03         591      49.33        0.47
75.01-  80.00 ........      1,289   319,271,811         48.36     247,690      7.033       79.76         639      54.02        0.00
80.01-  85.00 ........        115    29,838,562          4.52     259,466      7.377       84.20         616      47.40        0.23
85.01-  90.00 ........        188    41,261,712          6.25     219,477      7.517       89.72         632      60.67        2.95
90.01-  95.00 ........        249    30,779,745          4.66     123,613      8.165       94.58         641      46.24       14.94
95.01- 100.00 ........      1,097    75,933,601         11.50      69,219     10.030       99.89         653      42.31       88.63
                        ---------  ------------  ------------
    TOTAL ............      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

--------------------
(1) The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately 80.07%. (2) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.



                          GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE MORTGAGE LOANS

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
                         MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
      LOCATION            LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
Southern California ..        664  $172,142,121         26.07%  $ 259,250      7.425%      79.60%        632      45.79%      11.79%
Northern California ..        323    87,420,875         13.24     270,653      7.287       80.23         637      49.07       10.09
Florida ..............        499    73,958,594         11.20     148,214      7.752       79.55         622      49.81        8.91
New York .............        193    45,998,018          6.97     238,332      7.853       81.00         627      35.87       15.81
Maryland .............        255    45,935,810          6.96     180,140      7.723       79.47         619      60.86        9.41
New Jersey ...........        142    29,099,599          4.41     204,927      7.947       79.24         630      44.28       10.81
Virginia .............        119    24,305,202          3.68     204,245      7.705       79.26         611      45.27        9.99
Illinois .............        194    24,001,011          3.64     123,717      7.712       81.71         631      58.35       13.12
Arizona ..............         92    14,796,833          2.24     160,835      7.707       78.94         623      48.75        7.76
Nevada ...............         59    11,947,291          1.81     202,496      7.749       79.35         627      45.37        9.97
Other ................      1,112   130,626,898         19.78     117,470      7.791       80.97         625      58.68       11.52
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============



                           ZIP CODE DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE MORTGAGE LOANS

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
                         MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
      ZIP CODE            LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
92562 ................          9  $  3,684,348          0.56%  $ 409,372      8.028%      81.11%        621      29.52%      13.07%
92705 ................          5     3,275,860          0.50     655,172      7.584       65.17         611      65.67        6.86
94531 ................          6     2,433,710          0.37     405,618      7.197       84.83         637      63.64        3.59
95608 ................         10     2,345,532          0.36     234,553      7.586       83.55         632     100.00       14.85
91761 ................          9     2,251,653          0.34     250,184      6.858       77.65         636      38.89        7.05
20772 ................          9     2,241,540          0.34     249,060      8.231       80.12         589      89.32        2.00
20721 ................          7     2,217,670          0.34     316,810      7.485       70.94         604      49.60        0.00
92509 ................         10     2,141,569          0.32     214,157      7.309       80.63         635      68.77       14.52
90712 ................          6     2,110,492          0.32     351,749      8.238       81.31         629      21.38       11.78
92882 ................          9     2,108,478          0.32     234,275      7.816       88.24         646      24.16       22.31
Other ................      3,572   635,421,397         96.24     177,890      7.621       80.11         628      49.83       11.18
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============


                                            DOCUMENTATION LEVELS OF THE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
          S&P            MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
  DOCUMENTATION LEVEL     LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
Full Doc (Z) ((1)) ...      2,010  $330,201,207         50.01%  $ 164,279      7.339%      80.07%        623     100.00%       9.34%
Limited Doc (Y) ((2))         380    78,522,882         11.89     206,639      7.250       80.53         635       0.00       11.05
No Doc (C) ((3)) .....         21     3,990,000          0.60     190,000      8.201       88.23         691       0.00        0.00
Reduced Doc (X) ((4))          24     7,936,328          1.20     330,680      7.482       85.32         637       0.00        0.63
Stated Doc (V) ((5)) .      1,217   239,581,834         36.29     196,863      8.130       79.60         631       0.00       14.13
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

--------------------
(1)   Z: 24 months or more Income Verification and Employment Verification.
(2)   Y: 12 to 23 months Income Verification and Employment Verification
(3)   C: No Employment/Income Verification
(4)   X: 11 months of less Income Verification and Employment Verification
(5)   V: Verbal Verification of Employment



                                              RISK CATEGORIES OF THE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
                         MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
     RISK CATEGORY        LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
A+X ..................      1,389  $297,566,297         45.07%  $ 214,231      7.144%      78.59%        637      56.03%       1.95%
ALTB,A ...............        653   144,739,375         21.92     221,653      7.461       83.17         632      45.87        8.92
XTA ..................        836    50,873,182          7.71      60,853     10.164       99.59         652      40.73      100.00
AXP ..................        175    40,434,624          6.12     231,055      7.462       75.74         607      47.22        1.39
A-X ..................        130    27,860,553          4.22     214,312      7.655       73.24         601      42.24        1.33
ALTB,A- ..............         96    23,286,275          3.53     242,565      7.612       77.44         591      49.17        0.00
BXP ..................         88    18,701,038          2.83     212,512      7.866       70.21         588      39.24        1.03
CXP ..................         85    17,125,045          2.59     201,471      8.618       69.81         576      49.84        0.04
AA ...................         59    12,376,330          1.87     209,768      7.445       79.21         657      27.87       11.83
ALTB,B ...............         32     6,692,709          1.01     209,147      7.444       71.59         581      65.58        0.00
C-X ..................         33     6,385,302          0.97     193,494     10.448       66.38         572      62.90        0.26
B ....................          8     2,241,272          0.34     280,159      7.418       65.25         597      45.53        0.00
ALTB,C ...............         12     2,125,735          0.32     177,145      7.689       61.30         562      90.93        0.00
NOCREDQUAL ...........          6     1,672,080          0.25     278,680      6.802       82.98         660      61.67        5.78
EXPRESS2 .............          7     1,613,342          0.24     230,477      8.353       83.86         657       0.00        0.00
A+ ...................          4     1,187,930          0.18     296,982      7.114       84.64         619      61.12        0.00
SCOREONE .............         16     1,117,393          0.17      69,837     10.920       98.71         664      28.49      100.00
EXPRESS1 .............          5     1,007,390          0.15     201,478      7.826       90.34         740       0.00        0.00
A- ...................          4       789,855          0.12     197,464      7.967       73.23         618       8.68        0.00
No Grade Available ...          3       701,385          0.11     233,795      7.883       79.94         575      68.21        0.00
DXP ..................          4       634,899          0.10     158,725      9.983       72.07         551      68.89        0.00
SERIES3+ .............          5       498,532          0.08      99,706      7.357       60.18         612      14.31        0.00
C ....................          1       369,309          0.06     369,309      8.400       43.53         554       0.00        0.00
CX ...................          1       232,400          0.04     232,400     10.600       70.00         611     100.00        0.00
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

                                           CURRENT MORTGAGE RATES OF THE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
   RANGE OF CURRENT      MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
    MORTGAGE RATES        LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
 5.001-  5.500 .......         17  $  6,076,331          0.92%  $ 357,431      5.392%      78.24%        679      90.92%       0.00%
 5.501-  6.000 .......        121    38,719,148          5.86     319,993      5.847       78.57         662      71.18        0.00
 6.001-  6.500 .......        290    84,851,152         12.85     292,590      6.329       77.47         652      63.17        0.00
 6.501-  7.000 .......        557   144,981,694         21.96     260,290      6.822       77.79         636      57.97        0.00
 7.001-  7.500 .......        441   107,295,303         16.25     243,300      7.295       78.45         623      54.47        0.00
 7.501-  8.000 .......        406    98,581,768         14.93     242,812      7.787       77.16         612      35.27        0.06
 8.001-  8.500 .......        231    47,933,266          7.26     207,503      8.285       78.55         597      34.29        0.66
 8.501-  9.000 .......        256    36,475,761          5.52     142,483      8.778       78.82         593      42.88       14.70
 9.001-  9.500 .......        263    23,998,343          3.63      91,248      9.288       90.43         629      40.61       50.85
 9.501- 10.000 .......        258    22,890,914          3.47      88,724      9.859       93.10         649      17.71       68.56
10.001- 10.500 .......        170    13,260,336          2.01      78,002     10.305       93.44         627      32.60       78.64
10.501- 11.000 .......        237    14,747,954          2.23      62,228     10.811       92.32         610      55.60       77.65
11.001- 11.500 .......        225    12,840,186          1.94      57,067     11.256       94.48         613      46.11       86.25
11.501- 12.000 .......         98     6,106,173          0.92      62,308     11.795       94.33         615      21.82       89.31
12.001- 12.500 .......         73     1,368,635          0.21      18,748     12.248       94.05         604      38.52       92.41
12.501- 13.000 .......          4        46,356          0.01      11,589     12.818       90.92         605      80.84      100.00
13.001- 13.500 .......          4        52,746          0.01      13,187     13.250       91.40         598      72.38      100.00
13.501- 14.000 .......          1         6,186          0.00       6,186     13.750       80.00         564     100.00      100.00
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

----------------------------
(1) The weighted average current Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 7.622% per annum.



                                       GROSS MARGINS OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
RANGE OF GROSS MARGINS   MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
         (%)              LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
   4.000 or less .....         36  $ 10,762,132          1.97%  $ 298,948      5.711%      77.46%        670      67.12%       0.00%
 4.001-  4.500 .......        111    33,832,055          6.20     304,793      6.074       78.09         659      69.28        0.00
 4.501-  5.000 .......        273    70,645,512         12.95     258,775      6.527       78.63         646      68.33        0.00
 5.001-  5.500 .......        410   104,789,821         19.21     255,585      6.989       77.98         633      56.61        0.00
 5.501-  6.000 .......        687   175,976,143         32.27     256,152      7.314       79.84         624      46.62        0.00
 6.001-  6.500 .......        331    77,444,708         14.20     233,972      7.872       77.66         601      42.82        0.00
 6.501-  7.000 .......        363    69,748,103         12.79     192,144      8.811       72.58         583      34.20        0.00
 7.001-  7.500 .......          7     2,051,124          0.38     293,018      7.911       70.39         609       7.70        0.00
 7.501-  8.000 .......          1       138,472          0.03     138,472      9.700       85.00         613       0.00        0.00
                        ---------  ------------  ------------
     TOTAL ...........      2,219  $545,388,071        100.00%  $ 245,781      7.315%      77.90%        623      50.88%       0.00%
                        =========  ============  ============

----------------------------
(1) The weighted average Gross Margin of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 5.588% per annum.

                                   NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
                         MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
 NEXT ADJUSTMENT DATE     LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
March 1, 2006 ........          1  $    458,490          0.08%  $ 458,490      8.175%      80.00%        596       0.00%       0.00%
July 1, 2006 .........          1        84,503          0.02      84,503      6.990       59.86         580     100.00        0.00
October 1, 2006 ......          1        91,458          0.02      91,458      8.125       69.95         692       0.00        0.00
November 1, 2006 .....          1       355,162          0.07     355,162      6.750       80.00         610     100.00        0.00
March 1, 2007 ........          1       158,008          0.03     158,008      9.000      100.00         636     100.00        0.00
April 1, 2007 ........          1       520,000          0.10     520,000      7.250       80.00         655       0.00        0.00
July 1, 2007 .........          4       885,099          0.16     221,275      7.359       78.90         607       0.00        0.00
August 1, 2007 .......         33     9,550,414          1.75     289,406      6.501       83.49         644      55.54        0.00
September 1, 2007 ....        172    48,898,381          8.97     284,293      7.099       80.54         624      40.48        0.00
October 1, 2007 ......        434   104,690,372         19.20     241,222      7.332       77.99         618      53.53        0.00
November 1, 2007 .....      1,441   343,932,608         63.06     238,676      7.382       77.21         623      52.21        0.00
August 1, 2008 .......          5     1,283,576          0.24     256,715      6.585       90.90         626      67.44        0.00
September 1, 2008 ....         24     5,312,997          0.97     221,375      6.803       83.61         633      46.84        0.00
October 1, 2008 ......         30     8,655,213          1.59     288,507      7.268       78.47         626      43.51        0.00
November 1, 2008 .....         40    10,724,076          1.97     268,102      7.667       77.57         629      35.40        0.00
December 1, 2008 .....          1       440,234          0.08     440,234      7.400       90.00         667       0.00        0.00
September 1, 2010 ....          5     1,460,887          0.27     292,177      5.843       77.53         647      77.50        0.00
October 1, 2010 ......         11     3,917,111          0.72     356,101      6.479       74.54         650      67.56        0.00
November 1, 2010 .....         13     3,969,484          0.73     305,345      6.911       77.49         629      37.38        0.00
                        ---------  ------------  ------------
     TOTAL ...........      2,219  $545,388,071        100.00%  $ 245,781      7.315%      77.90%        623      50.88%       0.00%
                        =========  ============  ============

----------------------------
(1) The weighted average months until the next Adjustment Date for the Adjustable-Rate Mortgage Loans as of the Cut-off Date is approximately 22 months.



                                   MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
   RANGE OF MAXIMUM      MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
  MORTGAGE RATES (%)      LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
11.001 - 11.500 ......         16  $  5,939,207          1.09%  $ 371,200      5.390%      78.20%        679      90.71%       0.00%
11.501 - 12.000 ......        116    36,113,950          6.62     311,327      5.899       78.50         658      68.37        0.00
12.001 - 12.500 ......        252    75,018,819         13.76     297,694      6.333       78.13         650      61.13        0.00
12.501 - 13.000 ......        505   131,927,023         24.19     261,242      6.823       78.38         636      58.53        0.00
13.001 - 13.500 ......        397    96,901,051         17.77     244,083      7.293       78.64         623      56.69        0.00
13.501 - 14.000 ......        388    95,366,809         17.49     245,791      7.792       77.17         610      35.65        0.00
14.001 - 14.500 ......        224    47,041,903          8.63     210,008      8.276       78.79         595      34.85        0.00
14.501 - 15.000 ......        161    29,363,885          5.38     182,384      8.753       74.69         578      38.02        0.00
15.001 - 15.500 ......         65    11,767,872          2.16     181,044      9.204       80.48         585      20.92        0.00
15.501 - 16.000 ......         44     6,987,286          1.28     158,802      9.725       79.18         577      20.61        0.00
16.001 - 16.500 ......         15     2,832,618          0.52     188,841     10.342       71.16         545      28.53        0.00
16.501 - 17.000 ......         18     3,605,629          0.66     200,313     10.701       67.62         548      42.42        0.00
17.001 - 17.500 ......         12     1,765,096          0.32     147,091     11.257       62.19         597      72.09        0.00
17.501 - 18.000 ......          5       653,009          0.12     130,602     11.776       64.32         551      49.08        0.00
18.001 - 18.500 ......          1       103,914          0.02     103,914     12.200       65.00         531       0.00        0.00
                        ---------  ------------  ------------
     TOTAL ...........      2,219  $545,388,071        100.00%  $ 245,781      7.315%      77.90%        623      50.88%       0.00%
                        =========  ============  ============

----------------------------
(1) The weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 13.315% per annum.

                                   MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
   RANGE OF MINIMUM      MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
   MORTAGE RATES (%)      LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
 5.001 -  5.500 ......         16  $  5,939,207          1.09%  $ 371,200      5.390%      78.20%        679      90.71%       0.00%
 5.501 -  6.000 ......        109    34,840,495          6.39     319,638      5.840       78.50         659      69.55        0.00
 6.001 -  6.500 ......        255    75,446,416         13.83     295,868      6.341       78.14         650      60.91        0.00
 6.501 -  7.000 ......        509   132,948,029         24.38     261,195      6.828       78.39         636      58.51        0.00
 7.001 -  7.500 ......        404    98,492,851         18.06     243,794      7.302       78.63         623      56.27        0.00
 7.501 -  8.000 ......        387    94,628,552         17.35     244,518      7.790       77.22         611      35.59        0.00
 8.001 -  8.500 ......        222    46,648,195          8.55     210,127      8.283       78.59         595      34.56        0.00
 8.501 -  9.000 ......        160    29,266,747          5.37     182,917      8.761       74.68         576      37.91        0.00
 9.001 -  9.500 ......         64    11,518,867          2.11     179,982      9.234       81.04         584      21.87        0.00
 9.501 - 10.000 ......         44     7,086,544          1.30     161,058      9.744       79.01         574      20.32        0.00
10.001 - 10.500 ......         15     2,832,618          0.52     188,841     10.342       71.16         545      28.53        0.00
10.501 - 11.000 ......         16     3,217,531          0.59     201,096     10.855       65.93         550      44.78        0.00
11.001 - 11.500 ......         12     1,765,096          0.32     147,091     11.257       62.19         597      72.09        0.00
11.501 - 12.000 ......          5       653,009          0.12     130,602     11.776       64.32         551      49.08        0.00
12.001 - 12.500 ......          1       103,914          0.02     103,914     12.200       65.00         531       0.00        0.00
                        ---------  ------------  ------------
     TOTAL ...........      2,219  $545,388,071        100.00%  $ 245,781      7.315%      77.90%        623      50.88%       0.00%
                        =========  ============  ============

----------------------------
(1) The weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 7.311% per annum.



                                 INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
   INITIAL PERIODIC      MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
     RATE CAPS (%)        LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
1.000 ................          1  $    458,490          0.08%  $ 458,490      8.175%      80.00%        596       0.00%       0.00%
2.000 ................      1,614   383,775,627         70.37     237,779      7.323       76.88         624      53.96        0.00
3.000 ................        604   161,153,954         29.55     266,811      7.293       80.31         622      43.67        0.00
                        ---------  ------------  ------------
     TOTAL ...........      2,219  $545,388,071        100.00%  $ 245,781      7.315%      77.90%        623      50.88%       0.00%
                        =========  ============  ============

----------------------------
(1)   Relates solely to initial rate adjustments.



                               SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
  SUBSEQUENT PERIODIC    MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
     RATE CAPS (%)        LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
1.000 ................        604  $161,520,987         29.62%  $ 267,419      7.295%      80.32%        622      43.57%       0.00%
1.500 ................      1,613   383,552,640         70.33     237,788      7.322       76.88         624      53.99        0.00
2.000 ................          1       222,987          0.04     222,987      8.375       80.00         552       0.00        0.00
3.000 ................          1        91,458          0.02      91,458      8.125       69.95         692       0.00        0.00
                        ---------  ------------  ------------
     TOTAL ...........      2,219  $545,388,071        100.00%  $ 245,781      7.315%      77.90%        623      50.88%       0.00%
                        =========  ============  ============

----------------------------
(1)   Relates to all rate adjustments subsequent to initial rate adjustments.

                                                  LIEN STATUS OF THE MORTGAGE LOANS

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
                         MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
     LIEN STATUS          LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
First ................      2,393  $586,815,771         88.88%  $ 245,222      7.285%      77.65%        625      51.01%       0.00%
Second ...............      1,259    73,416,480         11.12      58,313     10.314       99.35         651      42.01      100.00
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============



                                                 PRODUCT TYPE OF THE MORTGAGE LOANS

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
                         MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
     PRODUCT TYPE         LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
10 YR Fixed ..........        111  $  1,232,265          0.19%  $  11,101     11.310%      93.49%        627      71.41%      90.12%
15 YR Balloon ........        197    15,595,716          2.36      79,166     10.639       98.98         662      40.02      100.00
15 YR Fixed ..........        118     3,693,548          0.56      31,301      9.240       81.71         619      65.82       62.19
1/6 Month LIBOR ......          1        91,458          0.01      91,458      8.125       69.95         692       0.00        0.00
20 YR Fixed ..........          9       533,299          0.08      59,255      7.952       84.70         652      94.62       44.28
2/6 Month LIBOR ......      1,552   335,447,193         50.81     216,139      7.530       76.38         611      50.87        0.00
2/6 Month LIBOR - 40
YR ...................         70    22,238,435          3.37     317,692      7.672       76.87         642      22.37        0.00
2/6 Month LIBOR - 60
Month IO .............        464   150,824,415         22.84     325,053      6.830       81.16         646      56.76        0.00
2/6 Month LIBOR -120
Month IO .............          1       480,000          0.07     480,000      6.990       80.00         612       0.00        0.00
30 YR Fixed ..........        987    89,713,007         13.59      90,895      8.890       89.73         648      45.78       60.39
30 YR Fixed - 60
Month IO .............          5     1,626,698          0.25     325,340      6.497       79.72         653      48.36        0.00
30 YR Fixed -120
Month IO .............          2       815,000          0.12     407,500      6.572       83.54         649     100.00        0.00
3/6 Month LIBOR ......         70    15,647,727          2.37     223,539      7.463       78.94         615      44.54        0.00
3/6 Month LIBOR - 36
Month IO .............          1       392,000          0.06     392,000      7.350       80.00         655       0.00        0.00
3/6 Month LIBOR - 60
Month IO .............         29    10,376,369          1.57     357,806      7.066       81.43         650      38.03        0.00
5/6 Month LIBOR ......         18     5,196,143          0.79     288,675      6.722       76.62         645      45.80        0.00
5/6 Month LIBOR - 40
YR ...................          2     1,029,091          0.16     514,546      6.648       80.00         667      30.28        0.00
5/6 Month LIBOR - 60
Month IO .............          9     3,122,247          0.47     346,916      6.270       74.43         625      82.34        0.00
6 Month LIBOR ........          2       542,993          0.08     271,497      7.991       76.87         594      15.56        0.00
Balloon Other ........          4     1,634,647          0.25     408,662      6.879       76.12         686       0.00        0.00
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============



                                            PREPAYMENT CHARGE TERMS OF THE MORTGAGE LOANS

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
 ORIGINAL PREPAYMENT     MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
 CHARGE TERM (MONTHS)     LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
None .................      1,186  $189,147,025         28.65%  $ 159,483      7.988%      80.66%        629      50.12%      14.29%
12 ...................        173    44,590,370          6.75     257,748      7.661       79.05         629      44.88        9.88
24 ...................      1,929   353,642,720         53.56     183,330      7.526       80.20         626      51.02       10.58
36 ...................        364    72,852,136         11.03     200,143      7.111       78.50         634      47.97        6.29
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

                                   HISTORICAL DELINQUENCY OF THE MORTGAGE LOANS SINCE ORIGINATION

                                                    % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                            OF     OUTSTANDING   OUTSTANDING     AVERAGE    AVERAGE     AVERAGE     WEIGHTED  % OF FULL     % OF
  DELINQUENCY PERIOD     MORTGAGE   AS OF THE     AS OF THE     PRINCIPAL   GROSS       ORIGINAL    AVERAGE   DOC LOANS    SECOND
       (MONTHS)           LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON        LTV        FICO       (S&P)       LIENS
----------------------  ---------  ------------  ------------   ---------  ---------   ---------   ---------  ---------   ---------
0X30 .................      3,570  $641,369,311         97.14%  $ 179,655      7.622%      79.93%        628      50.17%      11.25%
1X30 .................         81    18,440,840          2.79     227,665      7.584       84.73         610      45.56        6.71
2x30 .................          1       422,100          0.06     422,100      8.950       90.00         564       0.00        0.00
                        ---------  ------------  ------------
     TOTAL ...........      3,652  $660,232,251        100.00%  $ 180,786      7.622%      80.07%        628      50.01%      11.12%
                        =========  ============  ============

                             STATIC POOL INFORMATION

      The depositor will make available any material static pool information as required under the SEC's rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located at http://www.ubs.com/regulationab.

      The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                               THE ORIGINATORS

      Approximately 69.61% of the Mortgage Loans were originated by Fremont Investment & Loan ("Fremont") and approximately 27.68% of the Mortgage Loans were originated by Novelle Financial Services, Inc. ("Novelle"). The remaining loans were originated by First Street Financial, Inc., DreamHouse Mortgage Corp., Equity Financial Inc. and National City Mortgage Co.

      The mortgage loans were originated or acquired by the related originator in accordance with the underwriting guidelines established by it. The following is a general summary of the underwriting guidelines for Fremont and Novelle believed by the depositor to have been generally applied, with some variation, by Fremont for the mortgage loans originated by it and Novelle for the mortgage loans originated by it. This summary does not purport to be a complete description of the underwriting standards of the Fremont or any other originator.

      FREMONT

      General

      The Fremont is a California industrial bank headquartered in Brea, California. Fremont currently operates wholesale residential real estate loan production offices located in Anaheim, California; Concord, California; Downers Grove, Illinois; Westchester County, New York; and Tampa, Florida. Fremont conducts business in 45 states and the District of Columbia and its primary source of originations is through licensed mortgage brokers.

      Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending. Acquired in 1990, Fremont is an indirect subsidiary of Fremont General Corporation, a financial services holding company listed on the New York Stock Exchange. As of September 30, 2005, Fremont had approximately $10.81 billion in assets, approximately $9.31 billion in liabilities and approximately $1.50 billion in equity. As part of its residential sub-prime mortgage loan origination program, Fremont either,

      o sells its mortgage loans to third parties in whole loan sales transactions,

      o     transfers such loans in connection with a securitization, or

      o     retains the loans for long term portfolio investment.

Fremont has been originating sub-prime residential mortgage loans since May 1994 and substantially all of its residential mortgage loan originations consist of sub-prime mortgage loans. Fremont's sub-prime residential originations totaled approximately $6.94 billion, $13.74 billion and $23.91 billion for the years ended 2002, 2003 and 2004, respectively. For the first nine months of 2005, Fremont's sub-prime residential originations totaled approximately $26.62 billion.

      Fremont's Underwriting Standards

      Substantially all of the mortgage loans originated by Fremont are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state license (in good standing), signed broker application and agreement, and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

      Mortgage loans are underwritten in accordance with Fremont's current underwriting programs , referred to as the Scored Programs ("Scored Programs"), subject to various exceptions as described in this section. Fremont began originating mortgage loans pursuant to Scored Programs in 2001 and the Scored Programs have been the exclusive type of origination programs beginning in 2004. Fremont's underwriting guidelines are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs assess the risk of default by using Credit Scores obtained from third party credit repositories along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratios as an aid to, not a substitute for, the underwriter's judgment. All of the mortgage loans in the mortgage pool were underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market.

      The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower's Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower's likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon Fremont's Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont.

      Under the Scored Programs, Fremont requires credit reports for each borrower, using the Credit Score of the primary borrower (the borrower with the highest percentage of total income) to determine program eligibility. Credit Scores must be requested from each national credit repository. For the purpose of determining program eligibility,

      o if Credit Scores are available from all three credit repositories, the middle of the three Credit Scores is used,

      o if Credit Scores are available from only two of the repositories, the lower of the two Credit Scores is used, and

      o if a single Credit Score is available, the single Credit Score will be used; however, potential borrowers with a single Credit Score will not qualify for loan amounts in excess of $750,000, loans with loan-to-value ratios in excess of 90% or 80% (depending on type of program) and second mortgage loans with loan-to-value ratios in excess of 5%.

      Generally, the minimum applicable Credit Score allowed is 500, however borrowers with no Credit Scores are not automatically rejected and may be eligible for certain loan programs in appropriate circumstances.

      All of the mortgage loans were underwritten by Fremont's underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.

      There are three documentation types, Full Documentation ("Full Documentation"), Easy Documentation ("Easy Documentation") and Stated Income ("Stated Income"). Fremont's underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Stated Income program; however, the income stated must be reasonable and customary for the applicant's line of work.

      Fremont originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. Fremont's underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by Fremont. In some cases, Fremont relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises.

      Fremont requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.

      Fremont conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by Fremont's senior management. Adverse findings are tracked monthly. This review procedure allows Fremont to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

      Balloon Loans. The majority of loans originated by Fremont provide for the full amortization of the principal amount on the final maturity date. Beginning in September 2005, Fremont began originating certain mortgage loans that do not provide for full amortization prior to maturity, where the payment of any remaining unamortized principal balance is due in a single or balloon payment at maturity. These balloon loans originated by Fremont provide for amortization of principal based on a 40 year period with a term to maturity of 30 years ("40/30 Loans").

      Second Lien Mortgage Loans. Fremont currently has two programs for the origination of second lien mortgage loans. The current programs are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien. The first program allows for loans with up to 5% loan to value and maximum combined loan to values of 95%. This program is limited to borrowers with Credit Scores in excess of 580, credit grades of at least "C" and debt to income ratios not greater than 50%; however, eligible borrowers may not be participants in a consumer credit counseling or other debt repayment program. Permissible loan balances for this program are from $15,000 to $37,500. The maximum term on these loans is 10 to 30 years; provided, that a 15 year amortization term is available only for Full Documentation or Easy Documentation loans with an original loan balance in excess of $15,000. Terms over 15 years are available only for Full Documentation or Easy Documentation loans with an original loan balance in excess of $25,000. Loans under this program are available for "owner occupied" or "non-owner occupied" properties.

      The second program is for borrowers with Credit Scores in excess of 580. This program allows for loans of up to 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of "A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $187,500. Combined loan balances (first and second lien mortgage loans) of up to $937,500 are allowed to borrowers under Full Documentation or Stated Documentation loans that have Credit Scores of 620 and greater. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for an amortization term of 20 years or longer. Rural properties and properties in Alaska are not allowed under this program.

      Fremont recently discontinued an additional second lien mortgage program that was a stand alone program for borrowers with Credit Scores in excess of
580. This program allowed for loans of 20% loan to value and 100% maximum combined loan to values and was limited to borrowers in credit grades of "A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program were from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 were allowed to borrowers under Full Documentation loans that had Credit Scores of 620 and greater. The limit on the combined loan balance was $500,000 for Stated Income loans; provided that no Stated Income loan may have been a borrower with a Credit Score of less than
620. The loans were available with amortization terms of 10, 15, 20 and 30 years, however loan balances must have been at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska were not allowed under this program.

      Risk Categories

      Fremont's underwriting guidelines under the Scored Programs with respect to each rating category generally require:

      o debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 90% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 90%;

      o     applicants have a Credit Score of at least 500;

      o that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan; and

      o that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid in connection with closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.

      In addition, the various risk categories generally have the following criteria for borrower eligibility:

      "A+." Under the "A+" category, an applicant must have no 30 -day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "A." Under the "A" category, an applicant must have not more than one 30 -day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "A-." Under the "A-" category, an applicant must have not more than three 30 -day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "B." Under the "B" category, an applicant must have not more than one 60 -day late mortgage payment within the last 12 months and it must be at least 18 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "C." Under the "C" category, an applicant must have not more than one 90 -day late mortgage payment within the last 12 months and it must be at least 12 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 85% with a minimum Credit Score of 580. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "C-." Under the "C-" category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "D." Under the "D" category, an applicant must not be more than 180 days delinquent with respect to its current mortgage payment. Any Chapter 7 or Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid in connection with closing. The maximum permitted loan-to-value ratio is 65% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced to 60% if the property is currently subject to foreclosure proceedings.

      NOVELLE

      General

      Novelle Financial Services, also referred to herein as "Novelle", is a Delaware corporation. Novelle is an indirect, wholly owned subsidiary of Impac Mortgage Holdings, Inc., a publicly traded company which trades on the New York Stock Exchange under the ticker symbol "IMH". Novelle is a mortgage company that originates first and second mortgage programs marketed through brokers nationwide, and is known for the development of "subprime" or creative subprime loan products. Novelle originated approximately $500.4 million of mortgage loans in 2003, $693.4 million of mortgage loans in 2004, and $528.3 million of mortgage loans during the first nine months of 2005. Novelle has been originating mortgage loans since 2001. The principal executive offices of Novelle are located at 1401 Dove Street, Newport Beach, California 92660.

      Novelle is not aware of any legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that are material to holders of the Certificates.

      Novelle's Underwriting Standards

      The Mortgage Loans originated by Novelle were done so in accordance with the underwriting guidelines established by it (collectively, the "Novelle Underwriting Guidelines"). Novelle focuses on originating mortgage loans of investment quality that are compliant with applicable state and federal law. However, Novelle reserves the right to make changes, enhancements and deletions to the Novelle Underwriting Guidelines to ensure Novelle maintains compliance with applicable laws. The following is a general summary of the Novelle Underwriting Guidelines. This summary does not purport to be a complete description of the underwriting standards of Novelle Financial Services.

      The  Novelle  Underwriting   Guidelines  are  primarily  intended  to  (a)
determine that the borrower has the ability to repay the mortgage loan in accordance with its terms by assessing the borrower credit history and income stability and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis Novelle may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting program or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio, good housing payment history, an abundance of cash reserves, stable employment and time in residence at the applicant's current address.

      Each applicant completes an application, which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Novelle Underwriting Guidelines require a credit report on each applicant from an approved nationally recognized credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

      Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The Novelle Underwriting Guidelines also require a Hansen PRO review, which is an additional review and comparison of the original appraisal. In addition, a Broker Price Opinion (BPO) is required when the loan amount is less than $70,000 or when the subject property is located in a rural or remote area. A BPO is a field review of the property by a qualified broker in the local area to determine a realistic sales price. Generally, the BPO will provide a physical description of the subject property, a physical description of the subject neighborhood, recent sales, current listings and some commentary from the broker. An enhanced field review is required with a loan amount that is greater than $500,000. An enhanced field review appraisal specifically addresses the original appraiser's selection of comparable sales and the derived market value. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The Novelle Underwriting Guidelines require a review of the appraisal by a qualified employee of the originator or by an appraiser retained by the originator.

      In evaluating the credit quality of borrowers, the originator utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian. Generally, each borrower must have a minimum of two credit scores reporting on the tri-merge credit report.

      Novelle offers three distinct loan programs: Circuit Series (Circuit), a limited documentation program for Alt A borrowers; Star Score Solutions (Star), a program for sub-prime borrowers utilizing the borrowers qualifying credit score and Score Buster, a program for sub-prime borrowers utilizing the borrowers housing (mortgage/rent) history, credit report and credit score.

      The Circuit program consists of six loan programs, including the featured no documentation program. Each program has its own credit criteria, reserve requirement and loan-to-value (LTV) restrictions. The Circuit program utilizes the no income stated documentation, stated income documentation and no documentation programs.

      Circuit I - the applicant must have a credit score of 681, or greater, based on loan-to-value ratio and loan amount. Three tradelines, plus a mortgage or rent history, plus 1 non-traditional to satisfy 5 trades all with 24 months history. no late payments, are required for loan-to-value ratios below 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. A maximum loan-to-value ratio of 100%, is permitted for a mortgage loan on a single-family owner occupied property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Circuit I generally defines an acceptable credit history as a borrower who has "A+" credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no 30-day delinquent mortgage payments in the past 12 months, and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

      Circuit II - the applicant generally must have a credit score between 620 and 680, based on loan-to-value ratio and loan amount. Three or more tradelines with 24 months history and no late payments, are required for loan-to-value ratios below 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. A maximum loan-to-value ratio of 95%, is permitted for a mortgage loan on a single-family owner occupied property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Circuit II generally a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months. In addition, a borrower must have a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

      Circuit III - the applicant generally must have a credit score between 601 and 619, based on loan-to-value ratio and loan amount. Three or more tradelines with 24 months history and no late payments, are required for loan-to-value ratios below 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. A maximum loan-to-value ratio of 90%, is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Circuit III generally a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades and no more than one 30-day late mortgage payment for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

      Circuit IV - the applicant generally must have a credit score between 581 and 600, based on loan-to-value ratio and loan amount. Three or more tradelines with 24 months history and no late payments, are required for loan-to-value ratios below 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. A maximum loan-to-value ratio of 90%, is permitted for a mortgage loan on a single family owner occupied property. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Circuit IV generally a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no more than two 30-day late mortgage payments for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs

      Circuit V - the applicant generally must have a credit score between 551 and 580, based on loan-to-value ratio and loan amount. One or more tradelines with 12 months history and no late payments, are required for loan-to-value ratios below 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. A maximum loan-to-value ratio of 80%, is permitted for a mortgage loan on a single family owner occupied property. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Circuit V generally a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than two 30-day late mortgage payments in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, may not exceed $500 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

      Circuit VI - the applicant generally must have a credit score between 500 and 550, based on loan-to-value ratio and loan amount. One or more tradelines with 12 months history and no late payments, are required for loan-to-value ratios below 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. No bankruptcy may have occurred during the preceding eighteen months. No notice of default filings may have occurred during the preceding eighteen months. A maximum loan-to-value ratio of 75%, is permitted for a mortgage loan on a single family owner occupied property. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Circuit VI generally a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, may not exceed $1,000 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

      Circuit No Doc Program (the "No Doc program"). The concept of the Circuit No Doc program is to underwrite the loan focusing on the borrower's credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The Circuit No Doc program has a minimum credit score and does not allow for exceptions to the credit score. The credit score requirement is as follows: 681 for Circuit No Doc I and 620 for Circuit No Doc II. Each program has a different credit score requirement and credit criteria.

      Under the Circuit No Doc program, the loans are underwritten single-family dwellings with loan to value ratios at origination up to 95% and $500,000. In order for the property to be eligible for the No Doc program, it must be a single-family residence (single unit only), condominium and/or planned unit development (PUD) or 2 units to a maximum loan to value ratio of 80%.

      Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower does not disclose income, employment, or assets and a Verbal Verification of Employment is not provided. Generally, borrowers provide a daytime telephone number as well as an evening telephone number. If the prospective borrower elects to state and verify assets on the Residential Loan Application, Seller obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application.

      Credit History. The Circuit No Doc program defines an acceptable credit history as follows: Circuit No Doc I generally defines an acceptable credit history as a borrower who has "A+" credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no 30-day delinquent mortgage payments in the past 12 months and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs are allowed within the past 24 months, generally older items must be paid prior to or at closing.

      With respect to Circuit No Doc II generally a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months and a maximum of two 30-day delinquent payments on any revolving credit accounts and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

      The Star program consists of five loan programs based on the credit score of the borrower. Each program has its own credit criteria and loan-to-value
(LTV) restrictions. The Star program utilizes the full income documentation, lite income documentation and stated income documentation programs.

      Star I - the borrower generally must have a credit score of 620, or greater, based on loan-to-value ratio and loan amount. Generally, three or more tradelines with one tradeline with more than 24 months history and generally the mortgage payment is current at the time of close. Bankruptcy must be dismissed or discharged at the time of close. Foreclosures not allowed in the past 12 months. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on a single family owner occupied property. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Star II - the borrower generally must have a credit score between 600 and 619, based on loan-to-value ratio and loan amount. Generally, three or more tradelines with one tradeline with more than 24 months history and generally the mortgage payment is current at the time of close. Bankruptcy must be dismissed or discharged at the time of close. Foreclosures not allowed in the past 12 months. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on a non-owner occupied property. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Star III - the borrower generally must have a credit score between 580 and 599, based on loan-to-value ratio and loan amount. Generally, three or more tradelines with one tradeline with more than 24 months history and generally, the mortgage payment is current at the time of close. Bankruptcy must be dismissed or discharged at the time of close. Foreclosures not allowed in the past 12 months. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 90%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Star IV - the borrower generally must have a credit score between 550 and 579, based on loan-to-value ratio and loan amount. Generally, three or more tradelines with one tradeline with more than 24 months history and generally, the mortgage payment is current at the time of close. Bankruptcy must be dismissed or discharged at the time of close. Foreclosures not allowed in the past 12 months. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Star V - the borrower generally must have a credit score between 520 and 549, based on loan-to-value ratio and loan amount. Generally, three or more tradelines with one tradeline with more than 24 months history and generally, the mortgage payment is current at the time of close. Bankruptcy must be dismissed or discharged at the time of close. Foreclosures not allowed in the past 12 months. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      The Score Buster consists of five loan programs designed to assign borrowers a level of credit grade based on the borrowers housing (mortgage/rent) history, credit report and credit score. The Score Buster program utilizes the full income documentation, lite income documentation and stated income documentation programs.

      Score Buster I - the borrower generally must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Three or more tradelines with a minimum 6 months history and 0 x 30 days late mortgage payments in the last 12 months and the mortgage is current at the time of close. Bankruptcy must be dismissed or discharged at lest 24 months. Foreclosure or notice of default filings not allowed in the past 12 months. A maximum loan-to-value ratio of 100% is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Score Buster II - the applicant generally must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Three or more tradelines with a minimum 6 months history and 30 days late mortgage payment allowed and 0 x 60 days late mortgage payments in the last 12 months and the mortgage is current at the time of close. Bankruptcy must be dismissed or discharged at least 24 months when the loan-to-value (LTV) is greater than 80% or bankruptcy must be dismissed or discharged at least 18 months when the LTV is less than 80%. Foreclosure or notice of default filings not allowed in the past 12 months. A maximum loan-to-value ratio of 100% is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Score Buster III - the borrower generally must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Three or more tradelines with a minimum 6 months history and 60 days late mortgage payment allowed and 0 x 90 days late mortgage payment in the last 12 months and the mortgage is current at the time of close. Bankruptcy must be dismissed or discharged at least 24 months when the loan-to-value (LTV) is greater than 80% or bankruptcy must be dismissed or discharged at least 12 months when the LTV is less than 80%. Foreclosure or notice of default filings not allowed in the past 12 months. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Score Buster IV - the borrower generally must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Three or more tradelines with a minimum 6 months history and 90 days late mortgage payment allowed and 0 x 120 mortgage late payment in the last 12 months and the mortgage is current at the time of close. Bankruptcy must be dismissed or discharged at least 12 months. Foreclosure or notice of default filings not allowed in the past 12 months. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      Score Buster V - the borrower generally must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Three or more tradelines with a minimum 6 months history and 1 x 120 days late mortgage payment in the last 12 months and the mortgage is current at the time of close. Bankruptcy must be dismissed or discharged prior to close. Foreclosure or notice of default filings not allowed in the past 12 months. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      The specific income documentation required for some of the originator's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification from the employer of stable income for at least 24 months for salaried employee applicants. Under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. Under the lite income documentation program, applicants usually are required to submit 6 months of bank statements to support stated income. All the foregoing programs require that, with respect to salaried employees, non-salaried employees and self-employed borrowers with the exception of the Circuit No Doc programs, there be a verbal verification of the applicant's employment.

      Exceptions. The Mortgage Loans originated by Novelle Financial Services, will have been originated in accordance with the Novelle Underwriting Guidelines. On a case-by-case basis, exceptions to the Novelle Underwriting Guidelines are made where compensating factors exist.

         THE MASTER SERVICER, THE TRUST ADMINISTRATOR AND THE CUSTODIAN

      The information set forth in certain paragraphs below has been provided by the master servicer.

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as master servicer and trust administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

      Wells Fargo Bank will act as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of the Pooling and Servicing Agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, compare the results of such calculation to servicer loan-level reports and reconcile any discrepancies with the servicers. The master servicer will also review the servicing of defaulted mortgage loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the trust and at the direction of the trustee against the defaulting servicer. In particular, upon the failure of a servicer to make a required Advance on a Mortgage Loan, the master servicer will be required to terminate such defaulting servicer and to make such Advance to the extent that the master servicer determines such Advance is recoverable from subsequent payments or recoveries on the related Mortgage Loan. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

      Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

      Wells Fargo Bank will also act as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files.

      Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the depositor or an affiliate of the depositor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

      Under the Pooling and Servicing Agreement, the trust administrator's material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trust administrator; (v) send a notice to holders of a class of certificates when the remaining Certificate Principal Balance of such class of certificates is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the trust and (vii) to communicate with investors and rating agencies with respect to the certificates. In performing the obligations set forth in clauses (iii) and (iv) above, the trust administrator will be able to rely on the monthly loan information provided to it by the servicers, and will perform all obligations set forth above solely to the extent described in the Pooling and Servicing Agreement.

      For a description of the limitations on the liability of the master servicer, see "Description of the Securities--Certain Matters Regarding the Master Servicer, the Depositor and the Trustee" in the base prospectus.

                                  THE SERVICERS

      Servicing Experience and Procedures of Wells Fargo Bank

      Servicing Experience. Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

      Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Fixed Rate First Lien Subprime Loans, Adjustable Rate First Lien Subprime Loans and Second Lien Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $745.5 billion as of the end of 2004. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Subprime Loans and Second Lien Subprime Loans:

                                          As of                             As of                            As of
                                    December 31, 2002                 December 31, 2003                December 31, 2004
                            --------------------------------  --------------------------------  --------------------------------
                                                 Aggregate                         Aggregate                         Aggregate
                                                 Original                          Original                          Original
                                                 Principal                         Principal                         Principal
                                 No. of         Balance of         No. of         Balance of         No. of         Balance of
        Asset Type               Loans            Loans            Loans            Loans            Loans            Loans
--------------------------  ---------------  ---------------  ---------------  ---------------  ---------------  ---------------
First Lien Subprime Loans            46,437  $ 5,951,628,366           91,490  $12,527,192,204          136,813  $19,729,895,239

Second Lien Subprime Loans                *                *                *                *                *                *

----------------------------
* Wells Fargo Bank does not have a material servicing portfolio of Second Lien Subprime Loans for the periods indicated.

      Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

      Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the mortgage loan from that collection queue.

      When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

      Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

      Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

      If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

      Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

      JPMorgan Chase Bank, National Association

      The information set forth in this section of the supplemental term sheet has been provided by JPMorgan Chase Bank, National Association("JPMCB").

      JPMCB, a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMCB's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMCB is rated "RPS1", "Strong" and "SQ1", by Fitch, S&P and Moody's, respectively. JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans originated by Novelle in accordance with the terms set forth in the Pooling and Servicing Agreement.

      Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

      In its capacity as servicer, JPMCB will be responsible for servicing the Mortgage Loans originated by Novelle in accordance with the terms set forth in the Pooling and Servicing Agreement. JPMCB may perform any or all of its obligations under the Pooling and Servicing Agreement through one or more subservicers. JPMCB has engaged CHF as its subservicer to perform loan servicing activities on its behalf with respect to the Mortgage Loans originated by Novelle. JPMCB will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if JPMCB alone were servicing the Mortgage Loans originated by Novelle. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans originated by Novelle) for over fifteen years.

      JPMCB is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank's operations. As JPMCB's mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

      Servicing operations, for "sub-prime" quality mortgage loans are audited internally by JPMCB's General Audit and Risk groups and subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debt Collections and Fair Lending legislation. JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

      As of December 31, 2003, December 31, 2004 and September 30, 2005, JPMCB's portfolio of closed-end subprime mortgage loans serviced by CHF (including mortgage loans serviced by CHF in a sub-servicer capacity) equaled approximately $27.5 billion, $45.4 billion and $58.5 billion, respectively.

      Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to sub-prime mortgage loans to which it is a party.

      No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates. The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the Mortgage Loans originated by Novelle.

      JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday. There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

      Attempts  to  assist   mortgagors  to  re-perform   under  their  mortgage
commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

      CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

      Under the terms of the Pooling and Servicing Agreement, JPMCB may agree to modification upon the request of the mortgager provided the modification is in lieu of a refinancing and JPMCB purchases the related mortgage loan for a price equal to the outstanding principal balance of the mortgage loan.

      Under the terms of the Pooling and Servicing Agreement, JPMCB generally will not be liable for any losses on the mortgage loans originated by Novelle.

      JPMCB is required to make advances of delinquent monthly payments of interest and principal to the extent described in this supplemental term sheet. See "--Advances" below. JPMCB has not failed to make a required advance in connection with any mortgage-backed securitization.

Chase Home Finance LLC. Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses.


      Due to JPMorgan's engagement of CHF as its subservicer, CHF is providing below historical delinquency, foreclosure and loan loss data for its portfolio of fixed rate and adjustable rate subprime mortgage loans which were originated or purchased by CHF and subsequently securitized in asset-backed transactions (the "CHF SUBPRIME SECURITIZED SERVICING Portfolio"). The CHF Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of CHF. There can be no assurance that the delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMorgan in this transaction will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMorgan in this transaction could be significantly worse. Moreover, any mortgage loans subserviced by CHF for JPMorgan in this transaction were acquired by the seller from Novelle and were not originated by CHF and as a result, the actual delinquency, loss and foreclosure experience on such mortgage loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

      CHF Subprime Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the CHF Subprime Securitized Servicing Portfolio.


                DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
                 CHF SUBPRIME SECURITIZED SERVICING PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                        AS OF SEPTEMBER 30,                                  AS OF DECEMBER 31,
                      -----------------------   ---------------------------------------------------------------------------
                                2005                      2004                      2003                      2002
                      -----------------------   ---------------------------------------------------------------------------
                         NUMBER                    NUMBER                    NUMBER                    NUMBER
     PERIOD OF             OF        DOLLAR          OF        DOLLAR          OF        DOLLAR          OF        DOLLAR
    DELINQUENCY          LOANS       AMOUNT        LOANS       AMOUNT        LOANS       AMOUNT        LOANS       AMOUNT
                      ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Portfolio ..........      54,143   $6,440,312       75,898   $9,388,238       90,370   $11,146,244      73,597   $8,326,818
Delinquency ........
     30 to 59 days .        2.78%        2.28%        2.41%        1.83%        2.40%        1.83%        2.69%        2.28%
     60 to 89 days .        0.87%        0.71%        0.70%        0.54%        0.84%        0.66%        0.86%        0.72%
     90 days or more        1.94%        1.40%        1.75%        1.31%        1.43%        1.15%        1.41%        1.21%
                      ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total ..............        5.59%        4.39%        4.86%        3.68%        4.67%        3.64%        4.96%        4.21%
                      ==========   ==========   ==========   ==========   ==========   ==========   ==========   ==========

Foreclosure rate ...        2.75%        2.34%        2.72%        2.20%        2.47%        2.06%        2.65%        2.48%
REO properties .....         407          N/A          504          N/A          532          N/A          480          N/A

      The delinquency statistics set forth above were calculated using the Office of Thrift Supervision (OTS) methodology. Under the OTS methodology, a mortgage loan is not considered delinquent until any payment is contractually past due 30 days or more, assuming 30-day months. For example, a mortgage loan due on the first day of a month is not considered delinquent until the first day of the next month.. The delinquency statistics for the period exclude mortgage loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

      The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by CHF pending disposition.


                           LOAN LOSS EXPERIENCE OF THE
                  CHF SUBPRIME SECURITIZED SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                  NINE MONTHS
                                    ENDING
                                 SEPTEMBER 30,               YEAR ENDING DECEMBER 31,
                                --------------   ------------------------------------------------
                                     2005             2004             2003              2002
                                --------------   --------------   --------------   --------------
Average amount outstanding ...  $    7,688,139   $   10,443,888   $    9,642,035   $    7,902,732
Net losses ...................  $       47,426   $       73,858   $       73,504   $       43,458
Net losses as a percentage of
   average amount outstanding             0.62%            0.71%            0.76%            0.55%

      The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by CHF to be uncollectible, less amounts received by CHF as recoveries from liquidation proceeds and deficiency judgments.

      There can be no assurance that the delinquency, foreclosures and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. Moreover, the mortgage loans subserviced by CHF for JPMorgan in this transaction were acquired by the seller from Novelle and not from CHF. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans in the related trust fund.

      Collection Procedures. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.


                                   THE TRUSTEE

      U.S. Bank National Association ("U.S. Bank"), a national banking association, will be named trustee under the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107, Attention:
Structured Finance/MASTR 2006-HE1, and its telephone number is (800) 934-6802.

      U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005. As of September 30, 2005, U.S. Bancorp served approximately
13.3 million customers, operates 2,396 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

      U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank's corporate trust office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107, Attention: Structured Finance/MASTR 2006-HE1.

      U.S. Bank has provided corporate trust services since 1924. As of September 30, 2005, U.S. Bank was acting as trustee with respect to approximately 49,500 issuances of securities with an aggregate outstanding principal balance of over $1.58 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

      On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

      As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 343 issuances of subprime mortgage-backed securities with an outstanding aggregate principal balance of approximately $90,186,200,000.

      The  trustee's  responsibilities  include  (i)  accepting  delivery of the
mortgage   loans   and  (ii)   acting   as  a   fiduciary   on   behalf  of  the
certificateholders pursuant to the pooling and servicing agreement.

                             THE SPONSOR AND SELLER

      The information set forth in the following paragraphs has been provided by the sponsor and seller, UBS Real Estate Securities Inc.

GENERAL

      UBS Real Estate Securities Inc. is a Delaware corporation that is engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization or portfolio. UBS Real Estate Securities Inc. maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

SECURITIZATION PROGRAM

      UBS Real Estate Securities Inc. has been engaged in the securitization of a variety of assets since 1983. During the 2003, 2004 and 2005 fiscal years, UBS Real Estate Securities Inc. securitized approximately $26,586,046,432, $23,715,469,420 and $9,044,655,402 of financial assets.

      The following table describes size, composition and growth of UBS Real Estate Securities Inc.'s total portfolio of assets it has securitized as of the dates indicated.


                        DECEMBER 31, 2003                       DECEMBER 31, 2004                       DECEMBER 31, 2005
              --------------------------------------  --------------------------------------  --------------------------------------
                                   TOTAL  PORTFOLIO                        TOTAL  PORTFOLIO                        TOTAL  PORTFOLIO
LOAN TYPE           NUMBER             OF LOANS             NUMBER             OF LOANS             NUMBER             OF LOANS
              ------------------  ------------------  ------------------  ------------------  ------------------  ------------------
Alt-A ARM                  1,831  $   704,818,691.15              15,172  $ 4,196,433,786.47               7,319  $ 2,141,793,872.88
Alt-A Fixed               30,014  $ 4,808,312,278.14              33,732  $ 5,578,131,022.96              12,658  $ 2,301,424,102.78
Prime ARM                  5,510  $ 2,097,734,162.54              12,527  $ 5,574,915,529.55               3,447  $ 1,201,231,043.87
Prime Fixed               29,586  $14,090,593,768.16              10,566  $ 4,822,540,192.90               2,831  $ 1,072,342,586.00
Reperforming                   0                None                 162  $    24,426,327.00                 142  $    16,680,656.00
Scratch&Dent                   0                None               1,133  $   188,828,039.00               2,411  $   337,609,459.00
Seconds                        0                None                   0                None               4,788  $   247,087,151.00
SubPrime                  27,665  $ 4,327,714,923.39              20,424  $ 2,603,908,932.00               5,489  $   982,036,702.30
Seasoned                   1,174  $   556,872,608.80               1,724  $   726,285,590.60               2,444  $   744,449,828.62

      Through the use of subservicers, UBS Real Estate Securities Inc. may contract for the servicing of loans. UBS Real Estate Securities Inc. typically acquires loans from third party originators. Employees of UBS Real Estate Securities Inc. or its affiliates will structure securitization transactions in which loans are sold to the depositor. In consideration for the sale of loans, the depositor will cause the issuance of the certificates and enter into an arrangement with the underwriter for the purchase of such certificates.

                                  THE DEPOSITOR

      Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc. The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

      The depositor has been engaged in the securitization of mortgage loans since its incorporation in 1987. The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in mortgage loans. The depositor typically acquires mortgage loans and other assets for inclusion in securitizations from the sponsor.

      The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

      After the issuance of the certificates, the depositor will have limited or no obligations with respect to the certificates and the trust. Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the Mortgage Loans, to arrange for the Interest Rate Swap Agreements, the Cap Contract or replacement instruments to be included in the trust, to appoint replacements to certain transaction participants, to prepare and file any required reports under the Securities Exchange Act of 1934, as amended, to provide notices to certain parties under the Pooling and Servicing Agreement or to provide requested information to the various transaction participants.

      The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential mortgage loans, mortgage securities and agency securities, offering mortgage-backed or other asset-backed securities, and related activities.

                               THE ISSUING ENTITY

      MASTR Asset Backed Securities Trust 2006-HE1, the issuing entity, will be a New York common law trust established pursuant to the Pooling and Servicing Agreement. The issuing entity will not own any assets other than the Mortgage
Loans and the other assets described under "The Pooling and Servicing Agreement--General." The issuing entity will not have any liabilities other than those incurred in connection with the Pooling and Servicing Agreement and any related agreement. The issuing entity will not have any directors, officers, or other employees. No equity contribution will be made to the issuing entity by the sponsor, the depositor or any other party, and the issuing entity will not have any other capital. The fiscal year end of the issuing entity will be December 31. The issuing entity will act through the parties to the Pooling and Servicing Agreement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the offered certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The trust will issue (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, (ii) the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class M-11 Certificates, (iii) the Class CE Certificates, (iv) the Class P Certificates,
(v) the Class R Certificates and (vi) the Class R-X Certificates. Only the Class A Certificates and the Mezzanine Certificates are offered hereby.

      The Class A Certificates and the Mezzanine Certificates will have the Original Certificate Principal Balances specified in the chart entitled "The Series 2006-HE1 Certificates," subject to a permitted variance of plus or minus 5%. The Class CE Certificates will have an Original Certificate Principal Balance equal to the excess of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over the Original Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates. The Class P Certificates will have an Original Certificate Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Class A Certificates and the Mezzanine Certificates. The Residual Certificates will not have Original Certificate Principal Balances and will not bear interest.

      The offered certificates will be issued in book-entry form as described below. The offered certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. The assumed final maturity date for the offered certificates is the Distribution Date in January 2036.

      Distributions on the Class A Certificates and the Mezzanine Certificates will be made by the trust administrator on each Distribution Date, to the persons in whose names such certificates are registered at the close of business on the Record Date.

FEES AND EXPENSES OF THE TRUST

      The following fees and expenses will be paid from amounts received on the Mortgage Loans prior to distributions to certificateholders:

                      FREQUENCY OF
  FEE PAYABLE TO:       PAYMENT:                        AMOUNT OF FEE:                     HOW AND WHEN FEE IS PAYABLE:
------------------  ---------------  --------------------------------------------------   ------------------------------
Servicer                Monthly      For each Mortgage Loan, a monthly fee paid to each   Withdrawn   from  amounts  on
                                     servicer out of interest collections received from   deposit  in  the   collection
                                     the  related  Mortgage  Loan.  The  monthly fee is   account,  before remittance to
                                     calculated  as  one-twelfth  of the  Servicing Fee   the  Distribution Account.(1)
                                     Rate on the  scheduled  Principal  Balance  of the
                                     Mortgage Loan at the  beginning of the  applicable
                                     Due Period.
Credit Risk             Monthly      For each  Mortgage  Loan, a monthly fee payable to   Paid    by    the     Trust
Manager                              the  credit  risk  manager.  The  monthly  fee  is   Administrator  from amounts on
                                     calculated  as  one-twelfth  of  the  Credit  Risk   deposit  in the  Distribution
                                     Manager  Fee  Rate  on  the  scheduled  Principal    Account,  before distributions
                                     Balance  of the  Mortgage  Loan  at the end of the   to Certificateholders.
                                     applicable Due Period.
Swap Providers          Monthly      A  monthly  payment  made  to  each  Swap  Provider  Withdrawn   from  amounts  on
                                     calculated as the positive  excess,  if any, of (a)  deposit  in the  Distribution the related  fixed rate as set forth in the related  Account,  before distributions
                                     Interest Rate Swap  Agreement,  on the related Base  to Certificateholders.
                                     Calculation   Amount  for  such  Distribution  Date
                                     multiplied by 250 over (b) one-month  LIBOR (as set
                                     forth in the related  Interest Rate Swap  Agreement
                                     and  calculated  on an  actual/360  basis)  on  the
                                     related   Base   Calculation    Amount   for   such
                                     Distribution Date multiplied by 250.
Master Servicer         Monthly      For each Mortgage  Loan, a monthly fee paid to the   Withdrawn   from  amounts  on
                                     master  servicer  out  of  interest   collections    deposit  in  the   collection
                                     received  from  the  related  Mortgage  Loan.  The   account,  before remittance to
                                     monthly fee is  calculated as  one-twelfth  of the   the  Distribution Account.(1)
                                     Master   Servicing  Fee  Rate  on  the  scheduled
                                     Principal  Balance  of the  Mortgage  Loan  at the
                                     beginning of the applicable Due Period.

-------------------------
(1) See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement for a description of additional compensation that the master servicer may receive.

BOOK-ENTRY CERTIFICATE

      The offered certificates will be book-entry certificates. Certificate Owners will hold book-entry certificates through DTC (in the United States), or upon request through Clearstream, or Euroclear (in Europe), if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $25,000. Except as described below, no Certificate Owner acquiring a book-entry certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

      The Certificate Owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Certificate Owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of and interest on the book-entry certificates from the trust administrator through DTC and participants of DTC. While the book-entry certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants of DTC on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants of DTC and indirect participants with whom Certificate Owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the book-entry certificates, DTC's rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants by instructing such participants of DTC and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective participants of DTC. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants of DTC at DTC will be debited and credited, as appropriate. Similarly, the participants of DTC and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant of DTC will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant participants of Euroclear or Clearstream on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants of DTC will occur in accordance with DTC rules. Transfers between participants of Clearstream and Euroclear will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream and Euroclear may not deliver instructions directly to the depositaries.

      DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant of DTC in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to DTC's rules, as in effect from time to time.

      Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

      Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

      Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between participants of Euroclear through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C., which establishes policy for Euroclear on behalf of participants of Euroclear. Participants of Euroclear include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these terms and conditions only on behalf of participants of Euroclear, and has no record of or relationship with persons holding through participants of Euroclear.

      Distributions on the book-entry certificates will be made on each Distribution Date by the trust administrator to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable participants of DTC in accordance with DTC's normal procedures. Each participant of DTC will be responsible for disbursing such distributions to the Certificate Owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the Certificate Owners of the book-entry certificates that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trust administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Backup Withholding" and "--Taxation of Certain Foreign Investors" in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a Certificate Owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such Certificate Owners are credited.

      DTC has advised the trust administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

      Definitive Certificates will be issued to Certificate Owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trust administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trust administrator is unable to locate a qualified successor or (b) after the occurrence of a servicer event of default, Certificate Owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trust administrator and DTC through the financial intermediaries and the participants of DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trust administrator will issue Definitive Certificates, and thereafter the trust administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the depositor, the sponsor, the originators, the servicers, the master servicer, the trust administrator or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ALLOCATION OF AVAILABLE FUNDS

      Distributions to holders of each class of certificates will be made on each Distribution Date from Available Funds. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.

      Interest Distributions

      On each Distribution Date, the trust administrator will withdraw from the distribution account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date remaining after making payments, if any, to the Swap Providers, and make the following distributions in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date.

      (i) concurrently, to the holders of the Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates for such Distribution Date; and

      (ii) sequentially to the holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5
Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such class.

      On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by a servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class A Certificates and the Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date. THE HOLDERS OF THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS.

      Principal Distributions

      I. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

      (i) to the holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

      (ii) sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5
Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates, in that order, in each case, until the Certificate Principal Balance thereof has been reduced to zero.

      II. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

      (i) to the holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), the Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

      (ii) to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

      (iii) to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

      (iv) to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

      (v) to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

      (vi) to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

      (vii) to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

      (viii) to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

      (ix) to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

      (x) to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

      (xi) to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

      (xii) to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

      With respect to the Class A Certificates, all principal distributions will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, all principal distributions to the Class A Certificates will be distributed concurrently, on a pro rata basis, based on the Certificate Principal Balance of each such class.

      The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the Principal Balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

CREDIT ENHANCEMENT

      The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described below, excess interest and overcollateralization, as described under "--Overcollateralization Provisions" herein. The Certificates also will have the benefit of two interest rate swap agreements as described in this Prospectus Supplement under "Description of the Certificates-- Interest Rate Swap Agreements, the Swap Providers and the Swap Account" herein and the Cap Contract, as described under "--Cap Contract" herein.

      The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

      The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions.

      In addition, the rights of the holders of the Mezzanine Certificates with lower numerical designations to receive distributions will be senior to the rights of holders of the Mezzanine Certificates with higher numerical designations, and the rights of the holders of the Mezzanine Certificates to receive distributions will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

ALLOCATION OF LOSSES; SUBORDINATION

      Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to Net Swap Payments received under the Interest Rate Swap Agreements, third, to payments received under the Cap Contract, fourth, to the Class CE Certificates, fifth, to the Class M-11 Certificates, sixth, to the Class M-10 Certificates, seventh, to the Class M-9 Certificates, eighth, to the Class M-8 Certificates, ninth, to the Class M-7 Certificates, tenth, to the Class M-6 Certificates, eleventh, to the Class M-5 Certificates, twelfth, to the Class M-4 Certificates, thirteenth, to the Class M-3 Certificates, fourteenth, to the Class M-2 Certificates and fifteenth, to the Class M-1 Certificates.

      The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled and such Certificates may become undercollateralized.

      Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such certificate from Net Monthly Excess Cashflow.

      Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" below, from the Swap Account, according to the priorities set forth under "--Interest Rate Swap Agreements, the Swap Providers and the Swap Account" below or from the Cap Account, according to the priorities set forth under "--Cap Contract."

OVERCOLLATERALIZATION PROVISIONS

      The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Class A Certificates and the Mezzanine Certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest distributable to the holders of the Class A Certificates and the Mezzanine Certificates and the fees and expenses payable by the trust (including any Net Swap Payment owed to the Swap Providers and any Swap Termination Payment owed to the Swap Providers, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be distributed as follows:

      (i) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreements or Cap Contract, distributable to such holders as part of the Principal Distribution Amount as described under "--Allocation of Available Funds--Principal Distributions" above;

      (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case, first, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class and second, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

      (iii) to make payments to the Net WAC Rate Carryover Reserve Account, to the extent any Net WAC Rate Carryover Amounts are required to be distributed to the holders of the Class A Certificates and Mezzanine Certificates, without taking into account amounts, if any, received under the Interest Rate Swap Agreements or the Cap Contract;

      (iv) to the Swap Providers, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

      (v) to the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement;

      (vi) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Mortgage Loan, to the holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

      (vii) any remaining amounts to the holders of the Residual Certificates as provided in the Pooling and Servicing Agreement.

      On each Distribution Date, the trust administrator will withdraw from the distribution account all amounts representing prepayment charges, if any, in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

PASS-THROUGH RATES

      The Pass-Through Rate on any Distribution Date with respect to the Class A Certificates and Mezzanine Certificates will equal the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Distribution Date. With respect to the Class A Certificates and the Mezzanine Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

      The Formula Rate for the Class A Certificates and the Mezzanine Certificates is the lesser of (a) the sum of the Certificate Index plus a related certificate margin as of the related LIBOR Determination Date and (b) the Maximum Cap Rate.

      The certificate margin with respect to each class of Class A Certificates and Mezzanine Certificates will be as set forth below.

                                   Margin
                             -------------------
                   Class      (1)(%)     (2)(%)
                  --------   --------   --------
                    A-1         0.080      0.160
                    A-2         0.140      0.280
                    A-3         0.190      0.380
                    A-4         0.290      0.580
                    M-1         0.370      0.555
                    M-2         0.380      0.570
                    M-3         0.400      0.600
                    M-4         0.510      0.765
                    M-5         0.540      0.810
                    M-6         0.630      0.945
                    M-7         1.200      1.800
                    M-8         1.500      2.250
                    M-9         2.450      3.675
                    M-10        2.500      3.750
                    M-11        2.500      3.750

                  ----------
                  (1) On each Distribution Date through and including the Optional Termination Date.
                  (2) On each Distribution Date after the Optional Termination Date.

      The Net WAC Rate for any Distribution Date and the Class A Certificates and the Mezzanine Certificates will be a per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Providers on such Distribution Date divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and
(y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

      The Maximum Cap Rate for any Distribution Date and each class of Class A Certificates and Mezzanine Certificates is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the Mortgage Loans plus (i) an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is equal to the product of 12 and any Net Swap Payment made by the Swap Providers on such Distribution Date and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is equal to the product of 12 and any payments received under the Cap Contract on such Distribution Date and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs.

      If on any Distribution Date, the Pass-Through Rate for a class of Class A Certificates or Mezzanine Certificates is the Net WAC Rate, then any Net WAC Rate Carryover Amount on such class of Class A Certificates or Mezzanine Certificates will be distributed on such Distribution Date or future
Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above under "--Overcollateralization Provisions," "--Interest Rate Swap Agreements, the Swap Providers and the Swap Account" and "--Cap Contract."

      On the Closing Date, the trust administrator will establish the Net WAC Rate Carryover Reserve Account from which distributions in respect of Net WAC Rate Carryover Amounts on the Class A Certificates and the Mezzanine Certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described under "--Overcollateralization Provisions" above, the trust administrator will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the Class A Certificates and the Mezzanine any Net WAC Rate Carryover Amounts in the following order of priority:

      (A) concurrently, to the Class A Certificates, on a pro rata basis based on the Net WAC Rate Carryover Amount for each such class; and

      (B) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order based on the Net WAC Rate Carryover Amount for each such class.

INTEREST RATE SWAP AGREEMENTS, THE SWAP PROVIDERS AND THE SWAP ACCOUNT

The Interest Rate Swap Agreements

      On or before the closing date, the trust administrator (in its capacity as supplemental interest trust trustee of the supplemental interest trust, a separate trust created under the Pooling and Servicing Agreement) will enter into two Interest Rate Swap Agreements. On each Distribution Date (beginning in March 2006), the supplemental interest trust trustee, as Swap Administrator pursuant to a Swap Administration Agreement (as further described below), will deposit into the Swap Account any amounts received from the Swap Providers from which distributions in respect of Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. Each of the Interest Rate Swap Agreements, the Swap Account and the supplemental interest trust will be an asset of the trust but not of any REMIC.

      Under the Interest Rate Swap Agreements, on each Distribution Date, the supplemental interest trust will be obligated to pay to the Swap Providers from amounts available therefor pursuant to the Pooling and Servicing Agreement, a Fixed Swap Payment equal to the product of (x) the fixed rate as set forth on Annex III, (y) the related Base Calculation Amount for that Distribution Date multiplied by 250 and (z) a fraction, the numerator of which is 30, and the denominator of which is 360, and each Swap Provider will be obligated to pay to the supplemental interest trust trustee a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the related Interest Rate Swap Agreement), (y) the related Base Calculation Amount for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a "Net Swap Payment") (a) by the supplemental interest trust, to the Swap Providers, to the extent that the related fixed amount exceeds the corresponding related floating amount, or (b) by the Swap Providers to the supplemental interest trust to the extent that the floating amount exceeds the corresponding fixed amount.

      The initial Base Calculation Amount for the March 2006 Distribution Date will be approximately (x) $2,096,944 (with respect to the Interest Rate Swap Agreement issued by Bear Stearns Financial) and (y) $543,984 (with respect to the Interest Rate Swap Agreement issued by UBS AG). The Interest Rate Swap Agreement issued by Bear Stearns Financial will terminate immediately after the September 2009 Distribution Date unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event. The Interest Rate Swap Agreement issued by UBS AG will terminate immediately after the September 2008 Distribution Date unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.

      The respective obligations of each Swap Provider and the supplemental interest trust trustee to pay specified amounts due under the related Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default , in each case, in respect of the other party, shall have occurred and be continuing with respect to the related Interest Rate Swap Agreement and (2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the related Interest Rate Swap Agreement.

      Upon the occurrence of any Swap Default under the related Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the related Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the related Interest Rate Swap Agreement.

      Upon any Swap Early Termination, the supplemental interest trust or the related Swap Provider may be obligated to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the related Interest Rate Swap Agreement computed in accordance with the procedures set forth in the related Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the related Swap Provider under the remaining scheduled term of the related Interest Rate Swap Agreement. In the event that the supplemental interest trust is required to make a Swap Termination Payment, the payment will be paid from the trust to the supplemental interest trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

      Upon a Swap Early Termination, the trust administrator on behalf of the supplemental interest trust, at the direction of the depositor and with the consent of the NIMS Insurer, if any, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the supplemental interest trust receives a Swap Termination Payment from a Swap Provider, the supplemental interest trust will apply, as set forth in the Swap Administration Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the supplemental interest trust is required to pay a Swap Termination Payment to a Swap Provider, the supplemental interest trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider

      Upon the triggering of a Downgrade Provision, the related Swap Provider will be required to (1) obtain a guaranty of, or a contingent agreement of, another person to honor the obligations of such Swap Provider, with credit ratings at least equal to the specified levels, which person will assume the obligations of the related Swap Provider under the related Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies and the NIMS Insurer, if any (such consent by the NIMS Insurer not to be unreasonably withheld), that will assume the obligations of the related Swap Provider under the related Interest Rate Swap Agreement.

      The Swap Providers

      Bear Stearns Financial Products Inc.

      Bear Stearns Financial Products Inc. or "BSFP", will be an Interest Rate Swap Agreement provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

      The information contained in the preceding three paragraphs has been provided by BSFP for use in this Prospectus Supplement. BSFP has not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

      The  "significance  percentage"  with  respect to the  Interest  Rate Swap
Agreement issued by BSFP as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%. As provided in the Interest Rate Swap Agreement issued by BSFP, BSFP may be replaced or may be required to obtain a guarantor if the significance percentage is 10% or more.

      UBS AG

      UBS AG and subsidiaries, with headquarters in Zurich, Switzerland and Basel, Switzerland, provide wealth management, global investment banking and securities services on a global basis. UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors. UBS AG has a long-term rating of "AA+" from S&P and a long-term rating of "Aa2" from Moody's. UBS AG is an affiliate of the seller, the depositor and the underwriter.

      The  "significance  percentage"  with  respect to the  Interest  Rate Swap
Agreement issued by UBS AG as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%. As provided in the Interest Rate Swap Agreement issued by UBS AG, UBS AG may be replaced or may be required to obtain a guarantor if the significance percentage is 10% or more.

The Swap Administration Agreement and Swap Account

      The Interest Rate Swap Agreements will be administered by the trust administrator as Swap Administrator pursuant to the Swap Administration Agreement. Any Net Swap Payments made by a Swap Provider will be distributed in accordance with the Swap Administration Agreement. The Swap Administrator will be required to deposit into the Swap Account an amount equal to any remaining Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, Allocated Realized Loss Amounts and amounts necessary to maintain the applicable Overcollateralization Target Amount on the Class A Certificates and Mezzanine Certificates, up to the Net Swap Payment received by the Swap Administrator from the Swap Providers. Any excess amounts received by a Swap Administrator will be paid to the seller or its designee.

      Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the trust will be deducted from Available Funds before distributions to certificateholders and will first be deposited into the Swap Account before payment to the related Swap Provider.

      On  each  Distribution  Date,  to  the  extent  required,   following  the
distribution of the Net Monthly Excess Cashflow as described in "--Overcollateralization Provisions" in this prospectus supplement and withdrawals from the Net WAC Rate Carryover Reserve Account as described in "--Pass-Through Rates", the trust administrator will withdraw from amounts in the Swap Account to distribute to the Class A Certificates, Mezzanine Certificates and the Swap Providers in the following order of priority:

      first, to each Swap Provider, pro rata, any Net Swap Payment owed to the Swap Providers pursuant to the Swap Agreement for such Distribution Date;

      second, to each Swap Provider, pro rata, any Swap Termination Payment owed to the Swap Providers not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

      third, concurrently, to each class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount,

      fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

      fifth, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders as part of the Principal Distribution Amount, as described under "--Allocation of Available Funds--Principal Distributions" above, to the extent remaining undistributed after distribution of the Net Monthly Excess Cashflow;

      sixth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

      seventh, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining; and

      eighth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.

The Supplemental Interest Trust

      Wells Fargo Bank, N.A. will be the supplemental interest trust trustee. With regard to the supplemental interest trust, the supplemental interest trust trustee will only be obligated to make payments to the trust under the Interest Rate Swap Agreements to the extent that the supplemental interest trust receives the related funds from the related Swap Provider, and will only be obligated to make payments to the Swap Providers under each Interest Rate Swap Agreement to the extent that the supplemental interest trust receives the related funds from the trust. The supplemental interest trust trustee will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the supplemental interest trust as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its bad faith, willful misconduct or negligence.

      Any   resignation   or  removal  of  Wells  Fargo  Bank,   N.A.  as  trust
administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as supplemental interest trust trustee.

THE CAP PROVIDER AND THE CAP CONTRACT

      The Cap Provider

      UBS AG will be the cap provider. See "--The Interest Rate Swap Agreements, the Swap Providers and the Swap Account--UBS AG" above. The "significance percentage" with respect to the Cap Contract issued by UBS AG as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%. As provided in the Cap Contract issued by UBS AG, UBS AG may be replaced or may be required to obtain a guarantor if the significance percentage is 10% or more.


      The Cap Contract

      Beginning with the 2nd Distribution Date and continuing through and including the 43rd Distribution Date, the Class A Certificates and the Mezzanine Certificates will have the benefit of a cap contract. Pursuant to the cap contract, UBS AG (together with any successor, the "Counterparty" or "Cap Provider") will agree to pay to the Trust a monthly payment in an amount equal to the product of the excess, if any, of one-month LIBOR (subject to the ceiling rate set forth in Annex III) over the rate set forth in Annex III for the related Distribution Date; (2) the notional amount set forth in Annex III for the related Distribution Date multiplied by 250; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360. On each Distribution Date (beginning in April
2006), the trust administrator will deposit into the Cap Account certain amounts, if any, received under the Cap Contract from which distributions in respect of Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. Each of the Cap Contract and the Cap Account will be an asset of the trust but not of any REMIC.

      On  each  Distribution  Date,  to  the  extent  required,   following  the
distribution of the Net Monthly Excess Cashflow as described in "--Overcollateralization Provisions" in this prospectus supplement, withdrawals from the Net WAC Rate Carryover Reserve Account as described in "--Pass-Through Rates" and distribution of Net Swap Payments received under the Interest Rate Swap Agreements, the trust administrator will withdraw from amounts in the Cap Account to distribute to the Class A Certificates and Mezzanine Certificates in the following order of priority:

      first, concurrently, to each class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

      second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

      third, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders as part of the Principal Distribution Amount, as described under "--Allocation of Available Funds--Principal Distributions" above, to the extent remaining undistributed after distribution of the Net Monthly Excess Cashflow;

      fourth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

      fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

      sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account; and

      seventh, to the holders of the Class CE Certificates, any remaining amount.

      For a description of the Counterparty, see "--The Cap Provider and the Cap Contract--UBS AG" above.

CALCULATION OF ONE-MONTH LIBOR

      On each interest determination date, which is the second LIBOR business day preceding the commencement of each Accrual Period with respect to the Class A Certificates and Mezzanine Certificates, the trust administrator will determine one-month LIBOR. One-month LIBOR is the London interbank offered rate for one-month United States dollar deposits as this rate appears on the Telerate Page 3750, as of 11:00 a.m. London time on the LIBOR Determination Date. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Telerate Service or other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If that rate does not appear on that page, the trust administrator will determine one-month LIBOR, in the manner set forth in the Pooling and Servicing Agreement, on the basis of the rates at which one month United States dollar deposits are offered by three major banks in the London interbank market as of 11:00 a.m. London time on the interest determination date.

      The establishment of one-month LIBOR on each interest determination date by the trust administrator and the trust administrator's calculation of the rate of interest applicable to the Class A Certificates and Mezzanine Certificates for the related Accrual Period will, absent manifest error, be final and binding.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the trust administrator will prepare and make available to each holder of a certificate, a statement based upon information received from each servicer, if applicable, generally setting forth, among other things:

(i) the amount of the distribution made on such Distribution Date to the holders of the certificates of each class allocable to principal and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges;

(ii) the amount of the distribution made on such Distribution Date to the holders of the certificates of each class allocable to interest;

(iii) the fees and expenses of the trust accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(iv)--the aggregate amount of Advances for such Distribution Date (including the general purpose of such Advances);

(v)---the aggregate Principal Balance of the Mortgage Loans and any REO Properties as of the end of the related Due Period;

(vi)--the number, aggregate Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(vii)-the number and aggregate unpaid Principal Balance of Mortgage Loans in respect of which (a) one monthly payment is delinquent, (b) two monthly payments are delinquent, (c) three monthly payments are delinquent, (d) foreclosure proceedings have begun and (e) with respect to which the related mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

(viii) the total number and cumulative principal balance of all REO Properties as of the close of business on the last day of the preceding Prepayment Period;

(ix)--the aggregate amount of principal prepayments made during the related Prepayment Period;

(x)---the delinquency percentage;

(xi)--the aggregate amount of Realized Losses incurred during the related Prepayment Period, which will include the aggregate amount of Subsequent
Recoveries received during the related Prepayment Period and the aggregate amount of Realized Losses incurred since the Closing Date, which will include the cumulative amount of Subsequent Recoveries received since the Closing Date;

(xii)-the aggregate amount of extraordinary trust fund expenses withdrawn from the collection account or the distribution account for such Distribution Date;

(xiii)  the   aggregate   Certificate   Principal   Balance  of  each  class  of
certificates, before and after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

(xiv)-the certificate factor for each such class of certificates applicable to such Distribution Date;

(xv)--the Monthly Interest Distributable Amount in respect of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

(xvi)-the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the servicers or the master servicer;

(xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xviii) the Net Monthly Excess Cashflow, the Overcollateralization Target Amount, the Overcollateralized Amount, the Overcollateralization Deficiency Amount and the Credit Enhancement Percentage for such Distribution Date;

(xix)-the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date (and whether such Pass-Through Rate was limited by the Net WAC Rate);

(xx)--the aggregate loss percentage;

(xxi)-whether a Stepdown Date or Trigger Event is in effect;

(xxii) the total cashflows received and the general sources thereof;

(xxiii) the Available Funds;

(xxiv) the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date, the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xxv)-the amount of any Net Swap Payments or Swap Termination Payments;

(xxvi) if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time; and

(xxvii) the applicable Record Dates, Accrual Periods and Determination Dates for calculating distributions for such Distribution Date.

      In addition, the trust administrator will report on Form 10-D any material breaches of representations and warranties regarding the Mortgage Loans to the extent known to the trust administrator.

      The trust administrator will make such information (and, at its option, any additional files containing the same information in an alternative format) available each month via the trust administrator's internet website. Assistance in using the website can be obtained by calling the trust administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trust administrator will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trust administrator will provide timely and adequate notification to all above parties regarding any such changes.

      The primary source of information available to investors concerning the Class A Certificates and Mezzanine Certificates will be the monthly reports made available via the trust administrator's internet website, which will include information as to the outstanding Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates and the status of the applicable form of credit enhancement. Also, investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

      Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the Issuing Entity will be signed by the master servicer.

      The trust's Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current Reports on Form 8-K, and any amendments to those reports, to the extent prepared by the trust administrator, will be made available on the trust administrator's internet website promptly (but no earlier than one Business Day) after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

      In addition, within a reasonable period of time after the end of each calendar year, the trust administrator will prepare and deliver to each holder of a certificate of record during the previous calendar year and the NIMS Insurer a statement containing information necessary to enable holders of the certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                       PREPAYMENT AND YIELD CONSIDERATIONS

      The yield to maturity of the offered certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

      The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the offered certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans that did not have prepayment charges. The Mortgage Loans are subject to the "due-on-sale" provisions included therein and, in the case of the Adjustable-Rate Mortgage Loans, provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See "Description of the Mortgage Loans" in this prospectus supplement.

      Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their adjustable-rate Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate with respect to the Adjustable-Rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Fixed-Rate Mortgage Loans may differ from that on the Adjustable-Rate Mortgage Loans because the amount of the monthly payments on the Adjustable-Rate Mortgage Loans are subject to adjustment on each Adjustment Date. Furthermore, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for two or three years after the origination thereof. The prepayment experience of the Adjustable-Rate Mortgage Loans may differ from that of the Fixed-Rate Mortgage Loans. The Adjustable-Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Adjustable-Rate Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

      The interest only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan with such a feature nears the end of its interest only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

      Approximately 71.35% of the Mortgage Loans (by aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the Pooling and Servicing Agreement, each servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by a servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.
 The depositor makes no representations as to the effect that the prepayment charges, and decisions by a servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

      To the extent the Net WAC Rate is applied to the Class A Certificates and Mezzanine Certificates, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be distributable from Net Monthly Excess Cashflow, to the extent that the Overcollateralization Target Amount has been reached and only in the priorities described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, from amounts received under the Interest Rate Swap Agreements, but only in the priorities described under "Description of the Certificates--Interest Rate Swap Agreements, the Swap Providers and the Swap Account" in this prospectus supplement and from amounts received under the Cap Contract, but only in the priorities described under "Description of the Certificates--Cap Contract" in this prospectus supplement.

      The Net WAC Rate for the Class A Certificates and the Mezzanine Certificates will be lower for Accrual Periods that are longer than 30 days, and the Pass-Through Rates on such certificates are more likely to be capped at the Net WAC Rate than they would if all Accrual Periods were 30 days long. For a discussion of other factors that could cause the Pass-Through Rate on the offered certificates to be capped at the Net WAC Rate, see "Risk Factors--Effect of Mortgage Rates on the Offered Certificates" in this prospectus supplement.

WEIGHTED AVERAGE LIVES

      The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

      The weighted average life of an offered certificate is the average amount of time that will elapse from the closing date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "Description of the Mortgage Loans."

      The assumed final Distribution Date for the offered certificates is as set forth herein under "Description of the Certificates--General." The final Distribution Date with respect to the offered certificates could occur significantly earlier than the related assumed final Distribution Date because
(i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the offered certificates as described herein and (iii) the majority Class CE Certificateholder, the master servicer or the NIMS Insurer may cause a termination of the trust as provided herein.

      Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement assumes a prepayment rate for the Fixed-Rate Mortgage Loans of 100% of the fixed-rate prepayment vector and a prepayment rate for the adjustable-rate Mortgage Loans of 100% of the adjustable-rate prepayment vector. 100% of the fixed-rate prepayment vector assumes CPR of 4.6% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.6727% (precisely 18.40%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 23%. 100% of the adjustable-rate prepayment vector assumes a CPR of 2% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and building linearly (rounded to the nearest hundredth) to a CPR of 30% in the 12th month. Beginning in the 12th month and until the 22nd month, such prepayment vector assumes a CPR of 30%; in the 23rd month and until the 27th month, such prepayment vector assumes a CPR of 50% and in the 28th month and thereafter during the life of such mortgage loans, a CPR of 35%. CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the trust.

      Each of the prepayment scenarios in the table below assumes the respective
percentages  of  the  fixed-rate   prepayment  vector  or  the   adjustable-rate
prepayment vector, as applicable.

      The tables entitled "Percent of Original Certificate Principal Balance Outstanding" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual Mortgage Loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the offered certificates may be made earlier or later than indicated in the table.

      The percentages and weighted average lives in the tables entitled "Percent of Original Certificate Principal Balance Outstanding" were determined assuming the following structuring assumptions:

      (i) the Mortgage Loans have the characteristics set forth in Annex II to this prospectus supplement;

      (ii) the closing date for the offered certificates occurs on February 27, 2006 and the offered certificates were sold to investors on such date;

      (iii) distributions on the certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in March 2006, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates--Allocation of Available Funds;"

      (iv) the prepayment rates are the percentages of the fixed-rate prepayment vector and the adjustable-rate prepayment vector set forth in the "Prepayment Scenarios" table below;

      (v) prepayments include thirty days' interest thereon;

      (vi) the originators are not required to substitute or repurchase any of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Termination" in the tables below;

      (vii) the Overcollateralization Target Amount conforms to the definition for such amount set forth herein;

      (viii) scheduled payments for all Mortgage Loans are received on the first day of each month commencing in March 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans;

      (ix) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest;

      (x) such prepayments are received on the last day of each month commencing in the month of the closing date;

      (xi) the Certificate Index is at all times equal to 4.57125%;

      (xii) the Pass-Through Rates for the offered certificates are as set forth herein;

      (xiii) the Mortgage Rate for each Adjustable-Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of Six-Month LIBOR and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates);

      (xiv) with respect to the Adjustable-Rate Mortgage Loans, Six-Month LIBOR is equal to 4.96000%;

      (xv) with respect to each Adjustable-Rate Mortgage Loan, following the initial Adjustment Date, the Mortgage Rate is adjusted every six months;

      (xvi) the Servicing Fee Rate for each Mortgage Loan is equal to 0.500% per annum; the Master Servicing Fee Rate for each Mortgage Loan is equal to 0.005% and the Credit Risk Manager Fee Rate is equal to 0.0125% per annum;

      (xvii) the Certificate Principal Balance of the Class P Certificates is equal to zero; and

      (xviii) the Net Swap Payment is calculated as described under "Description of the Certificates-- Interest Rate Swap Agreements, the Swap Providers and the Swap Account" except that for the first Distribution Date we assumed 28 days to calculate the Fixed Swap Payment and no Swap Termination Payment is made.

      Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                                                 PREPAYMENT SCENARIOS(1)(2)

                   SCENARIO I    SCENARIO II    SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI    SCENARIO VII
----------------  ------------   ------------   ------------   ------------   ------------   ------------   ------------
Fixed-Rate
 Mortgage Loans:             0%            50%            75%           100%           125%           150%           200%
Adjustable-Rate
 Mortgage Loans:             0%            50%            75%           100%           125%           150%           200%

----------------
(1) Percentage of the fixed-rate prepayment vector or the adjustable-rate prepayment vector, as applicable.
(2) With respect to any prepayment scenario and any month, prepayments of mortgage loans are capped at a CPR of 90%.

      Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the offered certificates, and set forth the percentages of the Original Certificate Principal Balance of such certificates that would be outstanding after each of the dates shown, under various prepayment scenarios.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS A-1
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....            98            73             60            48             35            21              0
February 25, 2008 ....            97            36              9             0              0             0              0
February 25, 2009 ....            96             9              0             0              0             0              0
February 25, 2010 ....            94             0              0             0              0             0              0
February 25, 2011 ....            93             0              0             0              0             0              0
February 25, 2012 ....            91             0              0             0              0             0              0
February 25, 2013 ....            88             0              0             0              0             0              0
February 25, 2014 ....            86             0              0             0              0             0              0
February 25, 2015 ....            83             0              0             0              0             0              0
February 25, 2016 ....            80             0              0             0              0             0              0
February 25, 2017 ....            76             0              0             0              0             0              0
February 25, 2018 ....            73             0              0             0              0             0              0
February 25, 2019 ....            68             0              0             0              0             0              0
February 25, 2020 ....            64             0              0             0              0             0              0
February 25, 2021 ....            54             0              0             0              0             0              0
February 25, 2022 ....            49             0              0             0              0             0              0
February 25, 2023 ....            43             0              0             0              0             0              0
February 25, 2024 ....            36             0              0             0              0             0              0
February 25, 2025 ....            29             0              0             0              0             0              0
February 25, 2026 ....            21             0              0             0              0             0              0
February 25, 2027 ....            12             0              0             0              0             0              0
February 25, 2028 ....             2             0              0             0              0             0              0
February 25, 2029 ....             0             0              0             0              0             0              0
February 25, 2030 ....             0             0              0             0              0             0              0
February 25, 2031 ....             0             0              0             0              0             0              0
February 25, 2032 ....             0             0              0             0              0             0              0
February 25, 2033 ....             0             0              0             0              0             0              0
February 25, 2034 ....             0             0              0             0              0             0              0
February 25, 2035 ....             0             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         14.86          1.71           1.24          1.00           0.84          0.72           0.57
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         14.86          1.71           1.24          1.00           0.84          0.72           0.57

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS A-2
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100             79
February 25, 2008 ....           100           100            100            37              0             0              0
February 25, 2009 ....           100           100              6             0              0             0              0
February 25, 2010 ....           100            48              0             0              0             0              0
February 25, 2011 ....           100            10              0             0              0             0              0
February 25, 2012 ....           100             0              0             0              0             0              0
February 25, 2013 ....           100             0              0             0              0             0              0
February 25, 2014 ....           100             0              0             0              0             0              0
February 25, 2015 ....           100             0              0             0              0             0              0
February 25, 2016 ....           100             0              0             0              0             0              0
February 25, 2017 ....           100             0              0             0              0             0              0
February 25, 2018 ....           100             0              0             0              0             0              0
February 25, 2019 ....           100             0              0             0              0             0              0
February 25, 2020 ....           100             0              0             0              0             0              0
February 25, 2021 ....           100             0              0             0              0             0              0
February 25, 2022 ....           100             0              0             0              0             0              0
February 25, 2023 ....           100             0              0             0              0             0              0
February 25, 2024 ....           100             0              0             0              0             0              0
February 25, 2025 ....           100             0              0             0              0             0              0
February 25, 2026 ....           100             0              0             0              0             0              0
February 25, 2027 ....           100             0              0             0              0             0              0
February 25, 2028 ....           100             0              0             0              0             0              0
February 25, 2029 ....            65             0              0             0              0             0              0
February 25, 2030 ....            34             0              0             0              0             0              0
February 25, 2031 ....             7             0              0             0              0             0              0
February 25, 2032 ....             0             0              0             0              0             0              0
February 25, 2033 ....             0             0              0             0              0             0              0
February 25, 2034 ....             0             0              0             0              0             0              0
February 25, 2035 ....             0             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         23.58          4.16           2.69          2.00           1.71          1.49           1.12
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         23.58          4.16           2.69          2.00           1.71          1.49           1.12

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS A-3
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100             61             0              0
February 25, 2009 ....           100           100            100            24              0             0              0
February 25, 2010 ....           100           100             82            24              0             0              0
February 25, 2011 ....           100           100             52            15              0             0              0
February 25, 2012 ....           100            83             30             0              0             0              0
February 25, 2013 ....           100            63             14             0              0             0              0
February 25, 2014 ....           100            46              1             0              0             0              0
February 25, 2015 ....           100            31              0             0              0             0              0
February 25, 2016 ....           100            20              0             0              0             0              0
February 25, 2017 ....           100            10              0             0              0             0              0
February 25, 2018 ....           100             2              0             0              0             0              0
February 25, 2019 ....           100             0              0             0              0             0              0
February 25, 2020 ....           100             0              0             0              0             0              0
February 25, 2021 ....           100             0              0             0              0             0              0
February 25, 2022 ....           100             0              0             0              0             0              0
February 25, 2023 ....           100             0              0             0              0             0              0
February 25, 2024 ....           100             0              0             0              0             0              0
February 25, 2025 ....           100             0              0             0              0             0              0
February 25, 2026 ....           100             0              0             0              0             0              0
February 25, 2027 ....           100             0              0             0              0             0              0
February 25, 2028 ....           100             0              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....           100             0              0             0              0             0              0
February 25, 2031 ....           100             0              0             0              0             0              0
February 25, 2032 ....            82             0              0             0              0             0              0
February 25, 2033 ....            56             0              0             0              0             0              0
February 25, 2034 ....            28             0              0             0              0             0              0
February 25, 2035 ....             0             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.20          8.08           5.34          3.25           2.15          1.82           1.47
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         27.20          8.08           5.34          3.25           2.15          1.82           1.47

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS A-4
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100            94              0
February 25, 2009 ....           100           100            100           100              0             0              0
February 25, 2010 ....           100           100            100           100              0             0              0
February 25, 2011 ....           100           100            100           100              0             0              0
February 25, 2012 ....           100           100            100            96              0             0              0
February 25, 2013 ....           100           100            100            66              0             0              0
February 25, 2014 ....           100           100            100            45              0             0              0
February 25, 2015 ....           100           100             78            31              0             0              0
February 25, 2016 ....           100           100             59            22              0             0              0
February 25, 2017 ....           100           100             45            15              0             0              0
February 25, 2018 ....           100           100             34            11              0             0              0
February 25, 2019 ....           100            86             26             5              0             0              0
February 25, 2020 ....           100            71             19             1              0             0              0
February 25, 2021 ....           100            55             14             0              0             0              0
February 25, 2022 ....           100            45             10             0              0             0              0
February 25, 2023 ....           100            37              6             0              0             0              0
February 25, 2024 ....           100            30              2             0              0             0              0
February 25, 2025 ....           100            24              0             0              0             0              0
February 25, 2026 ....           100            19              0             0              0             0              0
February 25, 2027 ....           100            15              0             0              0             0              0
February 25, 2028 ....           100            12              0             0              0             0              0
February 25, 2029 ....           100             9              0             0              0             0              0
February 25, 2030 ....           100             4              0             0              0             0              0
February 25, 2031 ....           100             1              0             0              0             0              0
February 25, 2032 ....           100             0              0             0              0             0              0
February 25, 2033 ....           100             0              0             0              0             0              0
February 25, 2034 ....           100             0              0             0              0             0              0
February 25, 2035 ....            89             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         29.43         16.63          11.45          8.44           2.76          2.17           1.71
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         28.99         12.57           8.32          6.07           2.76          2.17           1.71

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS M-1
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100           100             84
February 25, 2009 ....           100           100            100           100             82            90             84
February 25, 2010 ....           100            99             68           100             82            90             39
February 25, 2011 ....           100            83             51            30             82            69             16
February 25, 2012 ....           100            69             38            20             81            38              1
February 25, 2013 ....           100            57             29            14             50            22              0
February 25, 2014 ....           100            47             22            10             32             8              0
February 25, 2015 ....           100            39             17             7             20             0              0
February 25, 2016 ....           100            32             12             5              8             0              0
February 25, 2017 ....           100            27              9             3              1             0              0
February 25, 2018 ....           100            22              7             1              0             0              0
February 25, 2019 ....           100            18              5             0              0             0              0
February 25, 2020 ....           100            15              4             0              0             0              0
February 25, 2021 ....           100            12              3             0              0             0              0
February 25, 2022 ....           100            10              *             0              0             0              0
February 25, 2023 ....           100             8              0             0              0             0              0
February 25, 2024 ....           100             6              0             0              0             0              0
February 25, 2025 ....           100             5              0             0              0             0              0
February 25, 2026 ....           100             4              0             0              0             0              0
February 25, 2027 ....           100             3              0             0              0             0              0
February 25, 2028 ....           100             3              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....            93             0              0             0              0             0              0
February 25, 2031 ....            81             0              0             0              0             0              0
February 25, 2032 ....            68             0              0             0              0             0              0
February 25, 2033 ....            53             0              0             0              0             0              0
February 25, 2034 ....            37             0              0             0              0             0              0
February 25, 2035 ....            19             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.05          9.11           6.17          5.33           6.95          5.71           3.79
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         26.96          8.28           5.54          4.85           4.35          3.52           2.37

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS M-2
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100           100            100
February 25, 2009 ....           100           100            100           100            100           100             22
February 25, 2010 ....           100            99             68            55            100            56              5
February 25, 2011 ....           100            83             51            30             71             9              0
February 25, 2012 ....           100            69             38            20             10             5              0
February 25, 2013 ....           100            57             29            14              6             1              0
February 25, 2014 ....           100            47             22            10              4             0              0
February 25, 2015 ....           100            39             17             7              *             0              0
February 25, 2016 ....           100            32             12             5              0             0              0
February 25, 2017 ....           100            27              9             3              0             0              0
February 25, 2018 ....           100            22              7             0              0             0              0
February 25, 2019 ....           100            18              5             0              0             0              0
February 25, 2020 ....           100            15              4             0              0             0              0
February 25, 2021 ....           100            12              2             0              0             0              0
February 25, 2022 ....           100            10              0             0              0             0              0
February 25, 2023 ....           100             8              0             0              0             0              0
February 25, 2024 ....           100             6              0             0              0             0              0
February 25, 2025 ....           100             5              0             0              0             0              0
February 25, 2026 ....           100             4              0             0              0             0              0
February 25, 2027 ....           100             3              0             0              0             0              0
February 25, 2028 ....           100             *              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....            93             0              0             0              0             0              0
February 25, 2031 ....            81             0              0             0              0             0              0
February 25, 2032 ....            68             0              0             0              0             0              0
February 25, 2033 ....            53             0              0             0              0             0              0
February 25, 2034 ....            37             0              0             0              0             0              0
February 25, 2035 ....            19             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.05          9.09           6.14          5.07           5.52          4.27           2.91
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         26.96          8.28           5.53          4.60           4.66          3.66           2.49

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                                    PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS M-3
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100           100            100
February 25, 2009 ....           100           100            100           100            100           100             12
February 25, 2010 ....           100            99             68            44            100            16              5
February 25, 2011 ....           100            83             51            30             17             9              0
February 25, 2012 ....           100            69             38            20             10             5              0
February 25, 2013 ....           100            57             29            14              6             0              0
February 25, 2014 ....           100            47             22            10              4             0              0
February 25, 2015 ....           100            39             17             7              0             0              0
February 25, 2016 ....           100            32             12             5              0             0              0
February 25, 2017 ....           100            27              9             1              0             0              0
February 25, 2018 ....           100            22              7             0              0             0              0
February 25, 2019 ....           100            18              5             0              0             0              0
February 25, 2020 ....           100            15              4             0              0             0              0
February 25, 2021 ....           100            12              0             0              0             0              0
February 25, 2022 ....           100            10              0             0              0             0              0
February 25, 2023 ....           100             8              0             0              0             0              0
February 25, 2024 ....           100             6              0             0              0             0              0
February 25, 2025 ....           100             5              0             0              0             0              0
February 25, 2026 ....           100             4              0             0              0             0              0
February 25, 2027 ....           100             1              0             0              0             0              0
February 25, 2028 ....           100             0              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....            93             0              0             0              0             0              0
February 25, 2031 ....            81             0              0             0              0             0              0
February 25, 2032 ....            68             0              0             0              0             0              0
February 25, 2033 ....            53             0              0             0              0             0              0
February 25, 2034 ....            37             0              0             0              0             0              0
February 25, 2035 ....            19             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.05          9.06           6.12          4.93           4.86          3.78           2.56
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         26.96          8.28           5.52          4.48           4.51          3.50           2.38

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                                    PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS M-4
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100           100            100
February 25, 2009 ....           100           100            100           100            100           100             12
February 25, 2010 ....           100            99             68            44             84            16              5
February 25, 2011 ....           100            83             51            30             17             9              0
February 25, 2012 ....           100            69             38            20             10             5              0
February 25, 2013 ....           100            57             29            14              6             0              0
February 25, 2014 ....           100            47             22            10              3             0              0
February 25, 2015 ....           100            39             17             7              0             0              0
February 25, 2016 ....           100            32             12             5              0             0              0
February 25, 2017 ....           100            27              9             0              0             0              0
February 25, 2018 ....           100            22              7             0              0             0              0
February 25, 2019 ....           100            18              5             0              0             0              0
February 25, 2020 ....           100            15              4             0              0             0              0
February 25, 2021 ....           100            12              0             0              0             0              0
February 25, 2022 ....           100            10              0             0              0             0              0
February 25, 2023 ....           100             8              0             0              0             0              0
February 25, 2024 ....           100             6              0             0              0             0              0
February 25, 2025 ....           100             5              0             0              0             0              0
February 25, 2026 ....           100             4              0             0              0             0              0
February 25, 2027 ....           100             0              0             0              0             0              0
February 25, 2028 ....           100             0              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....            93             0              0             0              0             0              0
February 25, 2031 ....            81             0              0             0              0             0              0
February 25, 2032 ....            68             0              0             0              0             0              0
February 25, 2033 ....            53             0              0             0              0             0              0
February 25, 2034 ....            37             0              0             0              0             0              0
February 25, 2035 ....            19             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.05          9.04           6.10          4.84           4.58          3.57           2.42
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         26.96          8.28           5.51          4.41           4.24          3.30           2.25

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS M-5
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100           100             72
February 25, 2009 ....           100           100            100           100            100            52             12
February 25, 2010 ....           100            99             68            44             27            16              5
February 25, 2011 ....           100            83             51            30             17             9              0
February 25, 2012 ....           100            69             38            20             10             5              0
February 25, 2013 ....           100            57             29            14              6             0              0
February 25, 2014 ....           100            47             22            10              0             0              0
February 25, 2015 ....           100            39             17             7              0             0              0
February 25, 2016 ....           100            32             12             3              0             0              0
February 25, 2017 ....           100            27              9             0              0             0              0
February 25, 2018 ....           100            22              7             0              0             0              0
February 25, 2019 ....           100            18              5             0              0             0              0
February 25, 2020 ....           100            15              0             0              0             0              0
February 25, 2021 ....           100            12              0             0              0             0              0
February 25, 2022 ....           100            10              0             0              0             0              0
February 25, 2023 ....           100             8              0             0              0             0              0
February 25, 2024 ....           100             6              0             0              0             0              0
February 25, 2025 ....           100             5              0             0              0             0              0
February 25, 2026 ....           100             0              0             0              0             0              0
February 25, 2027 ....           100             0              0             0              0             0              0
February 25, 2028 ....           100             0              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....            93             0              0             0              0             0              0
February 25, 2031 ....            81             0              0             0              0             0              0
February 25, 2032 ....            68             0              0             0              0             0              0
February 25, 2033 ....            53             0              0             0              0             0              0
February 25, 2034 ....            37             0              0             0              0             0              0
February 25, 2035 ....            19             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.05          9.01           6.07          4.78           4.39          3.43           2.32
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         26.96          8.28           5.51          4.37           4.07          3.17           2.15

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS M-6
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100           100             30
February 25, 2009 ....           100           100            100           100            100            30             12
February 25, 2010 ....           100            99             68            44             27            16              1
February 25, 2011 ....           100            83             51            30             17             9              0
February 25, 2012 ....           100            69             38            20             10             *              0
February 25, 2013 ....           100            57             29            14              6             0              0
February 25, 2014 ....           100            47             22            10              0             0              0
February 25, 2015 ....           100            39             17             7              0             0              0
February 25, 2016 ....           100            32             12             0              0             0              0
February 25, 2017 ....           100            27              9             0              0             0              0
February 25, 2018 ....           100            22              7             0              0             0              0
February 25, 2019 ....           100            18              4             0              0             0              0
February 25, 2020 ....           100            15              0             0              0             0              0
February 25, 2021 ....           100            12              0             0              0             0              0
February 25, 2022 ....           100            10              0             0              0             0              0
February 25, 2023 ....           100             8              0             0              0             0              0
February 25, 2024 ....           100             6              0             0              0             0              0
February 25, 2025 ....           100             2              0             0              0             0              0
February 25, 2026 ....           100             0              0             0              0             0              0
February 25, 2027 ....           100             0              0             0              0             0              0
February 25, 2028 ....           100             0              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....            93             0              0             0              0             0              0
February 25, 2031 ....            81             0              0             0              0             0              0
February 25, 2032 ....            68             0              0             0              0             0              0
February 25, 2033 ....            53             0              0             0              0             0              0
February 25, 2034 ....            37             0              0             0              0             0              0
February 25, 2035 ....            19             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.05          8.98           6.05          4.73           4.25          3.32           2.28
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         26.96          8.28           5.51          4.33           3.94          3.08           2.12

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS M-7
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100           100             30
February 25, 2009 ....           100           100            100           100            100            30             12
February 25, 2010 ....           100            99             68            44             27            16              0
February 25, 2011 ....           100            83             51            30             17             9              0
February 25, 2012 ....           100            69             38            20             10             0              0
February 25, 2013 ....           100            57             29            14              4             0              0
February 25, 2014 ....           100            47             22            10              0             0              0
February 25, 2015 ....           100            39             17             5              0             0              0
February 25, 2016 ....           100            32             12             0              0             0              0
February 25, 2017 ....           100            27              9             0              0             0              0
February 25, 2018 ....           100            22              7             0              0             0              0
February 25, 2019 ....           100            18              0             0              0             0              0
February 25, 2020 ....           100            15              0             0              0             0              0
February 25, 2021 ....           100            12              0             0              0             0              0
February 25, 2022 ....           100            10              0             0              0             0              0
February 25, 2023 ....           100             8              0             0              0             0              0
February 25, 2024 ....           100             4              0             0              0             0              0
February 25, 2025 ....           100             0              0             0              0             0              0
February 25, 2026 ....           100             0              0             0              0             0              0
February 25, 2027 ....           100             0              0             0              0             0              0
February 25, 2028 ....           100             0              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....            93             0              0             0              0             0              0
February 25, 2031 ....            81             0              0             0              0             0              0
February 25, 2032 ....            68             0              0             0              0             0              0
February 25, 2033 ....            53             0              0             0              0             0              0
February 25, 2034 ....            37             0              0             0              0             0              0
February 25, 2035 ....            19             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.05          8.93           6.00          4.67           4.13          3.24           2.21
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         26.96          8.28           5.50          4.30           3.84          3.01           2.07

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS M-8
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100           100             30
February 25, 2009 ....           100           100            100           100            100            30             12
February 25, 2010 ....           100            99             68            44             27            16              0
February 25, 2011 ....           100            83             51            30             17             9              0
February 25, 2012 ....           100            69             38            20             10             0              0
February 25, 2013 ....           100            57             29            14              0             0              0
February 25, 2014 ....           100            47             22            10              0             0              0
February 25, 2015 ....           100            39             17             0              0             0              0
February 25, 2016 ....           100            32             12             0              0             0              0
February 25, 2017 ....           100            27              9             0              0             0              0
February 25, 2018 ....           100            22              1             0              0             0              0
February 25, 2019 ....           100            18              0             0              0             0              0
February 25, 2020 ....           100            15              0             0              0             0              0
February 25, 2021 ....           100            12              0             0              0             0              0
February 25, 2022 ....           100            10              0             0              0             0              0
February 25, 2023 ....           100             5              0             0              0             0              0
February 25, 2024 ....           100             0              0             0              0             0              0
February 25, 2025 ....           100             0              0             0              0             0              0
February 25, 2026 ....           100             0              0             0              0             0              0
February 25, 2027 ....           100             0              0             0              0             0              0
February 25, 2028 ....           100             0              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....            93             0              0             0              0             0              0
February 25, 2031 ....            81             0              0             0              0             0              0
February 25, 2032 ....            68             0              0             0              0             0              0
February 25, 2033 ....            53             0              0             0              0             0              0
February 25, 2034 ....            37             0              0             0              0             0              0
February 25, 2035 ....            19             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.04          8.86           5.95          4.61           4.03          3.15           2.19
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         26.96          8.28           5.50          4.28           3.77          2.95           2.06

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS M-9
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100           100             30
February 25, 2009 ....           100           100            100           100            100            30             12
February 25, 2010 ....           100            99             68            44             27            16              0
February 25, 2011 ....           100            83             51            30             17             1              0
February 25, 2012 ....           100            69             38            20              9             0              0
February 25, 2013 ....           100            57             29            14              0             0              0
February 25, 2014 ....           100            47             22             6              0             0              0
February 25, 2015 ....           100            39             17             0              0             0              0
February 25, 2016 ....           100            32             12             0              0             0              0
February 25, 2017 ....           100            27              5             0              0             0              0
February 25, 2018 ....           100            22              0             0              0             0              0
February 25, 2019 ....           100            18              0             0              0             0              0
February 25, 2020 ....           100            15              0             0              0             0              0
February 25, 2021 ....           100            12              0             0              0             0              0
February 25, 2022 ....           100             6              0             0              0             0              0
February 25, 2023 ....           100             0              0             0              0             0              0
February 25, 2024 ....           100             0              0             0              0             0              0
February 25, 2025 ....           100             0              0             0              0             0              0
February 25, 2026 ....           100             0              0             0              0             0              0
February 25, 2027 ....           100             0              0             0              0             0              0
February 25, 2028 ....           100             0              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....            93             0              0             0              0             0              0
February 25, 2031 ....            81             0              0             0              0             0              0
February 25, 2032 ....            68             0              0             0              0             0              0
February 25, 2033 ....            53             0              0             0              0             0              0
February 25, 2034 ....            37             0              0             0              0             0              0
February 25, 2035 ....            19             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.03          8.78           5.89          4.54           3.93          3.08           2.16
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         26.96          8.28           5.50          4.26           3.71           2.9           2.05

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS M-10
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100           100             30
February 25, 2009 ....           100           100            100           100            100            30              6
February 25, 2010 ....           100            99             68            44             27            16              0
February 25, 2011 ....           100            83             51            30             17             0              0
February 25, 2012 ....           100            69             38            20              0             0              0
February 25, 2013 ....           100            57             29            14              0             0              0
February 25, 2014 ....           100            47             22             0              0             0              0
February 25, 2015 ....           100            39             17             0              0             0              0
February 25, 2016 ....           100            32              9             0              0             0              0
February 25, 2017 ....           100            27              0             0              0             0              0
February 25, 2018 ....           100            22              0             0              0             0              0
February 25, 2019 ....           100            18              0             0              0             0              0
February 25, 2020 ....           100            15              0             0              0             0              0
February 25, 2021 ....           100             6              0             0              0             0              0
February 25, 2022 ....           100             0              0             0              0             0              0
February 25, 2023 ....           100             0              0             0              0             0              0
February 25, 2024 ....           100             0              0             0              0             0              0
February 25, 2025 ....           100             0              0             0              0             0              0
February 25, 2026 ....           100             0              0             0              0             0              0
February 25, 2027 ....           100             0              0             0              0             0              0
February 25, 2028 ....           100             0              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....            93             0              0             0              0             0              0
February 25, 2031 ....            81             0              0             0              0             0              0
February 25, 2032 ....            68             0              0             0              0             0              0
February 25, 2033 ....            53             0              0             0              0             0              0
February 25, 2034 ....            37             0              0             0              0             0              0
February 25, 2035 ....            19             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.02          8.67           5.80          4.46           3.84          3.02           2.10
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         26.96          8.28           5.50          4.24           3.67          2.88           2.01

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.
(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

                               PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                   CLASS M-11
                                                              PREPAYMENT SCENARIO
                        ---------------------------------------------------------------------------------------------------
  DISTRIBUTION DATE      SCENARIO I    SCENARIO II   SCENARIO III   SCENARIO IV    SCENARIO V    SCENARIO VI   SCENARIO VII
----------------------  ------------   -----------   ------------   -----------   ------------   -----------   ------------
Initial Percentage ...           100%          100%           100%          100%           100%          100%           100%
February 25, 2007 ....           100           100            100           100            100           100            100
February 25, 2008 ....           100           100            100           100            100           100             30
February 25, 2009 ....           100           100            100           100            100            30              0
February 25, 2010 ....           100            99             68            44             27            10              0
February 25, 2011 ....           100            83             51            30             13             0              0
February 25, 2012 ....           100            69             38            20              0             0              0
February 25, 2013 ....           100            57             29             2              0             0              0
February 25, 2014 ....           100            47             22             0              0             0              0
February 25, 2015 ....           100            39             12             0              0             0              0
February 25, 2016 ....           100            32              0             0              0             0              0
February 25, 2017 ....           100            27              0             0              0             0              0
February 25, 2018 ....           100            22              0             0              0             0              0
February 25, 2019 ....           100            18              0             0              0             0              0
February 25, 2020 ....           100             6              0             0              0             0              0
February 25, 2021 ....           100             0              0             0              0             0              0
February 25, 2022 ....           100             0              0             0              0             0              0
February 25, 2023 ....           100             0              0             0              0             0              0
February 25, 2024 ....           100             0              0             0              0             0              0
February 25, 2025 ....           100             0              0             0              0             0              0
February 25, 2026 ....           100             0              0             0              0             0              0
February 25, 2027 ....           100             0              0             0              0             0              0
February 25, 2028 ....           100             0              0             0              0             0              0
February 25, 2029 ....           100             0              0             0              0             0              0
February 25, 2030 ....            93             0              0             0              0             0              0
February 25, 2031 ....            81             0              0             0              0             0              0
February 25, 2032 ....            68             0              0             0              0             0              0
February 25, 2033 ....            53             0              0             0              0             0              0
February 25, 2034 ....            37             0              0             0              0             0              0
February 25, 2035 ....            19             0              0             0              0             0              0
February 25, 2036 ....             0             0              0             0              0             0              0
Weighted Average Life
(years) to Maturity(1)         27.00          8.51           5.67          4.36           3.73          2.92           2.06
Weighted Average Life
(years) to Optional
Termination(1)(2) ....         26.96          8.28           5.50          4.24           3.64          2.84           2.01

----------------------
*     If applicable, represents number greater than zero but less than 0.50%.

(1)   The weighted  average life of any class of  certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES

      If the Certificate Principal Balances of the Class CE Certificates and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on remaining class of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreements and available  for that  purpose or by amounts  received  under the Cap Contract and available for that purpose), will be allocated to those certificates. The initial undivided interests in the trust evidenced by the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class M-11 Certificates and the Class CE Certificates are approximately 3.85%, approximately 3.50%, approximately 2.20%, approximately 1.85%, approximately 1.75%, approximately 1.60%,approximately 1.50%, approximately 1.35%, approximately 1.10%, approximately 1.05%, approximately 1.00% and approximately 2.75%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under "Description of the
Certificates--Overcollateralization Provisions," and "Description of the Certificates--Interest Rate Swap Agreements, the Swap Providers and the Swap Account" in this prospectus supplement and "Description of the Certificates--Cap Contract" in this prospectus supplement.

      Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the offered certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield Considerations" in the prospectus.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

      The certificates will be issued pursuant to the Pooling and Servicing Agreement. The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, (vi) the Net WAC Rate Carryover Reserve Account, (vii) the right of any payments made to the trust pursuant to the Cap Contract and (viii) the right to any Net Swap Payment and any Swap Termination Payment made by a Swap Provider and deposited into the Swap Account.

      The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under "Risk Factors--Rights of the NIMS Insurer" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

      On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trust administrator pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the Cut-off Date Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

      The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee's agent for such purpose) the mortgage notes endorsed in blank or to the trustee on behalf of the certificateholders and the other related documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator. The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded as set forth in the Pooling and Servicing Agreement.

      Within 45 days of the closing date, the trustee, or a custodian on its behalf, will review the Mortgage Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or other related document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller or the related originator, as applicable, by the trustee, or a custodian on its behalf, the seller or the related originator, as applicable, will be obligated to either (i) substitute for such Mortgage Loan a qualified substitute mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at the Purchase Price. The Purchase Price will be required to be remitted to the master servicer for deposit in the Distribution Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the seller or the related originator to repurchase or substitute for a Deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and other related documents available to the trustee or the certificateholders.

      In connection with the substitution of a qualified substitute mortgage loan, the seller or the related originator, as applicable will be required to remit to the related servicer for deposit in the custodial account on or prior to the next succeeding Determination Date after such obligation arises the Substitution Adjustment Amount.

      Pursuant to the Originator Master Agreements (as assigned to the depositor pursuant to the Assignment Agreements and to the trustee pursuant to the Pooling Agreement), each originator made certain representations and warranties as to the accuracy in all material respects of certain information with respect to each Mortgage Loan (e.g., the Mortgage Rate). In addition, pursuant to the Originator Master Agreements, each originator represented and warranted that, among other things: each Mortgage Loan complied, at the time of origination, in all material respects with applicable federal, state and local laws. Pursuant to the Assignment Agreements and the Mortgage Loan Purchase Agreement, the seller will make certain additional representations and warranties regarding the Mortgage Loans. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and other related documents, the trustee will promptly notify the related servicer and will enforce the obligations of the related originator or the seller, as applicable, under the related Originator Master Agreement or the related Assignment Agreement or the Mortgage Loan Purchase Agreement to effect a cure by either (i) as permitted pursuant to the related Originator Master Agreement (in the case of an originator) or pursuant to the Pooling and Servicing Agreement (in the case of the seller), as applicable, substituting for such Deleted Mortgage Loan a qualified substitute mortgage loan or (ii) repurchasing such Deleted Mortgage Loan from the trust at a price generally equal to the Purchase Price, in each case to the extent set forth in the related Originator Master Agreement or Pooling and Servicing Agreement, as applicable. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the related Originator Master Agreement or the related Assignment Agreement or the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders. Notwithstanding the foregoing, to the extent of a breach by the related originator or the seller of any representation, warranty or covenant in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the certificateholders, the trustee will first request that the related originator cure such breach or repurchase such Mortgage Loan and if the related originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the trustee, the trustee will then request that the seller cure such breach or repurchase such Mortgage Loan.

      Pursuant to the Pooling and Servicing Agreement, the servicers will service and administer the Mortgage Loans as more fully set forth therein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

      Each servicer will establish and maintain a collection account for the benefit of the certificateholders. Upon receipt by the servicers of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the servicers will deposit such amounts in the collection account for remittance to the trust administrator on the Remittance Date. Amounts on deposit in the collection account may be invested in permitted investments maturing on or before the business day prior to the related Remittance Date. The trust administrator will establish an account (the "Distribution Account") into which will be deposited amounts remitted from the servicers for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. Amounts on deposit in the Distribution Account may be invested in permitted investments maturing on or before the business day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the trust administrator or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date.

ADVANCES

      Subject to the following limitations, the servicers will be obligated to advance or cause to be advanced to the master servicer on or before each Remittance Date from (i) its own funds, (ii) funds in the collection account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), all Advances for such Distribution Date.

      Advances are required to be made only to the extent they are deemed by the servicers to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on the related Mortgage Loan as to which such Advances were made. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicers will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the servicer's obligation to make Advances as to any Mortgage Loan will continue through the last scheduled payment due prior to the payment in full or until the recovery of all liquidation proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the Mortgage Loan. Failure by the servicers to remit any required Advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement, would constitute an event of default under the Pooling and Servicing Agreement. Such event of default will then obligate the master servicer, as successor servicer (subject to a determination of recoverability) to advance such amounts to the extent provided in the Pooling and Servicing Agreement.

      All Advances will be reimbursable to the servicers or the master servicer, as applicable, from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the servicers or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicers or the master servicer, as applicable, from general funds in the collection account or the distribution account. The master servicer may reimburse the servicers or recover from amounts in the distribution account the amount of any Advance that remains unreimbursed to the servicers or the master servicer, as applicable, from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the trust administrator for distribution on the certificates.

      In the course of performing its servicing obligations, the servicers (or if a servicer fails in such obligation, the master servicer, as successor servicer) will also make Servicing Advances. The servicer's or the master servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the servicers from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by a servicer or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicers or the master servicer, as applicable, from general funds in the collection account or the distribution account with regard to the master servicer and the collection account with regard to the servicers.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal compensation to be paid to each servicer in respect of its servicing activities will be the Servicing Fee which will accrue at the Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, each servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees, Prepayment Interest Excess and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any servicing accounts. The servicers are obligated to deposit into the collection account and remit to the master servicer any Compensating Interest but only in an amount up to its Servicing Fee for the related Distribution Date. In the event that the servicers fail to pay Compensating Interest required to be paid by it on any Distribution Date, the master servicer will be required to pay such unpaid amount, but only to the extent set forth in the Pooling and Servicing Agreement.

      The principal compensation to be paid to the master servicer in respect of its servicing activities will be the Master Servicing Fee which will accrue at the Master Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the master servicer is entitled to retain the investment income on funds in the distribution account.

EVENTS OF DEFAULT AND REMOVAL OF SERVICER OR MASTER SERVICER

      The circumstances under which the servicers or master servicer may be removed are set forth under "Description of the Securities--Events of Default" in the prospectus.

      In the event of a servicer event of default, the master servicer (or a successor servicer selected by the master servicer) will become the successor servicer under the Pooling and Servicing Agreement and in the event of an Event of Default regarding the master servicer, the trustee will become the successor master servicer under the Pooling and Servicing Agreement (or, the trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in the Pooling and Servicing Agreement). The master servicer, in its capacity as successor servicer, immediately will assume all of the obligations of the servicers to make Advances. As compensation therefor, the master servicer (or such other successor servicer) will be entitled to such compensation as the servicers would have been entitled to under the Pooling and Servicing Agreement if no such notice of termination had been given.

      Subject to the terms of the Pooling and Servicing Agreement, the trustee or trust administrator will be required to notify certificateholders and the rating agencies of any event of a default by any servicer or master servicer actually known to a responsible officer of the trustee or trust administrator, and of the appointment of any successor servicer or master servicer.

      All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor servicer or master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor servicer or master servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer or master servicer or the trustee (in which case the successor servicer, master servicer or the trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the trust).

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF THE TRUSTEE AND THE TRUST ADMINISTRATOR

      The Pooling and Servicing Agreement will provide that the trustee and the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party's agents and counsel, in the ordinary course of such party's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the master servicer's or servicer's obligations and duties under the Pooling and Servicing Agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the master servicer or the applicable servicer under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the Pooling and Servicing Agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations under the Pooling and Servicing Agreement with respect to REMIC administration. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders.

      For a description of the limitations on the liability of the trustee and the trust administrator, see "Description of the Securities--Certain Matters Regarding the Master Servicer, the Depositor and the Trustee" in the prospectus.

REMOVAL OF THE TRUSTEE AND THE TRUST ADMINISTRATOR

      If at any time the trustee or trust administrator becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the depositor or the NIMS Insurer, if any, or if at any time the trustee or trust administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the respective property of the trustee or trust administrator is appointed, or any public officer takes charge or control of the trustee or trust administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor or the NIMS Insurer, if any, may remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument, in duplicate, which instrument will be delivered to the removed trustee or trust administrator, as applicable, and to the successor trustee or trust administrator. A copy of such instrument will be delivered to the certificateholders and the master servicer by the depositor.

      The certificateholders entitled to at least 51% of the voting rights or the NIMS Insurer, if any, upon failure of the trustee or trust administrator to perform its obligations may at any time remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee or trust administrator, as applicable, and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders and the master servicer by the depositor.

      Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the trustee or trust administrator may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the trustee or trust administrator and appointment of a successor trustee or trust administrator will not become effective until acceptance of appointment by the successor trustee or trust administrator.

THE CREDIT RISK MANAGER

      Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company, a Colorado corporation, will act as the trust's representative in advising the servicers regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and reporting to the depositor on the performance of such Mortgage Loans and the collection of any prepayment charges with respect to the Mortgage Loans. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicers and/or the master servicer in performing its advisory and monitoring functions.

      The credit risk manager will be entitled to receive the Credit Risk Manager Fee until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.

VOTING RIGHTS

      At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

AMENDMENT OF THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicers, the master servicer, the trust administrator and the trustee with the consent of the NIMS Insurer, if any, and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect,
(ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

      The Pooling and Servicing Agreement may also be amended from time to time by the depositor, the servicers, the master servicer, the trust administrator, the NIMS Insurer and the trustee with the consent of the NIMS Insurer and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders.

      None of the depositor, the master servicer, the trust administrator nor the trustee may enter into an amendment of the Pooling and Servicing Agreement that would significantly change the permitted activities of the Trust without the consent of the NIMS Insurer, if any, and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates. Promptly after the execution of any amendment the Trustee will furnish a copy of such amendment to each certificateholder.

EVIDENCE AS TO COMPLIANCE

      The servicers, the master servicer, the trust administrator and any other party who is engaged by any of the preceding parties and that meets the criteria set forth in 1108(a)(2)(i) through (iii) of Regulation AB are required to deliver to the depositor, the master servicer and the rating agencies in March of each year, starting in March 2007, an officer's certificate stating that (i) a review of such party's activities during the reporting period and of its performance under the Pooling and Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, such servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

      In addition, notwithstanding anything in the prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that in March of each year, starting in March 2007, each party participating in the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

      The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

TERMINATION

      The majority holder of the Class CE Certificates (so long as such holder is not the seller or an affiliate of the seller) or, if such majority holder fails to exercise such option, the master servicer will have the right to purchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. In addition, to the extent that the majority holder of the Class CE Certificates or the master servicer have not exercised such option, JPMCB, or if JPMCB fails to exercise such option, the NIMS Insurer, if any, may purchase all of the Mortgage Loans and any REO Properties and retire the certificates when the aggregate current principal balance of Mortgage Loans and any REO Properties is equal to or less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date. In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees or Administration Fees allocable to such Mortgage Loans and REO Properties and any other amounts owed to the servicers, the master servicer, the trust administrator or the trustee under the Pooling and Servicing Agreement, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Providers. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire, the note balance of the notes issued pursuant to any indenture which are secured by all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates and any amounts owed to the NIMS Insurer, if any, at the time the option is exercised. In the event the master servicer or the NIMS Insurer, if any, exercises this option, the portion of the purchase price allocable to the Class A Certificates and the Mezzanine Certificates will be, to the extent of available funds:

      (i) 100% of the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, plus

      (ii) interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates at the then applicable Pass-Through Rate for the class, plus

      (iii) any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and the Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (distributable from the Net WAC Rate Carryover Reserve Account), plus

      (iv) in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

SERVICING OF DELINQUENT MORTGAGE LOANS

      Each servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan,
(ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would maximize the proceeds for the trust on such Mortgage Loan. However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

                         FEDERAL INCOME TAX CONSEQUENCES

      One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Cap Account, the Supplemental Interest Trust, any Servicer Prepayment Charge Payment Amounts, the Interest Rate Swap Agreements and the Cap Contract) as a REMIC for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Code.

      For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the trust and (ii) the Class A Certificates, the Mezzanine Certificates, the Class CE Certificates (exclusive of any right of the holder of such Certificates to receive payments from or obligation to make payments to the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount or the Swap Account or the Cap Account) and the Class P Certificates will represent the "regular interests" in, and generally will be treated as debt instruments of, a REMIC. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      For federal income tax reporting purposes, the Class M-10 and Class M-11 Certificates will be, and the remaining classes of Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the prepayment assumption set forth under "Prepayment and Yield Considerations" in this prospectus supplement. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the Internal Revenue Service could assert that the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

      It appears that a reasonable method of reporting original issue discount with respect to the offered certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      Each holder of a Class A Certificate and a Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account and Cap Account in respect of the Net WAC Rate Carryover Amount and the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Swap Account, the Cap Account, the Cap Contract and the Interest Rate Swap Agreements are not assets of any REMIC. The REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Notional Amount of the Interest Rate Swap Agreements to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate may exceed the actual amount of distributions on the Class A Certificate or Mezzanine Certificate.

      The treatment of amounts received by a holder of a Class A Certificate and a Mezzanine Certificate under such holder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A Certificate and a Mezzanine Certificate must allocate its purchase price for such certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Swap Account or the Cap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust administrator will, as required, treat payments made to the holders of the Class A Certificates and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the trust administrator may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Swap
Account or the Cap Account in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value. The value of such amount may be obtained from the trust administrator upon request to the extent it is provided to the trust administrator by the underwriter. Under the REMIC regulations, the trust administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Swap Account or the Cap Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trust administrator's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the notional principal contract regulations.

      Any payments made to a beneficial owner of a Class A Certificate or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A Certificate or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

      Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A Certificate or Mezzanine Certificate may have income that exceeds cash distributions on the Class A Certificate or Mezzanine Certificate, in any period and over the term of the Class A Certificate or Mezzanine Certificate. As a result, the Class A Certificate or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

      Upon the sale of a Class A Certificate or a Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments from the Net WAC Rate Carryover Reserve Account, the Swap Account or the Cap Account in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the notional principal contract regulations allocable to the related Class A Certificate or Mezzanine
Certificate, as the case may be. A holder of an offered certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Swap Account or the Cap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Swap Account or the Cap Account in respect of the Net WAC Rate Carryover Amount.

      Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Swap Account or the Cap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Carryover Amount. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

      The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in
Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

      Because the Net WAC Rate Carryover Amount is treated as a separate right of the Class A Certificates and Mezzanine Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account, the Swap Account and the Cap Account will not be qualifying real estate income for real estate investment trusts.

      It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iv) by a servicer, if a servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement or (v) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the offered certificates. The responsibility for filing annual federal information returns and other reports will be borne by the trust administrator. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      For further  information  regarding the federal income tax consequences of
investing   in   the   offered    certificates,    see   "Federal   Income   Tax
Consequences--REMICs" in the prospectus.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such offered certificates.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

      The U.S. Department of Labor has granted to UBS Securities LLC an administrative exemption (Prohibited Transaction Exemption, or PTE, 91-22, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least "BBB-" or its equivalent, as more fully described in "ERISA Considerations" in the prospectus.

      For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental
Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

      Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Moody's or Fitch Ratings or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTE 95 60, and (3) the conditions in Sections I and III of PTE 95 60 have been satisfied.

      Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

      If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the trust administrator, the master servicer, the servicers and any the NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA.

      The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

      The depositor will apply the net proceeds of the sale of the offered certificates to the purchase of the Mortgage Loans transferred to the trust.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), the Depositor has agreed to sell, and the underwriter has agreed to purchase, the offered certificates.

      Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates,  before  deducting  expenses  payable  by the  depositor,  will be approximately $637,559,582. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

      The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The offered certificates will be offered in Europe and the United States of America.

      The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect thereof.

                                     RATINGS

      It is a condition to the issuance of the offered certificates that they receive the ratings set forth in the table entitled "The Series 2006-HE1 Certificates" in this prospectus supplement.

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

      The depositor has not engaged any rating agency other than Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Moody's and S&P.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

                                LEGAL MATTERS

      The validity of the offered certificates and certain federal income tax matters will be passed on for the depositor and the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                              GLOSSARY OF TERMS

      The "Accrual Period" for the Class A Certificates and the Mezzanine Certificates and for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

      The "Adjustable-Rate Mortgage Loans" are the Mortgage Loans whose Mortgage Rates adjust on each Adjustment Date.

      The "Adjusted Net Maximum Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage Loan) as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Master Servicing Fee Rate, (ii) the Servicing Fee Rate and (iii) the Credit Risk Manager Fee Rate.

      The "Adjusted Net Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Master Servicing Fee Rate, (ii) the Servicing Fee Rate and (iii) the Credit Risk Manager Fee Rate.

      The "Adjustment Date" with respect to each Adjustable-Rate Mortgage Loan is the date on which the Mortgage Rate of the Mortgage Loan changes pursuant to the related mortgage note.

      An "Advance" with respect to any Distribution Date is an amount remitted by the servicers under the Pooling and Servicing Agreement equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than with respect to balloon payments, and that were delinquent on the business day immediately prior to the related Determination Date, unless determined to be nonrecoverable and, with respect to balloon loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan, unless determined to be nonrecoverable.

      An "Allocated Realized Loss Amount" with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Mezzanine Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unreimbursed from previous Distribution Dates minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

      "Available Funds" means, with respect to any Distribution Date, the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the master servicer, the servicers, the trust administrator, the trustee, the custodian or the Swap Providers (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Providers but excluding any Swap Termination Payment owed to the Swap Providers resulting from a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and remitted to the master servicer by the Remittance Date, after deduction of the Servicing Fee for such Distribution Date and the Credit Risk Manager Fee for such Distribution Date, and any accrued and unpaid Servicing Fees and Credit Risk Manager Fees in respect of any prior Distribution Dates, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicers in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date.

      The "Base Calculation Amount" means the amount set forth with respect to each Distribution Date on Annex III (which will be substantially the same schedule attached to the Interest Rate Swap Agreement).

      The "Basic Principal Distribution Amount" means with respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

      The "Cap Account" means a segregated trust account into which payments received under the Cap Contract will be deposited.

      The "Certificate Index" means, with respect to the offered certificates, the interbank offered rate for one-month United States dollar deposits in the London market.

      A "Certificate Owner" means any person acquiring beneficial ownership interests in the book-entry certificates.

      The  "Certificate  Principal  Balance"  of the Class A  Certificates,  the
Mezzanine Certificates or the Class P Certificates immediately prior to any Distribution Date will be equal to the original Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates (taking into account any increases in the Certificate Principal Balance thereof by any Subsequent Recoveries allocated to that class). The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

      The "Class M-1 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      The "Class M-2 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      The "Class M-3 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 72.10% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      The "Class M-4 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.80% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      The "Class M-5 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.30% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      The "Class M-6 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.50% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      The "Class M-7 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.50% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      The "Class M-8 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.20% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      The "Class M-9 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date),  (ix) the  Certificate  Principal  Balance of the Class M-8  Certificates
(after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.40% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      The "Class M-10 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date),  (ix) the  Certificate  Principal  Balance of the Class M-8  Certificates
(after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.50% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      The "Class M-11 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date),  (ix) the  Certificate  Principal  Balance of the Class M-8  Certificates
(after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal
Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.50% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      "Clearstream" means Clearstream Banking Luxembourg, formerly known as Cedelbank SA.

      The "Closing Date" means February 27, 2006.

      The "Code" means the Internal Revenue Code of 1986, as amended.

      "Compensating Interest" for any Distribution Date is an amount, not to exceed the lesser of (x) the aggregate of the Prepayment Interest Shortfall, if any, after netting the aggregate Prepayment Interest Excess, if any, for such Distribution Date and (y) the Servicing Fee for such Distribution Date, remitted by the servicers to the master servicer in respect of any Prepayment Interest Shortfall.

      The "Credit Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate Principal Balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

      The "Credit Risk Manager Fee" for any Distribution Date is the premium payable to the credit risk manager at the Credit Risk Manager Fee Rate on the then current aggregate principal balance of the Mortgage Loans. Such fee will be paid monthly from the trust in accordance with the Pooling and Servicing Agreement.

      The "Credit Risk Manager Fee Rate" for any Distribution Date is 0.0125% per annum.

      The "Cut-off Date" means February 1, 2006.

      The "Cut-off Date Principal Balance" is the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

      "DTC" means The Depository Trust Company.

      A "Definitive Certificate" is a physical certificate representing a book-entry certificate.

      A "Deleted Mortgage Loan" is a Mortgage Loans replaced or to be replaced by a Qualified Substitute Mortgage Loan.

      A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

      The "Determination Date" with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the business day immediately preceding such 15th day.

      The "Distribution Date" means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in March 2006.

      The "Downgrade Provisions" of the Interest Rate Swap Agreements will be triggered if the related Swap Provider's short-term or long-term credit ratings fall below the levels specified in the related Interest Rate Swap Agreement.

      The "Due Date" with respect to each Mortgage Loan is the date on which the scheduled payment is due each month.

      The "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

      "Euroclear" means the Euroclear System.

      "Events of Default" under each Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master
Agreement:

      o     "Failure to Pay or Deliver,"

      o     "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

      o     "Merger  without  Assumption"  (but  only with  respect  to the Swap
            Provider),   as  described  in  Sections   5(a)(i),   5(a)(vii)  and
            5(a)(viii) of the ISDA Master Agreement.

      The "Extra Principal Distribution Amount" for any Distribution Date, is the lesser of (x) the sum of (A) Net Monthly Excess Cashflow for such
Distribution  Date and (B) any amounts  received  under the  Interest  Rate Swap
Agreements or the Cap Contract for this purpose and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

      The "Fixed-Rate Mortgage Loans" are the Mortgage Loans whose Mortgage Rates remain fixed for the life of the Mortgage Loan.

      The "Gross Margin" with respect to each Adjustable-Rate Mortgage Loan is the fixed percentage set forth in the related mortgage note that is added to the Index on each Adjustment Date.

      The "Homeownership Act" means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

      The "Index" with respect to each Adjustable-Rate Mortgage Loan is Six-Month LIBOR.

      The "Initial Periodic Rate Cap" with respect to each Adjustable-Rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may decrease or increase (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on the first Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

      "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the related servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

      The "Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans.

      The "Master Servicing Fee" with respect to any Distribution Date is an amount equal to one-twelfth of the Master Servicing Fee Rate (without regards to the words "per annum" in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

      The "Master Servicing Fee Rate" is 0.005% per annum.

      The "Maximum Mortgage Rate" with respect to each Adjustable-Rate Mortgage Loan is the specified maximum Mortgage Rate over the life of such Mortgage Loan.

      The "Minimum Mortgage Rate" means, with respect to each Adjustable-Rate Mortgage Loan is the specified minimum Mortgage Rate over the life of such Mortgage Loan.

      The "Monthly Interest Distributable Amount" for any Distribution Date and each class of Class A Certificates or Mezzanine Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date, and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act (allocated to each certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

      A "Mortgage Loan" is any Adjustable-Rate Mortgage Loan or Fixed-Rate Mortgage Loan included in the trust.

      The "Mortgage Loan Purchase Agreement" means each Originator Master Agreement as defined in the Pooling and Servicing Agreement.

      The "Mortgage Pool" means the pool of Mortgage Loans included in the trust.

      The "Mortgage Rate" is the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note.

      A "Mortgaged Property" is the property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

      The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of
(x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

      The "Net WAC Rate Carryover Amount" for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period.

      The "Net WAC Rate Carryover Reserve Account" means an account established under the Pooling and Servicing Agreement from which distributions in respect of Net WAC Rate Carryover Amounts on the certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the trust but not of any REMIC.

      A "NIMS Insurer Default" means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

      The "Original Certificate Principal Balance" of the Class A Certificates, the Mezzanine Certificates or the Class P Certificates is the Certificate Principal Balance thereof on the Closing Date.

      An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

      An "Overcollateralization Release Amount" means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized
Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

      The "Overcollateralization Target Amount" means, with respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately 2.75% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (a) 5.50% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

      The "Overcollateralized Amount" for any Distribution Date is an amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

      The "Periodic Rate Cap" with respect to each Adjustable-Rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage
Rate) on the Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

      A "Plan" means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

      The "Pool Balance" as of any date is equal to the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool.

      The "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of February 1, 2006, among the depositor, the servicers, the master servicer, the trust administrator and the trustee.

      "Prepayment Interest Excess" means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment in full that was applied during the portion of the related Prepayment Period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last day of the related Prepayment Period, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

      A "Prepayment Interest Shortfall" means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment that was applied during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

      The "Prepayment Period" for any Distribution Date is the period commencing on the 16th day of the calendar month preceding the related Distribution Date (and in the case of the first Distribution Date, commencing on February 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs for prepayments in full and the calendar month preceding the month in which such Distribution Date occurs for any partial prepayment.

      The "Principal Balance" of any Mortgage Loan as of any date is an amount equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan.

      The "Principal Distribution Amount" for any Distribution Date (after taking into account Net Swap Payments, if any, made to the Swap Providers from principal received on the Mortgage Loans) will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans and (iv) any Extra Principal Distribution Amount for such Distribution Date minus (v) any Overcollateralization Release Amount for such Distribution Date. In no event will the Principal Distribution Amount with respect to any Distribution Date be
(x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

      The "Principal Remittance Amount" means with respect to any Distribution Date, the sum of the amounts set forth in clauses (i) through (iii) of the definition of Principal Distribution Amount.

      The "Purchase Price" with respect to any Mortgage Loan that is purchased by an originator or the seller is a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicers, plus any costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

      A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by NC Capital for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by an originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced;
(viii) be of the same or better credit quality as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

      "Realized Loss" means, with respect to any defaulted Mortgage Loan that is charged off or finally liquidated, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the related servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan.

      The "Record Date" means for any certificate issued in book-entry form, the business day immediately preceding such Distribution Date and for any physical certificate or any book-entry certificate that becomes a Definitive Certificate, will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

      The "Relief Act" means the Servicemembers Civil Relief Act.

      The "Remittance Date" and any Distribution Date will be the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the immediately following business day. With respect to JPMCB and any Distribution Date, by 4:00 p.m. New York time on the 24th day of the month in which such Distribution Date occurs, and if not a business day, the immediately preceding business day.

      An  "REO   Property"   is  a   property   acquired   on   behalf   of  the
certificateholders in respect of a defaulted Mortgage Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

      The "Senior Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 53.00% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,301,161.

      A "Servicing Advance" with respect to any Distribution Date is an amount remitted by a servicer equal to all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement, administrative or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by a servicer in connection with its responsibilities under the Pooling and Servicing Agreement.

      The "Servicing Fee" with respect to any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate (without regards to the words "per annum" in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

      The "Servicing Fee Rate" is 0.500% per annum.

      "Six-Month LIBOR" means the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

      The "Stepdown Date" means the earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans) is greater than or equal to approximately 47.00%.

      "Subordinate Certificates" means the Mezzanine Certificates and the Class CE Certificates.

      "Subsequent Recoveries" are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due to the servicers or the master servicer) as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero
(with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Mezzanine Certificates will be increased by the same amount. Thereafter, such class or classes of Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

      The "Substitution Adjustment Amount" with respect to any Mortgage Loan that is purchased by NC Capital is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

      The "Swap Account" means a segregated trust account in which payments owed to or received from, the Swap Providers will be deposited.

      The "Swap Administration Agreement" means the agreement among Wells Fargo Bank, N.A. in its respective capacities as Swap Administrator, supplemental interest trust trustee and trust administrator under the Pooling and Servicing Agreement and the sponsor pursuant to which the Interest Rate Swap Agreements will be administered.

      A "Swap Default" means an Event of Default under the related Interest Rate Swap Agreement.

      A "Swap Early Termination" means the occurrence of an Early Termination Date under the related Interest Rate Swap Agreement.

      The "Swap Provider" means (x) Bear Stearns Financial Products Inc. with respect to the Interest Rate Swap issued by it with an initial Base Calculation Amount of approximately $2,096,944 or (y) UBS AG with respect to the Interest Rate Swap issued by it with an initial Base Calculation Amount of approximately $543,984.

      A "Swap Provider Trigger Event" means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is the sole Affected Party (as defined in the related Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is the sole Affected Party.

      The "Swap Termination Payment" means the amount, if any, owed by the trust or a Swap Provider upon a Swap Early Termination.

      A "Termination Event" under the Interest Rate Swap Agreements consists of the following standard events under the ISDA Master Agreement:

      o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

      o "Tax Event" (which generally relates to either party to the related Interest Rate Swap Agreement receiving a payment under the related Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

      o "Tax Event Upon Merger" (solely with respect to the related Swap Provider as merging party) (which generally relates to the related Swap Provider's receiving a payment under the related Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in each Interest Rate Swap Agreement) including if the trust should terminate, if the Pooling and Servicing Agreement or other transaction documents are amended or modified without the prior written consent of the related Swap Provider where written consent is required or if, pursuant to the terms of the Pooling and Servicing Agreement, the majority holder of the Class CE Certificates or the NIMS Insurer, if any, exercise the option to purchase the Mortgage Loans. With respect to each Swap Provider, an Additional Termination Event will occur if the related Swap Provider fails to comply with the Downgrade Provisions.

      A "Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if:

      (a) the percentage obtained by dividing (x) the Principal Balance of Mortgage Loans Delinquent 60 days or more or are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy (and are Delinquent 60 days or more) by (y) the aggregate Principal Balance of the Mortgage Loans, in each case, as of the last day of the prior calendar month, exceeds 34.05% of the Credit Enhancement Percentage; or

      (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

 DISTRIBUTION DATE OCCURRING IN                     PERCENTAGE
--------------------------------   ---------------------------------------------
March 2008 through February 2009   1.50% for the first month, plus an additional
                                   1/12th of 1.85% for each month thereafter
March 2009 through February 2010   3.35% for the first month, plus an additional
                                   1/12th of 1.90% for each month thereafter
March 2010 through February 2011   5.25% for the first month, plus an additional
                                   1/12th of 1.00% for each month thereafter
March 2011 through February 2012   6.25% for the first month, plus an additional
                                   1/12th of 0.50% for each month thereafter
March 2012 and thereafter          6.75%

      The "Unpaid Interest Shortfall Amount" means (i) for each class of Class A Certificates and Mezzanine Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Mezzanine Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

================================================================================
YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

-------------------------------------

         TABLE OF CONTENTS

       PROSPECTUS SUPPLEMENT

SUMMARY
RISK FACTORS
FORWARD LOOKING STATEMENTS
AFFILIATIONS AND RELATED TRANSACTIONS
DEFINED TERMS
USE OF PROCEEDS
DESCRIPTION OF THE MORTGAGE LOANS
STATIC POOL INFORMATION
THE ORIGINATORS
THE MASTER SERVICER
     AND THE TRUST ADMINISTRATOR
THE SERVICER
THE TRUSTEE
THE SPONSOR
THE DEPOSITOR
THE ISSUING ENTITY
DESCRIPTION OF THE CERTIFICATES
PREPAYMENT AND YIELD CONSIDERATIONS
THE POOLING AND SERVICING AGREEMENT
FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
USE OF PROCEEDS
UNDERWRITING
RATINGS
LEGAL MATTERS
GLOSSARY OF TERMS
ANNEX I
ANNEX II
ANNEX III

             PROSPECTUS

Summary of Terms
Risk Factors
Defined Terms
The Trust Funds
Use of Proceeds
Yield Considerations
Maturity and Prepayment Considerations
The Depositor
Residential Loans
Description of the Securities
Description of Primary Insurance Coverage
Description of Credit Support
Certain Legal Aspects of Residential Loans
Federal Income Tax Consequences
State and Other Tax Consequences
ERISA Considerations
Legal Investment
Plans of Distribution
Incorporation of Certain Information
 by Reference
Legal Matters
Financial Information
Additional Information
Rating
Glossary of Terms

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered certificates will be available only in book-entry form. The offered certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC, Seller and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The sponsor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

      o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE.

      The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                          ANNEX II
                                            ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                           ORIGINAL                                             MONTHS TO
                        GROSS              TERM TO             ORGINAL                             NEXT               GROSS
CUT-OFF DATE           MORTGAGE            MATURITY          AMORTIZATION          AGE          ADJUSTMENT            MARGIN
BALANCE ($)            RATE (%)            (MONTHS)          TERM (MONTHS)       (MONTHS)          DATE                 (%)
----------------------------------------------------------------------------------------------------------------------------
      91,457.62         8.1250               360                  360               4                 8               6.7500
     355,162.10         6.7500               360                  360               15                9               6.1250
     158,007.89         9.0000               360                  360               11               13               7.5000
     258,554.22         7.2500               360                  360               7                17               6.5100
      93,526.46         7.7500               360                  360               7                17               6.0500
     222,986.73         8.3750               360                  360               7                17               7.1250
     310,031.42         6.6000               360                  360               7                17               5.8600
     617,285.12         7.5114               360                  360               6                18               5.5003
   2,047,262.87         6.9738               360                  360               6                18               5.8857
     312,766.56         5.1500               360                  360               6                18               5.0000
   2,539,450.21         7.9688               360                  360               5                19               6.2137
   1,934,096.60         7.1162               360                  360               5                19               6.4269
     310,259.90         7.8936               360                  360               5                19               5.5500
     182,066.24         7.9000               360                  360               5                19               5.5500
   1,440,759.96         7.3583               360                  360               5                19               5.8355
     733,364.21         6.5100               360                  360               5                19               6.3263
     167,656.30         7.6995               360                  360               5                19               5.8180
  16,665,221.59         7.3586               360                  360               5                19               5.8336
     303,025.93         8.6669               360                  360               5                19               5.5500
   8,065,631.15         7.5892               360                  360               4                20               5.6081
   4,095,370.79         7.9343               360                  360               4                20               6.1041
     439,227.33         5.9900               360                  360               4                20               4.7137
     412,707.35         7.3591               360                  360               4                20               5.7482
   1,246,892.80         8.1340               360                  360               4                20               5.6324
     144,606.93         8.0000               360                  360               4                20               6.7500
   2,019,822.10         7.6627               360                  360               4                20               5.8362
     242,436.78         7.4660               360                  360               4                20               5.5223
     603,986.70         7.6627               360                  360               4                20               5.9370
   2,542,315.54         7.4669               360                  360               4                20               5.8195
     495,943.13         7.6246               360                  360               4                20               5.9638
     932,054.65         7.7698               360                  360               4                20               5.5857
  46,522,284.52         7.4230               360                  360               4                20               5.6860
     295,020.32         7.0044               360                  360               4                20               5.2281
     573,689.30         8.0027               360                  360               4                20               5.4065
     265,218.65         7.6000               360                  360               4                20               5.5500
     277,434.67         6.2500               360                  360               4                20               5.1700
   1,199,941.02         6.9474               360                  360               4                20               5.2789
  98,579,462.62         7.6951               360                  360               3                21               5.7761
     129,744.43         8.1500               360                  360               3                21               6.3931
   2,168,631.64         7.2100               360                  360               3                21               5.3296
   9,442,310.58         7.8179               360                  360               3                21               5.8546
   1,139,367.80         7.2456               360                  360               3                21               5.4652
   4,420,971.95         8.1327               360                  360               3                21               5.8884
      83,808.02         7.4000               360                  360               3                21               5.6430
   2,884,904.06         7.2226               360                  360               3                21               5.4600
   2,322,920.01         7.5854               360                  360               3                21               5.6147
   1,045,563.78         7.5438               360                  360               3                21               6.0975
   9,913,364.71         7.5428               360                  360               3                21               5.7086
     919,172.41         8.1147               360                  360               3                21               6.1987
     627,510.48         9.0087               360                  360               3                21               5.9839
  94,642,222.76         7.3964               360                  360               3                21               5.5952
      98,849.71         6.5000               360                  360               3                21               4.7240
   1,479,447.13         8.4048               360                  360               3                21               6.0425
     548,591.15         6.6710               360                  360               3                21               4.9005
   5,974,281.24         7.2853               360                  360               3                21               5.4861
   1,463,570.31         6.7835               360                  480               4                20               5.1332
   8,467,966.72         7.8341               360                  480               3                21               6.0714
     214,429.02         11.2000              360                  480               3                21               6.9900
   1,433,718.93         7.9050               360                  480               3                21               6.1481
      67,963.84         9.6500               360                  480               3                21               6.9900
     197,787.80         7.2500               360                  480               3                21               5.4930
     334,587.07         6.7500               360                  480               3                21               4.9931
   7,707,928.60         7.7049               360                  480               3                21               5.8272
     679,319.19         7.4900               360                  480               3                21               5.7331
     140,866.07         7.6750               360                  480               3                21               5.9181
   1,530,297.64         6.9989               360                  480               3                21               5.2384
     480,000.00         6.9900               360                  240               3                21               5.5500
     520,000.00         7.2500               360                  300               10               14               6.3750
   1,653,360.00         6.9931               360                  300               6                18               5.6115
   1,495,886.31         5.6235               360                  300               6                18               5.5067
     422,100.00         8.9500               360                  300               6                18               5.5500
     156,132.81         6.8000               360                  300               6                18               5.5500
   2,845,620.00         5.8863               360                  300               6                18               5.6042
     806,600.00         7.2961               360                  300               5                19               6.0147
     290,400.00         6.2400               360                  300               5                19               5.5500
   1,126,950.00         7.4724               360                  300               5                19               5.5500
     297,500.00         8.2750               360                  300               5                19               5.5500
     745,200.00         6.7680               360                  300               5                19               5.7508
  20,137,330.78         6.7064               360                  300               5                19               5.5985
     346,500.00         8.0250               360                  300               5                19               5.5500
     871,999.60         6.7315               360                  300               5                19               5.5500
   4,401,201.11         7.8735               360                  300               4                20               5.6015
   2,893,342.92         7.4758               360                  300               4                20               5.9227
     174,400.00         6.9000               360                  300               4                20               5.1237
     379,079.40         7.1500               360                  300               4                20               6.2500
     145,997.11         6.6250               360                  300               4                20               4.9500
  22,653,747.01         6.8244               360                  300               4                20               5.3915
     281,000.00         5.9613               360                  300               4                20               4.6971
   1,923,450.00         7.0420               360                  300               4                20               5.5449
  20,543,665.23         6.9008               360                  300               3                21               5.1659
      61,200.00         9.4000               360                  300               3                21               5.5500
   1,542,567.37         7.5920               360                  300               3                21               5.8351
   7,433,768.00         6.8873               360                  300               3                21               5.2025
     432,000.00         6.9900               360                  300               3                21               5.7137
     112,000.00         6.3500               360                  300               3                21               5.0737
     168,346.00         8.7000               360                  300               3                21               6.9237
   1,315,839.67         7.1144               360                  300               3                21               5.3575
     726,000.00         6.9668               360                  300               3                21               5.1998
   2,184,760.40         6.6726               360                  300               3                21               4.9120
     184,500.00         9.1000               360                  300               3                21               5.5500
     323,000.00         7.3000               360                  300               3                21               5.5431
  44,563,990.38         6.7214               360                  300               3                21               4.9778
     379,920.00         7.0194               360                  300               3                21               5.2582
     649,559.93         6.7106               360                  300               3                21               5.0578
     155,040.00         7.6000               360                  300               3                21               5.8431
     720,800.00         6.9000               360                  300               3                21               5.1431
   4,759,661.25         6.3753               360                  300               3                21               4.6126
      48,886.19         9.0000               360                  360               6                30               6.2500
     199,139.74         6.3500               360                  360               6                30               5.5500
     349,658.48         6.7500               360                  360               6                30               6.2500
     298,349.21         8.6000               360                  360               5                31               6.5500
      69,849.43         7.7500               360                  360               5                31               6.0000
     212,551.13         6.4000               360                  360               5                31               5.5500
      91,759.84         6.4000               360                  360               5                31               5.5500
     184,680.88         8.5000               360                  360               5                31               5.5500
     468,567.68         7.0531               360                  360               5                31               6.0046
     493,907.02         8.2059               360                  360               5                31               6.0978
   1,293,162.22         7.4942               360                  360               4                32               6.0492
     159,539.30         7.7000               360                  360               4                32               5.9237
     848,977.49         6.6565               360                  360               4                32               5.5500
     433,959.17         7.6004               360                  360               4                32               5.2920
     410,031.90         6.6149               360                  360               4                32               5.8740
   1,505,847.10         6.8682               360                  360               4                32               5.2823
   4,240,287.84         7.8294               360                  360               3                33               5.7708
     263,550.39         8.8500               360                  360               3                33               5.5500
      71,270.64         8.5500               360                  360               3                33               5.5500
     431,079.38         7.7500               360                  360               3                33               5.5500
     371,018.33         6.8250               360                  360               3                33               5.0681
     160,581.66         7.0000               360                  360               3                33               6.6500
   2,600,838.16         7.4656               360                  360               3                33               5.5355
     440,234.26         7.4000               360                  360               2                34               5.5500
     685,891.15         6.3965               360                  300               6                30               5.5500
     232,400.00         6.9900               360                  300               5                31               5.5500
     256,000.00         6.5000               360                  300               5                31               5.5500
     471,460.00         5.9597               360                  300               5                31               5.5500
     206,725.50         6.2500               360                  300               5                31               5.5500
   2,326,746.02         6.3483               360                  300               5                31               5.5172
     900,000.00         9.0000               360                  300               4                32               5.5500
   2,711,696.03         7.0062               360                  300               4                32               5.9087
     712,500.00         8.9000               360                  300               3                33               5.5500
   1,872,950.00         7.1166               360                  300               3                33               5.3154
     392,000.00         7.3500               360                  324               4                32               5.5500
     238,810.47         6.0750               360                  360               5                55               6.0000
     278,380.03         5.2500               360                  360               5                55               5.5500
     328,699.14         5.8750               360                  360               5                55               5.5500
     202,819.66         8.6750               360                  360               4                56               5.5500
     171,436.66         7.0500               360                  360               4                56               5.5500
     502,815.04         5.6000               360                  360               4                56               5.6000
     692,589.28         6.7940               360                  360               4                56               6.2955
   1,352,282.32         7.2965               360                  360               3                57               5.4040
     134,720.85         7.9000               360                  360               3                57               6.1431
   1,126,624.54         6.6792               360                  360               3                57               4.9154
     166,964.57         6.8200               360                  360               3                57               5.5500
     311,640.32         6.9900               360                  480               3                57               5.2331
     717,451.09         6.5000               360                  480               3                57               4.7431
     489,997.05         5.7500               360                  300               5                55               5.5500
     125,000.00         7.0000               360                  300               5                55               5.5500
      83,250.00         7.9000               360                  300               4                56               5.5500
   1,083,000.00         6.3748               360                  300               4                56               5.5500
   1,181,200.00         6.2031               360                  300               4                56               5.5390
     159,800.00         6.2250               360                  300               3                57               5.5500
     458,490.32         8.1750               360                  360               5                 1               6.0500
      84,502.68         6.9900               360                  360               7                 5               7.0000
     520,811.17         6.5000               360                  480               3                N/A               N/A
     559,391.35         7.2000               360                  480               3                N/A               N/A
     554,444.28         6.9120               360                  480               3                N/A               N/A
     121,771.40         6.2500               120                  120               4                N/A               N/A
     125,777.85         6.8750               180                  180               3                N/A               N/A
     108,464.71         8.2793               180                  180               3                N/A               N/A
      90,751.63         6.2500               180                  180               4                N/A               N/A
     155,846.99         6.2000               180                  180               4                N/A               N/A
     915,805.78         6.2915               180                  180               5                N/A               N/A
     160,038.92         6.7500               240                  240               3                N/A               N/A
     137,123.88         5.5000               240                  240               8                N/A               N/A
     211,582.50         7.1000               360                  360               2                N/A               N/A
   5,635,219.64         7.0437               360                  360               3                N/A               N/A
   2,280,505.02         7.1488               360                  360               3                N/A               N/A
      61,956.73         9.4500               360                  360               3                N/A               N/A
     572,412.20         6.7633               360                  360               3                N/A               N/A
     198,309.15         7.5500               360                  360               3                N/A               N/A
   1,458,071.13         6.6019               360                  360               3                N/A               N/A
     229,519.57         7.8500               360                  360               3                N/A               N/A
     171,712.62         8.9657               360                  360               3                N/A               N/A
     185,204.48         7.7500               360                  360               3                N/A               N/A
     322,269.10         7.4500               360                  360               3                N/A               N/A
     279,249.41         6.7229               360                  360               3                N/A               N/A
      79,815.34         7.3500               360                  360               3                N/A               N/A
     338,193.92         7.2000               360                  360               3                N/A               N/A
   7,202,034.47         6.7367               360                  360               3                N/A               N/A
     558,061.18         8.2814               360                  360               4                N/A               N/A
     366,793.11         7.0435               360                  360               4                N/A               N/A
     161,212.27         8.6000               360                  360               4                N/A               N/A
   1,635,042.05         7.3488               360                  360               4                N/A               N/A
     200,062.28         6.5500               360                  360               4                N/A               N/A
     187,567.53         7.2500               360                  360               4                N/A               N/A
   1,787,678.27         7.0319               360                  360               4                N/A               N/A
     621,700.19         7.2085               360                  360               4                N/A               N/A
   4,654,167.30         6.8608               360                  360               4                N/A               N/A
     117,164.92         7.8750               360                  360               5                N/A               N/A
     164,938.44         7.4000               360                  360               5                N/A               N/A
     867,100.03         6.1833               360                  360               5                N/A               N/A
     768,945.94         6.5107               360                  360               5                N/A               N/A
   2,422,831.91         6.8824               360                  360               5                N/A               N/A
      71,336.16         6.2500               360                  360               6                N/A               N/A
     411,705.84         6.9417               360                  360               6                N/A               N/A
      86,485.15         7.0000               360                  360               7                N/A               N/A
     706,109.64         6.4584               360                  360               8                N/A               N/A
     520,816.68         6.5046               360                  360               8                N/A               N/A
     815,000.00         6.5721               360                  240               3                N/A               N/A
     254,000.00         6.6750               360                  300               4                N/A               N/A
     635,698.28         7.0912               360                  300               4                N/A               N/A
     189,000.00         6.4250               360                  300               5                N/A               N/A
     548,000.00         5.7500               360                  300               8                N/A               N/A
     703,809.30         11.1936              180                  360               3                N/A               N/A
     105,044.83         11.3500              180                  360               3                N/A               N/A
     145,860.21         11.5500              180                  360               3                N/A               N/A
     104,906.93         11.9000              180                  360               3                N/A               N/A
   1,927,687.33         10.8542              180                  360               3                N/A               N/A
      87,846.38         9.4000               180                  360               3                N/A               N/A
     425,723.46         10.7311              180                  360               3                N/A               N/A
   1,014,862.15         11.1414              180                  360               4                N/A               N/A
     179,368.73         11.5408              180                  360               4                N/A               N/A
      24,973.74         12.4500              180                  360               4                N/A               N/A
      40,347.42         10.9500              180                  360               4                N/A               N/A
      46,971.82         10.9900              180                  360               4                N/A               N/A
     114,531.51         10.3505              180                  360               4                N/A               N/A
      47,937.75         11.5000              180                  360               4                N/A               N/A
     115,643.45         11.3277              180                  360               4                N/A               N/A
   5,436,192.09         10.5078              180                  360               4                N/A               N/A
     331,892.48         10.3257              180                  360               4                N/A               N/A
     717,035.62         10.9412              180                  360               5                N/A               N/A
      72,460.85         10.7500              180                  360               5                N/A               N/A
     351,416.72         11.5568              180                  360               5                N/A               N/A
      91,092.64         10.4331              180                  360               5                N/A               N/A
   2,710,164.49         10.2461              180                  360               5                N/A               N/A
     216,631.89         9.3061               180                  360               5                N/A               N/A
     182,126.27         10.2502              180                  360               6                N/A               N/A
     401,187.83         10.1649              180                  360               6                N/A               N/A
      89,573.35         12.0018               60                  60                3                N/A               N/A
       7,221.65         11.9900               60                  60                3                N/A               N/A
      39,341.75         12.1714               60                  60                3                N/A               N/A
      20,949.88         12.0772               60                  60                4                N/A               N/A
     585,196.10         11.8938              120                  120               3                N/A               N/A
      20,688.65         9.9750               120                  120               3                N/A               N/A
      34,140.46         11.8602              120                  120               3                N/A               N/A
       7,229.89         12.2500              120                  120               3                N/A               N/A
      35,247.90         12.6793              120                  120               3                N/A               N/A
      11,940.61         12.0000              120                  120               3                N/A               N/A
     191,258.95         11.7540              120                  120               3                N/A               N/A
      10,649.52         11.0250              120                  120               3                N/A               N/A
       7,874.41         12.2500              120                  120               3                N/A               N/A
      22,494.87         11.7327              120                  120               3                N/A               N/A
      11,008.08         12.5179              120                  120               4                N/A               N/A
      15,677.51         10.7750              120                  120               4                N/A               N/A
   1,273,531.49         10.8920              180                  180               3                N/A               N/A
      22,439.91         11.0250              180                  180               3                N/A               N/A
      37,414.20         11.6822              180                  180               3                N/A               N/A
      53,529.88         11.2677              180                  180               3                N/A               N/A
      17,582.03         10.9900              180                  180               3                N/A               N/A
      29,800.68         11.0250              180                  180               3                N/A               N/A
     555,035.78         10.8949              180                  180               3                N/A               N/A
      65,515.51         10.5962              180                  180               3                N/A               N/A
      23,228.82         9.9750               180                  180               3                N/A               N/A
      12,056.68         11.0250              180                  180               3                N/A               N/A
      35,469.54         11.3570              180                  180               3                N/A               N/A
     108,907.51         10.8978              180                  180               4                N/A               N/A
      42,651.08         11.1604              180                  180               4                N/A               N/A
      19,738.40         10.9900              180                  180               4                N/A               N/A
      92,122.90         10.6688              240                  240               3                N/A               N/A
      82,329.69         10.2156              240                  240               3                N/A               N/A
      28,684.89         9.9750               240                  240               3                N/A               N/A
      32,998.27         8.9750               240                  240               4                N/A               N/A
  21,568,933.58         10.2527              360                  360               3                N/A               N/A
      43,891.10         9.2500               360                  360               3                N/A               N/A
     363,677.24         9.8072               360                  360               3                N/A               N/A
   1,324,280.02         10.0525              360                  360               3                N/A               N/A
   1,750,805.70         10.1983              360                  360               3                N/A               N/A
     183,958.45         10.1468              360                  360               3                N/A               N/A
     181,147.45         10.2411              360                  360               3                N/A               N/A
     828,225.68         9.9406               360                  360               3                N/A               N/A
     120,812.36         9.3021               360                  360               3                N/A               N/A
   1,430,569.98         10.3859              360                  360               3                N/A               N/A
     145,026.77         10.7362              360                  360               3                N/A               N/A
  20,235,394.91         10.1161              360                  360               3                N/A               N/A
      56,369.99         9.3884               360                  360               3                N/A               N/A
      57,504.68         8.9900               360                  360               3                N/A               N/A
     373,974.53         10.1187              360                  360               3                N/A               N/A
      41,030.72         8.9000               360                  360               3                N/A               N/A
     309,513.53         10.1319              360                  360               3                N/A               N/A
      36,950.14         9.9700               360                  360               3                N/A               N/A
   2,133,667.23         10.0073              360                  360               3                N/A               N/A
     620,007.56         9.8239               360                  360               4                N/A               N/A
      98,872.31         11.5250              360                  360               4                N/A               N/A
      93,438.16         10.2500              360                  360               4                N/A               N/A
      34,187.90         10.2500              360                  360               4                N/A               N/A
     121,763.35         9.6343               360                  360               4                N/A               N/A
      33,904.76         8.9900               360                  360               4                N/A               N/A
   1,706,861.95         10.1366              360                  360               4                N/A               N/A
      48,721.22         10.4900              360                  360               4                N/A               N/A
       9,979.64         9.4000               360                  360               4                N/A               N/A
     223,762.18         9.6653               360                  360               4                N/A               N/A

                                                                                                       [CONTINUED NEXT PAGE]

                                                                                                                ORIGINAL
                                                                                                                INTEREST
                        INITIAL           PERIODIC        MINIMUM          MAXIMUM         ADJUSTMENT             ONLY
CUT-OFF DATE            PERIODIC          RATE CAP        MORTGAGE         MORTGAGE         FREQUENCY            PERIOD
BALANCE ($)           RATE CAP (%)          (%)           RATE (%)         RATE (%)          (MONTHS)           (MONTHS)
---------------------------------------------------------------------------------------------------------------------------
      91,457.62          3.0000            3.0000          8.1250           15.1250              6                N/A
     355,162.10          3.0000            1.0000          6.7500           12.7500              6                N/A
     158,007.89          3.0000            1.0000          7.5000           15.0000              6                N/A
     258,554.22          2.0000            1.5000          7.2500           13.2500              6                N/A
      93,526.46          3.0000            1.0000          6.0500           13.7500              6                N/A
     222,986.73          2.0000            2.0000          8.3750           14.3750              6                N/A
     310,031.42          2.0000            1.5000          6.6000           12.6000              6                N/A
     617,285.12          3.0000            1.0000          7.5114           14.3177              6                N/A
   2,047,262.87          2.8384            1.0808          6.9738           13.1726              6                N/A
     312,766.56          3.0000            1.0000          5.1500           11.1500              6                N/A
   2,539,450.21          2.8651            1.0675          7.7715           13.9688              6                N/A
   1,934,096.60          3.0000            1.0000          7.0776           13.1162              6                N/A
     310,259.90          3.0000            1.0000          7.8936           13.8936              6                N/A
     182,066.24          3.0000            1.0000          7.9000           13.9000              6                N/A
   1,440,759.96          3.0000            1.0000          7.3583           13.3583              6                N/A
     733,364.21          3.0000            1.0000          6.5100           12.5100              6                N/A
     167,656.30          3.0000            1.0000          7.6995           13.6995              6                N/A
  16,665,221.59          2.9731            1.0134          7.3514           13.3586              6                N/A
     303,025.93          3.0000            1.0000          8.6669           14.6669              6                N/A
   8,065,631.15          2.4541            1.2729          7.5309           13.6328              6                N/A
   4,095,370.79          2.5727            1.2137          7.9343           14.0432              6                N/A
     439,227.33          2.0000            1.5000          5.9900           11.9900              6                N/A
     412,707.35          2.0000            1.5000          7.3591           13.3591              6                N/A
   1,246,892.80          2.5107            1.2446          8.1340           14.1340              6                N/A
     144,606.93          3.0000            1.0000          8.0000           14.0000              6                N/A
   2,019,822.10          2.5962            1.2019          7.6627           13.6627              6                N/A
     242,436.78          2.0000            1.5000          7.4660           13.4660              6                N/A
     603,986.70          3.0000            1.0000          7.6627           13.6627              6                N/A
   2,542,315.54          2.0000            1.5000          7.4669           13.4669              6                N/A
     495,943.13          3.0000            1.0000          7.6246           13.6246              6                N/A
     932,054.65          2.7905            1.1048          7.7698           13.7698              6                N/A
  46,522,284.52          2.3581            1.3209          7.4230           13.4260              6                N/A
     295,020.32          2.0000            1.5000          7.0044           13.0044              6                N/A
     573,689.30          2.8616            1.0692          8.0027           14.0027              6                N/A
     265,218.65          3.0000            1.0000          7.6000           13.6000              6                N/A
     277,434.67          2.0000            1.5000          6.2500           12.2500              6                N/A
   1,199,941.02          2.1163            1.4418          6.9474           12.9474              6                N/A
  98,579,462.62          2.0094            1.4953          7.6951           13.6951              6                N/A
     129,744.43          2.0000            1.5000          8.1500           14.1500              6                N/A
   2,168,631.64          2.0000            1.5000          7.2100           13.2100              6                N/A
   9,442,310.58          2.0504            1.4748          7.8179           13.8179              6                N/A
   1,139,367.80          2.0000            1.5000          7.2456           13.2456              6                N/A
   4,420,971.95          2.2152            1.3924          8.1327           14.1327              6                N/A
      83,808.02          2.0000            1.5000          7.4000           13.4000              6                N/A
   2,884,904.06          2.0000            1.5000          7.2226           13.2226              6                N/A
   2,322,920.01          2.0000            1.5000          7.5854           13.5854              6                N/A
   1,045,563.78          3.0000            1.0000          7.5438           13.5438              6                N/A
   9,913,364.71          2.0000            1.5000          7.5428           13.5428              6                N/A
     919,172.41          3.0000            1.0000          8.1147           14.1147              6                N/A
     627,510.48          2.4089            1.2956          9.0087           15.0087              6                N/A
  94,642,222.76          2.1130            1.4435          7.3964           13.3933              6                N/A
      98,849.71          2.0000            1.5000          6.5000           12.5000              6                N/A
   1,479,447.13          2.4467            1.2767          8.4048           14.4048              6                N/A
     548,591.15          2.0000            1.5000          6.6710           12.6710              6                N/A
   5,974,281.24          2.0335            1.4832          7.2853           13.3188              6                N/A
   1,463,570.31          2.5770            1.2115          6.7835           12.7835              6                N/A
   8,467,966.72          2.0000            1.5000          7.8341           13.8341              6                N/A
     214,429.02          2.0000            1.5000         11.2000           17.2000              6                N/A
   1,433,718.93          2.0000            1.5000          7.9050           13.9050              6                N/A
      67,963.84          2.0000            1.5000          9.6500           15.6500              6                N/A
     197,787.80          2.0000            1.5000          7.2500           13.2500              6                N/A
     334,587.07          2.0000            1.5000          6.7500           12.7500              6                N/A
   7,707,928.60          2.0250            1.4875          7.7049           13.7049              6                N/A
     679,319.19          2.0000            1.5000          7.4900           13.4900              6                N/A
     140,866.07          2.0000            1.5000          7.6750           13.6750              6                N/A
   1,530,297.64          2.0000            1.5000          6.9989           12.9989              6                N/A
     480,000.00          3.0000            1.0000          6.9900           12.9900              6                120
     520,000.00          3.0000            1.0000          7.2500           13.2500              6                60
   1,653,360.00          2.8355            1.0823          6.9931           12.9931              6                60
   1,495,886.31          3.0000            1.0000          5.6235           11.6235              6                60
     422,100.00          3.0000            1.0000          8.9500           14.9500              6                60
     156,132.81          3.0000            1.0000          6.8000           12.8000              6                60
   2,845,620.00          3.0000            1.0000          5.8863           11.8863              6                60
     806,600.00          2.3533            1.3233          7.2961           13.2961              6                60
     290,400.00          3.0000            1.0000          6.2400           12.2400              6                60
   1,126,950.00          3.0000            1.0000          7.4724           13.4724              6                60
     297,500.00          3.0000            1.0000          8.2750           14.2750              6                60
     745,200.00          3.0000            1.0000          6.7680           12.7680              6                60
  20,137,330.78          3.0000            1.0000          6.7064           12.6942              6                60
     346,500.00          3.0000            1.0000          8.0250           14.0250              6                60
     871,999.60          3.0000            1.0000          6.7315           12.7315              6                60
   4,401,201.11          2.7453            1.1274          7.8735           13.8735              6                60
   2,893,342.92          3.0000            1.0000          7.4758           13.4758              6                60
     174,400.00          2.0000            1.5000          6.9000           12.9000              6                60
     379,079.40          3.0000            1.0000          7.1500           13.1500              6                60
     145,997.11          3.0000            1.0000          6.6250           12.6250              6                60
  22,653,747.01          2.8009            1.0995          6.8244           12.7692              6                60
     281,000.00          2.4448            1.2776          5.9613           11.9613              6                60
   1,923,450.00          2.8627            1.0686          7.0420           13.0420              6                60
  20,543,665.23          2.0000            1.5000          6.9008           12.9008              6                60
      61,200.00          3.0000            1.0000          9.4000           15.4000              6                60
   1,542,567.37          2.0000            1.5000          7.5920           13.5920              6                60
   7,433,768.00          2.3186            1.3407          6.8873           12.8873              6                60
     432,000.00          2.0000            1.5000          6.9900           12.9900              6                60
     112,000.00          2.0000            1.5000          6.3500           12.3500              6                60
     168,346.00          2.0000            1.5000          8.7000           14.7000              6                60
   1,315,839.67          2.0000            1.5000          7.1144           13.1144              6                60
     726,000.00          2.0000            1.5000          6.9668           12.9668              6                60
   2,184,760.40          2.0000            1.5000          6.6726           12.6726              6                60
     184,500.00          3.0000            1.0000          9.1000           15.1000              6                60
     323,000.00          2.0000            1.5000          7.3000           13.3000              6                60
  44,563,990.38          2.0897            1.4551          6.7214           12.7214              6                60
     379,920.00          2.0000            1.5000          7.0194           13.0194              6                60
     649,559.93          2.1971            1.4015          6.7106           12.7106              6                60
     155,040.00          2.0000            1.5000          7.6000           13.6000              6                60
     720,800.00          2.0000            1.5000          6.9000           12.9000              6                60
   4,759,661.25          2.0000            1.5000          6.3753           12.3753              6                60
      48,886.19          3.0000            1.0000          9.0000           15.0000              6                N/A
     199,139.74          3.0000            1.0000          6.3500           12.3500              6                N/A
     349,658.48          3.0000            1.0000          6.7500           12.7500              6                N/A
     298,349.21          3.0000            1.0000          6.5500           14.6000              6                N/A
      69,849.43          3.0000            1.0000          7.7500           13.7500              6                N/A
     212,551.13          3.0000            1.0000          6.4000           12.4000              6                N/A
      91,759.84          3.0000            1.0000          6.4000           12.4000              6                N/A
     184,680.88          3.0000            1.0000          8.5000           14.5000              6                N/A
     468,567.68          3.0000            1.0000          7.0531           13.0531              6                N/A
     493,907.02          3.0000            1.0000          8.2059           14.3933              6                N/A
   1,293,162.22          2.2969            1.3515          7.4942           13.4942              6                N/A
     159,539.30          2.0000            1.5000          7.7000           13.7000              6                N/A
     848,977.49          3.0000            1.0000          6.6565           12.6565              6                N/A
     433,959.17          2.6877            1.1561          7.6004           13.6004              6                N/A
     410,031.90          3.0000            1.0000          6.6149           12.6149              6                N/A
   1,505,847.10          2.7608            1.1196          6.8682           12.8682              6                N/A
   4,240,287.84          2.2288            1.3856          7.8294           13.8294              6                N/A
     263,550.39          3.0000            1.0000          8.8500           14.8500              6                N/A
      71,270.64          3.0000            1.0000          8.5500           14.5500              6                N/A
     431,079.38          3.0000            1.0000          7.7500           13.7500              6                N/A
     371,018.33          2.0000            1.5000          6.8250           12.8250              6                N/A
     160,581.66          3.0000            1.0000          7.0000           13.0000              6                N/A
   2,600,838.16          2.6178            1.1911          7.4656           13.4656              6                N/A
     440,234.26          3.0000            1.0000          7.4000           13.4000              6                N/A
     685,891.15          3.0000            1.0000          6.3965           12.3965              6                60
     232,400.00          3.0000            1.0000          6.9900           12.9900              6                60
     256,000.00          3.0000            1.0000          6.5000           12.5000              6                60
     471,460.00          3.0000            1.0000          5.9597           11.9597              6                60
     206,725.50          3.0000            1.0000          6.2500           12.2500              6                60
   2,326,746.02          3.0000            1.0000          6.3483           12.2433              6                60
     900,000.00          3.0000            1.0000          9.0000           15.0000              6                60
   2,711,696.03          3.0000            1.0000          7.0062           13.0062              6                60
     712,500.00          3.0000            1.0000          8.9000           14.9000              6                60
   1,872,950.00          2.4599            1.2700          7.1166           13.1166              6                60
     392,000.00          3.0000            1.0000          7.3500           13.3500              6                36
     238,810.47          3.0000            1.0000          6.0750           12.0750              6                N/A
     278,380.03          3.0000            1.0000          5.2500           11.2500              6                N/A
     328,699.14          3.0000            1.0000          5.8750           11.8750              6                N/A
     202,819.66          3.0000            1.0000          8.6750           14.6750              6                N/A
     171,436.66          3.0000            1.0000          7.0500           13.0500              6                N/A
     502,815.04          3.0000            1.0000          5.6000           11.6000              6                N/A
     692,589.28          3.0000            1.0000          6.7940           12.7940              6                N/A
   1,352,282.32          2.0000            1.5000          7.2965           13.2965              6                N/A
     134,720.85          2.0000            1.5000          7.9000           13.9000              6                N/A
   1,126,624.54          2.0000            1.5000          6.6792           12.6792              6                N/A
     166,964.57          3.0000            1.0000          6.8200           12.8200              6                N/A
     311,640.32          2.0000            1.5000          6.9900           12.9900              6                N/A
     717,451.09          2.0000            1.5000          6.5000           12.5000              6                N/A
     489,997.05          3.0000            1.0000          5.7500           11.7500              6                60
     125,000.00          3.0000            1.0000          7.0000           13.0000              6                60
      83,250.00          3.0000            1.0000          7.9000           13.9000              6                60
   1,083,000.00          3.0000            1.0000          6.3748           12.3748              6                60
   1,181,200.00          3.0000            1.0000          6.2031           12.2031              6                60
     159,800.00          3.0000            1.0000          6.2250           12.2250              6                60
     458,490.32          1.0000            1.0000          8.1750           14.1750              6                N/A
      84,502.68          3.0000            1.0000          6.9900           12.9900              6                N/A
     520,811.17            N/A              N/A              N/A              N/A               N/A               N/A
     559,391.35            N/A              N/A              N/A              N/A               N/A               N/A
     554,444.28            N/A              N/A              N/A              N/A               N/A               N/A
     121,771.40            N/A              N/A              N/A              N/A               N/A               N/A
     125,777.85            N/A              N/A              N/A              N/A               N/A               N/A
     108,464.71            N/A              N/A              N/A              N/A               N/A               N/A
      90,751.63            N/A              N/A              N/A              N/A               N/A               N/A
     155,846.99            N/A              N/A              N/A              N/A               N/A               N/A
     915,805.78            N/A              N/A              N/A              N/A               N/A               N/A
     160,038.92            N/A              N/A              N/A              N/A               N/A               N/A
     137,123.88            N/A              N/A              N/A              N/A               N/A               N/A
     211,582.50            N/A              N/A              N/A              N/A               N/A               N/A
   5,635,219.64            N/A              N/A              N/A              N/A               N/A               N/A
   2,280,505.02            N/A              N/A              N/A              N/A               N/A               N/A
      61,956.73            N/A              N/A              N/A              N/A               N/A               N/A
     572,412.20            N/A              N/A              N/A              N/A               N/A               N/A
     198,309.15            N/A              N/A              N/A              N/A               N/A               N/A
   1,458,071.13            N/A              N/A              N/A              N/A               N/A               N/A
     229,519.57            N/A              N/A              N/A              N/A               N/A               N/A
     171,712.62            N/A              N/A              N/A              N/A               N/A               N/A
     185,204.48            N/A              N/A              N/A              N/A               N/A               N/A
     322,269.10            N/A              N/A              N/A              N/A               N/A               N/A
     279,249.41            N/A              N/A              N/A              N/A               N/A               N/A
      79,815.34            N/A              N/A              N/A              N/A               N/A               N/A
     338,193.92            N/A              N/A              N/A              N/A               N/A               N/A
   7,202,034.47            N/A              N/A              N/A              N/A               N/A               N/A
     558,061.18            N/A              N/A              N/A              N/A               N/A               N/A
     366,793.11            N/A              N/A              N/A              N/A               N/A               N/A
     161,212.27            N/A              N/A              N/A              N/A               N/A               N/A
   1,635,042.05            N/A              N/A              N/A              N/A               N/A               N/A
     200,062.28            N/A              N/A              N/A              N/A               N/A               N/A
     187,567.53            N/A              N/A              N/A              N/A               N/A               N/A
   1,787,678.27            N/A              N/A              N/A              N/A               N/A               N/A
     621,700.19            N/A              N/A              N/A              N/A               N/A               N/A
   4,654,167.30            N/A              N/A              N/A              N/A               N/A               N/A
     117,164.92            N/A              N/A              N/A              N/A               N/A               N/A
     164,938.44            N/A              N/A              N/A              N/A               N/A               N/A
     867,100.03            N/A              N/A              N/A              N/A               N/A               N/A
     768,945.94            N/A              N/A              N/A              N/A               N/A               N/A
   2,422,831.91            N/A              N/A              N/A              N/A               N/A               N/A
      71,336.16            N/A              N/A              N/A              N/A               N/A               N/A
     411,705.84            N/A              N/A              N/A              N/A               N/A               N/A
      86,485.15            N/A              N/A              N/A              N/A               N/A               N/A
     706,109.64            N/A              N/A              N/A              N/A               N/A               N/A
     520,816.68            N/A              N/A              N/A              N/A               N/A               N/A
     815,000.00            N/A              N/A              N/A              N/A               N/A               120
     254,000.00            N/A              N/A              N/A              N/A               N/A               60
     635,698.28            N/A              N/A              N/A              N/A               N/A               60
     189,000.00            N/A              N/A              N/A              N/A               N/A               60
     548,000.00            N/A              N/A              N/A              N/A               N/A               60
     703,809.30            N/A              N/A              N/A              N/A               N/A               N/A
     105,044.83            N/A              N/A              N/A              N/A               N/A               N/A
     145,860.21            N/A              N/A              N/A              N/A               N/A               N/A
     104,906.93            N/A              N/A              N/A              N/A               N/A               N/A
   1,927,687.33            N/A              N/A              N/A              N/A               N/A               N/A
      87,846.38            N/A              N/A              N/A              N/A               N/A               N/A
     425,723.46            N/A              N/A              N/A              N/A               N/A               N/A
   1,014,862.15            N/A              N/A              N/A              N/A               N/A               N/A
     179,368.73            N/A              N/A              N/A              N/A               N/A               N/A
      24,973.74            N/A              N/A              N/A              N/A               N/A               N/A
      40,347.42            N/A              N/A              N/A              N/A               N/A               N/A
      46,971.82            N/A              N/A              N/A              N/A               N/A               N/A
     114,531.51            N/A              N/A              N/A              N/A               N/A               N/A
      47,937.75            N/A              N/A              N/A              N/A               N/A               N/A
     115,643.45            N/A              N/A              N/A              N/A               N/A               N/A
   5,436,192.09            N/A              N/A              N/A              N/A               N/A               N/A
     331,892.48            N/A              N/A              N/A              N/A               N/A               N/A
     717,035.62            N/A              N/A              N/A              N/A               N/A               N/A
      72,460.85            N/A              N/A              N/A              N/A               N/A               N/A
     351,416.72            N/A              N/A              N/A              N/A               N/A               N/A
      91,092.64            N/A              N/A              N/A              N/A               N/A               N/A
   2,710,164.49            N/A              N/A              N/A              N/A               N/A               N/A
     216,631.89            N/A              N/A              N/A              N/A               N/A               N/A
     182,126.27            N/A              N/A              N/A              N/A               N/A               N/A
     401,187.83            N/A              N/A              N/A              N/A               N/A               N/A
      89,573.35            N/A              N/A              N/A              N/A               N/A               N/A
       7,221.65            N/A              N/A              N/A              N/A               N/A               N/A
      39,341.75            N/A              N/A              N/A              N/A               N/A               N/A
      20,949.88            N/A              N/A              N/A              N/A               N/A               N/A
     585,196.10            N/A              N/A              N/A              N/A               N/A               N/A
      20,688.65            N/A              N/A              N/A              N/A               N/A               N/A
      34,140.46            N/A              N/A              N/A              N/A               N/A               N/A
       7,229.89            N/A              N/A              N/A              N/A               N/A               N/A
      35,247.90            N/A              N/A              N/A              N/A               N/A               N/A
      11,940.61            N/A              N/A              N/A              N/A               N/A               N/A
     191,258.95            N/A              N/A              N/A              N/A               N/A               N/A
      10,649.52            N/A              N/A              N/A              N/A               N/A               N/A
       7,874.41            N/A              N/A              N/A              N/A               N/A               N/A
      22,494.87            N/A              N/A              N/A              N/A               N/A               N/A
      11,008.08            N/A              N/A              N/A              N/A               N/A               N/A
      15,677.51            N/A              N/A              N/A              N/A               N/A               N/A
   1,273,531.49            N/A              N/A              N/A              N/A               N/A               N/A
      22,439.91            N/A              N/A              N/A              N/A               N/A               N/A
      37,414.20            N/A              N/A              N/A              N/A               N/A               N/A
      53,529.88            N/A              N/A              N/A              N/A               N/A               N/A
      17,582.03            N/A              N/A              N/A              N/A               N/A               N/A
      29,800.68            N/A              N/A              N/A              N/A               N/A               N/A
     555,035.78            N/A              N/A              N/A              N/A               N/A               N/A
      65,515.51            N/A              N/A              N/A              N/A               N/A               N/A
      23,228.82            N/A              N/A              N/A              N/A               N/A               N/A
      12,056.68            N/A              N/A              N/A              N/A               N/A               N/A
      35,469.54            N/A              N/A              N/A              N/A               N/A               N/A
     108,907.51            N/A              N/A              N/A              N/A               N/A               N/A
      42,651.08            N/A              N/A              N/A              N/A               N/A               N/A
      19,738.40            N/A              N/A              N/A              N/A               N/A               N/A
      92,122.90            N/A              N/A              N/A              N/A               N/A               N/A
      82,329.69            N/A              N/A              N/A              N/A               N/A               N/A
      28,684.89            N/A              N/A              N/A              N/A               N/A               N/A
      32,998.27            N/A              N/A              N/A              N/A               N/A               N/A
  21,568,933.58            N/A              N/A              N/A              N/A               N/A               N/A
      43,891.10            N/A              N/A              N/A              N/A               N/A               N/A
     363,677.24            N/A              N/A              N/A              N/A               N/A               N/A
   1,324,280.02            N/A              N/A              N/A              N/A               N/A               N/A
   1,750,805.70            N/A              N/A              N/A              N/A               N/A               N/A
     183,958.45            N/A              N/A              N/A              N/A               N/A               N/A
     181,147.45            N/A              N/A              N/A              N/A               N/A               N/A
     828,225.68            N/A              N/A              N/A              N/A               N/A               N/A
     120,812.36            N/A              N/A              N/A              N/A               N/A               N/A
   1,430,569.98            N/A              N/A              N/A              N/A               N/A               N/A
     145,026.77            N/A              N/A              N/A              N/A               N/A               N/A
  20,235,394.91            N/A              N/A              N/A              N/A               N/A               N/A
      56,369.99            N/A              N/A              N/A              N/A               N/A               N/A
      57,504.68            N/A              N/A              N/A              N/A               N/A               N/A
     373,974.53            N/A              N/A              N/A              N/A               N/A               N/A
      41,030.72            N/A              N/A              N/A              N/A               N/A               N/A
     309,513.53            N/A              N/A              N/A              N/A               N/A               N/A
      36,950.14            N/A              N/A              N/A              N/A               N/A               N/A
   2,133,667.23            N/A              N/A              N/A              N/A               N/A               N/A
     620,007.56            N/A              N/A              N/A              N/A               N/A               N/A
      98,872.31            N/A              N/A              N/A              N/A               N/A               N/A
      93,438.16            N/A              N/A              N/A              N/A               N/A               N/A
      34,187.90            N/A              N/A              N/A              N/A               N/A               N/A
     121,763.35            N/A              N/A              N/A              N/A               N/A               N/A
      33,904.76            N/A              N/A              N/A              N/A               N/A               N/A
   1,706,861.95            N/A              N/A              N/A              N/A               N/A               N/A
      48,721.22            N/A              N/A              N/A              N/A               N/A               N/A
       9,979.64            N/A              N/A              N/A              N/A               N/A               N/A
     223,762.18            N/A              N/A              N/A              N/A               N/A               N/A

                                                ANNEX III

         INTEREST RATE SWAP SCHEDULE                              INTEREST RATE SWAP SCHEDULE
   (BEAR STEARNS FINANCIAL PRODUCTS INC.)                                   (UBS AG)
-----------------------------------------------          -----------------------------------------------
                           BASE                                                      BASE
                        CALCULATION      STRIKE                                   CALCULATION     STRIKE
PERIOD   ACCRUAL END    AMOUNT ($)         (%)           PERIOD   ACCRUAL END     AMOUNT ($)        (%)
--------------------------------------------------------------------------------------------------------
    1    03/25/2006     2,096,944         4.644              1    03/25/2006       543,984         4.651
    2    04/25/2006     2,069,384         4.644              2    04/25/2006       531,288         4.651
    3    05/25/2006     2,034,908         4.644              3    05/25/2006       516,796         4.651
    4    06/25/2006     1,993,480         4.644              4    06/25/2006       500,652         4.651
    5    07/25/2006     1,945,272         4.644              5    07/25/2006       482,852         4.651
    6    08/25/2006     1,890,380         4.644              6    08/25/2006       463,596         4.651
    7    09/25/2006     1,829,100         4.644              7    09/25/2006       442,948         4.651
    8    10/25/2006     1,761,656         4.644              8    10/25/2006       421,336         4.651
    9    11/25/2006     1,688,384         4.644              9    11/25/2006       399,960         4.651
   10    12/25/2006     1,609,084         4.644             10    12/25/2006       381,864         4.651
   11    01/25/2007     1,533,540         4.644             11    01/25/2007       364,596         4.651
   12    02/25/2007     1,461,580         4.644             12    02/25/2007       348,124         4.651
   13    03/25/2007     1,393,028         4.644             13    03/25/2007       332,392         4.651
   14    04/25/2007     1,327,724         4.644             14    04/25/2007       317,344         4.651
   15    05/25/2007     1,265,516         4.644             15    05/25/2007       302,988         4.651
   16    06/25/2007     1,206,276         4.644             16    06/25/2007       289,280         4.651
   17    07/25/2007     1,149,840         4.644             17    07/25/2007       276,088         4.651
   18    08/25/2007     1,096,268         4.644             18    08/25/2007       262,064         4.651
   19    09/25/2007     1,045,788         4.644             19    09/25/2007       241,880         4.651
   20    10/25/2007     1,001,344         4.644             20    10/25/2007       206,656         4.651
   21    11/25/2007       905,008         4.644             21    11/25/2007       189,592         4.651
   22    12/25/2007       818,744         4.644             22    12/25/2007       174,236         4.651
   23    01/25/2008       741,512         4.644             23    01/25/2008       160,996         4.651
   24    02/25/2008       672,032         4.644             24    02/25/2008       152,160         4.651
   25    03/25/2008       608,056         4.644             25    03/25/2008       151,544         4.651
   26    04/25/2008       575,016         4.644             26    04/25/2008       143,912         4.651
   27    05/25/2008       543,840         4.644             27    05/25/2008       136,708         4.651
   28    06/25/2008       514,420         4.644             28    06/25/2008       129,896         4.651
   29    07/25/2008       486,712         4.644             29    07/25/2008       123,404         4.651
   30    08/25/2008       460,560         4.644             30    08/25/2008       117,256         4.651
   31    09/25/2008       435,868         4.644             31    09/25/2008       111,432         4.651
   32    10/25/2008       412,552         4.644
   33    11/25/2008       390,544         4.644
   34    12/25/2008       159,204         4.644
   35    01/25/2009       153,160         4.644
   36    02/25/2009       147,592         4.644
   37    03/25/2009       142,232         4.644
   38    04/25/2009       137,068         4.644
   39    05/25/2009       132,092         4.644
   40    06/25/2009       127,296         4.644
   41    07/25/2009       122,680         4.644
   42    08/25/2009       118,232         4.644
   43    09/25/2009       113,944         4.644

                                                        CAP CONTRACT SCHEDULE

                               BASE        LOW       HIGH                                          BASE        LOW
                            CALCULATION    STRIKE    STRIKE                                    CALCULATION     STRIKE    HIGH
  PERIOD    ACCRUAL END     AMOUNT ($)       (%)        (%)            PERIOD   ACCRUAL END     AMOUNT ($)       (%)     STRIKE (%)
----------- ------------- ---------------- --------- ----------       --------- ------------ ----------------- --------- -----------
    1        03/25/2006          0          4.676      5.000             37     03/25/2009       448,968        6.663      8.500
    2        04/25/2006       10,584        4.908      5.250             38     04/25/2009       436,492        6.697      8.500
    3        05/25/2006       24,932        5.064      5.250             39     05/25/2009       424,768        6.722      8.500
    4        06/25/2006       41,616        5.214      5.500             40     06/25/2009       413,436        6.751      8.500
    5        07/25/2006       62,312        5.292      5.500             41     07/25/2009       402,476        6.786      8.500
    6        08/25/2006       86,380        5.435      5.750             42     08/25/2009       391,872        6.813      8.500
    7        09/25/2006       111,948       5.558      6.000             43     09/25/2009       340,232        6.842      8.500
    8        10/25/2006       140,080       5.546      6.000
    9        11/25/2006       166,056       5.648      6.250
    10       12/25/2006       192,120       5.730      6.250
    11       01/25/2007       213,736       5.701      6.500
    12       02/25/2007       232,460       5.771      6.500
    13       03/25/2007       231,872       5.824      6.750
    14       04/25/2007       246,560       5.797      6.750
    15       05/25/2007       258,560       5.845      6.750
    16       06/25/2007       261,660       5.889      7.000
    17       07/25/2007       255,416       5.909      7.000
    18       08/25/2007       231,396       5.954      7.000
    19       09/25/2007       192,152       5.999      7.250
    20       10/25/2007       193,836       6.024      7.250
    21       11/25/2007       233,680       6.060      7.250
    22       12/25/2007       265,856       6.098      7.500
    23       01/25/2008       290,836       6.148      7.500
    24       02/25/2008       307,544       6.183      7.500
    25       03/25/2008       288,304       6.216      7.750
    26       04/25/2008       276,892       6.248      7.750
    27       05/25/2008       267,324       6.274      7.750
    28       06/25/2008       261,136       6.311      8.000
    29       07/25/2008       266,140       6.363      8.000
    30       08/25/2008       270,348       6.391      8.000
    31       09/25/2008       220,028       6.428      8.000
    32       10/25/2008       330,276       6.476      8.250
    33       11/25/2008       328,700       6.509      8.250
    34       12/25/2008       537,340       6.545      8.250
    35       01/25/2009       521,536       6.603      8.250
    36       02/25/2009       506,096       6.635      8.500

PROSPECTUS
JUNE 2, 2005

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                    Depositor

                            ASSET-BACKED CERTIFICATES

                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)


     Mortgage Asset Securitization Transactions, Inc. from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

     For each series we will establish a trust fund consisting primarily of

     o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

     o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

     The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     The securities will not represent obligations of Mortgage Asset Securitization Transactions, Inc. or any of its affiliates. No governmental agency will insure the securities or the collateral securing the securities.

     You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                               UBS Investment Bank


     We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may, from time to time, act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                       ----------------------------------

     This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                       ii

                                TABLE OF CONTENTS
                                                                            PAGE

Summary of Terms...............................................................1
     Relevant Parties..........................................................1
     Securities................................................................1
     Assets....................................................................2
Risk Factors...................................................................8
     Limited Liquidity of Securities May Adversely Affect the Market
         Value of Your Securities..............................................8
     Assets of Trust Fund Are Limited..........................................8
     Credit Enhancement Is Limited in Amount and Coverage......................8
     Yield Is Sensitive to Rate of Principal Prepayment........................8
     Borrower May Be Unable to Make Balloon Payment............................9
     Nature of Mortgages Could Adversely Affect Value of Properties............9
     Violations of Environmental Laws May Reduce Recoveries on Properties.....11
     Violations of Federal Laws May Adversely Affect Ability to Collect
         on Loans.............................................................11
     Rating of the Securities Are Limited and May be Withdrawn or Lowered.....11
     Adverse Conditions in the Residential Real Estate Markets May Result
         in a Decline in Property Values......................................12
     Book-Entry System for Certain Classes May Decrease Liquidity and
         Delay Payment........................................................13
     Unsecured Home Improvement Contracts May Experience Relatively
         Higher Losses........................................................13
     Mortgage Loans Underwritten as Non-Conforming Credits May Experience
         Relatively Higher Losses.............................................13
     Assets of the Trust Fund May Include Delinquent and
         Sub-Performing Residential Loans.....................................14
     Changes in the Market Value of Properties May Adversely Affect
         Payments on the Securities...........................................14
Defined Terms.................................................................14
The Trust Funds...............................................................14
     Residential Loans........................................................14
     Mortgage Securities......................................................15
     Agency Securities........................................................19
     Stripped Agency Securities...............................................22
     Additional Information Concerning the Trust Funds........................22
Use of Proceeds...............................................................24
Yield Considerations..........................................................24
Maturity and Prepayment Considerations........................................25
The Depositor.................................................................27
Residential Loans.............................................................27
     Underwriting Standards...................................................27
     Representations by Unaffiliated Sellers; Repurchases.....................27
     Sub-Servicing............................................................28
Description of the Securities.................................................29
     General..................................................................29


                                                                            Page

     Assignment of Assets of the Trust Fund...................................30
     Deposits to the Trust Account............................................32
     Pre-Funding Account......................................................32
     Payments on Residential Loans............................................32
     Payments on Agency Securities............................................33
     Distributions............................................................33
     Principal and Interest on the Securities.................................34
     Available Distribution Amount............................................35
     Subordination............................................................36
     Advances.................................................................37
     Statements to Holders of Securities......................................38
     Book-Entry Registration of Securities....................................39
     Collection and Other Servicing Procedures................................42
     Realization on Defaulted Residential Loans...............................42
     Retained Interest, Administration Compensation and Payment
         of Expenses..........................................................43
     Evidence as to Compliance................................................44
     Certain Matters Regarding the Master Servicer, the Depositor
         and the Trustee......................................................44
     Deficiency Events........................................................47
     Events of Default........................................................47
     Amendment................................................................50
     Termination..............................................................51
     Voting Rights............................................................51
Description of Primary Insurance Coverage.....................................51
     Primary Credit Insurance Policies........................................51
     FHA Insurance and VA Guarantees..........................................52
     Primary Hazard Insurance Policies........................................53
Description of Credit Support.................................................55
     Pool Insurance Policies..................................................55
     Special Hazard Insurance Policies........................................57
     Bankruptcy Bonds.........................................................58
     Reserve Funds............................................................59
     Cross-Support Provisions.................................................59
     Letter of Credit.........................................................59
     Insurance Policies and Surety Bonds......................................59
     Excess Spread............................................................59
     Overcollateralization....................................................59
Certain Legal Aspects of Residential Loans....................................60
     General..................................................................60
     Mortgage Loans...........................................................60
     Cooperative Loans........................................................61
     Tax Aspects of Cooperative Ownership.....................................61
     Manufactured Housing Contracts Other Than Land Contracts.................62
     Foreclosure on Mortgages.................................................63
     Foreclosure on Cooperative Shares........................................65
     Repossession with respect to Manufactured Housing Contracts that are not Land Contracts...............................................66
     Rights of Redemption with respect to Residential Properties..............66
     Notice of Sale; Redemption Rights with respect to Manufactured Homes.....67
     Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations
         on Lenders...........................................................67


                                        i

                                                                            Page

     Junior Mortgages.........................................................69
     Consumer Protection Laws.................................................69
     "High Cost" Loans and Predatory Lending Laws.............................70
     Enforceability of Certain Provisions.....................................71
     Prepayment Charges and Prepayments.......................................71
     Subordinate Financing....................................................72
     Applicability of Usury Laws..............................................72
     Alternative Mortgage Instruments.........................................72
     Environmental Legislation................................................73
     Servicemembers Civil Relief Act and the California Military
         and Veterans Code....................................................74
     Forfeiture for Drug, RICO and Money Laundering Violations................74
Federal Income Tax Consequences...............................................75
     General..................................................................75
     REMICs...................................................................75
     Grantor Trust Funds......................................................94
     Partnership Trust Funds..................................................99
     Reportable Transactions.................................................104
State and Other Tax Consequences.............................................104
ERISA CONSIDERATIONS.........................................................104
Legal Investment.............................................................109
Plan of Distribution.........................................................111
Incorporation of Certain Information by Reference............................112
Legal Matters................................................................112
Financial Information........................................................112
Additional Information.......................................................112
Rating.......................................................................112
Glossary of Terms............................................................114


                                       ii

              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement


     Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

     IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                        ---------------------------------

     If you require additional information, the mailing address of our principal executive offices is Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, NY 10019 and the telephone number is (212) 713-2000.

                                SUMMARY OF TERMS

     This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement, indenture or trust agreement carefully to understand all of the terms of a series of securities.

RELEVANT PARTIES

     Depositor..........................    Mortgage Asset Securitization Transactions, Inc., the depositor, is a corporation organized under the laws of the State of Delaware.  The depositor is a wholly owned limited purpose finance subsidiary of UBS
                                            Americas Inc.

     Master Servicer....................    The entity or entities named as master servicer in the related prospectus supplement.

     Trustees...........................    The trustee or indenture trustee named as trustee in the related prospectus supplement.  The owner trustee named as owner trustee in the related prospectus supplement.

     Issuer of Notes....................    The depositor or an owner trust established for the purpose of issuing the series of notes will issue each series of notes through a separate trust.  The depositor and the owner trustee will enter into a separate trust agreement to form each owner trust.

SECURITIES

     Description of Securities..........    The depositor will offer asset-backed pass-through certificates or asset-backed notes from time to time.  The depositor will offer these securities in one or more series.  Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund.  The trust fund will consist of a segregated pool of residential loans, mortgage securities or agency securities, or beneficial interests in them, and certain other assets described below.

                                            A series of securities may include one or more classes of securities that may be entitled to, among other things:

                                            o  principal distributions, with disproportionate, nominal or no interest distributions;

                                            o  interest distributions, with disproportionate, nominal or no principal distributions;

                                            o  distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

                                            o  subordinated distributions of scheduled payments of principal, prepayments of principal, interest or any combination of these payments;

                                            o  distributions only after the occurrence of events specified in the related prospectus supplement;

                                            o  distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

                                            o  interest at a fixed rate or a rate that is subject to change from time to time; and

                                            o  distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

                                            The related prospectus supplement will specify these entitlements.

                                            The timing and amounts of these distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both.

                                            The related prospectus supplement will specify if each class of securities

                                            o  has a stated principal amount; and

                                            o  is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

     Interest...........................    Interest on each class of securities for a series:

                                            o  will accrue at the applicable security interest rate on its outstanding security principal balance;

                                            o  will be distributed to holders of the securities as provided in the related prospectus supplement on the related distribution date; and

                                            o  may be reduced to the extent of certain delinquencies or other contingencies described in the related prospectus supplement.

                                            Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of the related securities prior to the time when accrued interest becomes payable.

                                            Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                                            See "Yield Considerations," "Maturity and Prepayment Considerations"
                                            and "Description of the Securities" in this prospectus.

     Principal..........................    The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund.  The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                                            Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                                            If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "The
                                            Trust Funds," "Maturity and Prepayment Considerations" and
                                            "Description of the Securities" in this prospectus.

ASSETS

     The Trust Funds....................    Each trust fund will consist of:

                                            o  a segregated pool of residential loans, agency securities and/or mortgage securities; and

                                            o  certain other assets as described in this prospectus and in the related prospectus supplement.

                                            The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers or from sellers affiliated with the depositor. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "Description of the Securities" in this prospectus.

     A. Residential Loans...............    The residential loans will consist of any combination of:

                                            o  mortgage loans secured by first or junior liens on one- to four-family residential properties;


                                        2



                                            o  mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

                                            o  home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

                                            o  a manufactured home, which may have a subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

                                            o  one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or other purposes;

                                            o  cooperative loans secured primarily by shares in a private cooperative housing corporation. The shares, together with the related proprietary lease or occupancy agreement, give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

                                            o  manufactured housing conditional sales contracts and installment loan agreements which may be secured by either liens on:

                                               o  new or used manufactured homes; or

                                               o  the real property and any improvements on it which may
                                                  include the related manufactured home if deemed to
                                                  be part of the real property under applicable state law
                                                  relating to a manufactured housing contract; and

                                               o  in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

                                            The mortgaged properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the
                                            Commonwealth of Puerto Rico or the territories of Guam or the United
                                            States Virgin Islands.

                                            Each trust fund may contain any combination of the following types of residential loans:

                                            o  fully amortizing loans with

                                               o  a fixed rate of interest and

                                               o  level monthly payments to maturity;

                                            o  fully amortizing loans with

                                               o  a fixed interest rate providing for level monthly payments, or

                                               o  payments of interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

                                            o  fully amortizing loans

                                               o  with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

                                               o  followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years,

                                               o  followed by level monthly payments;


                                        3

                                            o  fixed interest rate loans providing for

                                               o  level payments of principal and interest on the basis of an assumed amortization schedule and

                                               o  a balloon payment of principal at the end of a specified term;

                                            o  fully amortizing loans with

                                               o  an interest rate adjusted periodically, and

                                               o  corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index as described in the related prospectus supplement.

                                                  These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

                                            o  fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

                                            o  adjustable interest rate loans providing for an election at the borrower's option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

                                            o  other types of residential loans as may be described in the related prospectus supplement.

                                            The related prospectus supplement may specify that the residential loans are covered by:

                                            o  primary mortgage insurance policies;

                                            o  insurance issued by the Federal Housing Administration; or

                                            o  partial guarantees of the Veterans Administration.

                                            See "Description of Primary Insurance Coverage" in this prospectus.

     B. Agency Securities...............    The agency securities may consist of any combination of:

                                            o  "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association;

                                            o  guaranteed mortgage pass-through securities issued by the Federal
                                               National Mortgage Association; and

                                            o  mortgage participation certificates issued by the Federal Home Loan
                                               Mortgage Corporation.

     C. Mortgage Securities.............    A trust fund may include previously issued:

                                            o  asset-backed certificates;

                                            o  collateralized mortgage obligations; or

                                            o  participation certificates evidencing interests in, or
                                               collateralized by, residential loans or agency securities.


                                        4

     D. Trust Account...................    Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities.  To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund.  A trust account may be maintained as an interest bearing or a non-interest bearing account.
                                            Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations.  Investments earned on amounts held in the trust account may be for the benefit of persons other than the related security holders.  See "Description of the
                                            Securities--Deposits to the Trust Account" in this prospectus.

     E. Credit Support..................    One or more classes of securities within any series may be covered by any combination of:

                                            o  a surety bond;

                                            o  a guarantee;

                                            o  a letter of credit;

                                            o  an insurance policy;

                                            o  a bankruptcy bond;

                                            o  a reserve fund;

                                            o  a cash account;

                                            o  reinvestment income;

                                            o  overcollateralization;

                                            o  subordination of one or more classes of securities in a series or, with respect to any series of notes, the related equity
                                               certificates, to the extent provided in the related prospectus supplement;

                                            o  cross-support between securities backed by different asset groups within the same trust fund; or

                                            o  another type of credit support to provide partial or full coverage for certain defaults and losses relating to the residential loans.

                                            The related prospectus supplement may provide that the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which this credit support relates. The related prospectus supplement will also specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust funds. See "Description of Credit Support" and
                                            "Description of the Securities--Subordination" in this prospectus.

PRE-FUNDING ACCOUNT.....................    The related prospectus supplement may specify that funds on deposit in a pre-funding account will be
                                            used to purchase additional
                                            residential loans during the period
                                            specified in the related prospectus
                                            supplement.

SERVICING AND ADVANCES..................    The master servicer, directly or through sub-servicers:

                                            o  will service and administer the residential loans included in a trust fund; and

                                            o  if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans. This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.


                                        5

                                            Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "Description of the
                                            Securities--Advances" in this prospectus.

OPTIONAL TERMINATION....................    The related prospectus supplement may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement.  See "Description of the Securities --
                                            Termination" in this prospectus and the related section in the related prospectus supplement.

TAX STATUS..............................    The treatment of the securities for federal income tax purposes will depend on:

                                            o  whether a REMIC election is made with respect to a series of securities; and

                                            o  if a REMIC election is made, whether the certificates are "regular"
                                               interest securities or "residual" interest securities.

                                            Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund. You are advised to consult your tax advisors.

                                            See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA CONSIDERATIONS....................    If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income
                                            Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise
                                            impermissible under ERISA or the Internal Revenue Code.

                                            See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

LEGAL INVESTMENT........................    The applicable prospectus supplement will specify whether the securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

                                            See "Legal Investment" in this prospectus and in the related prospectus supplement.

USE OF PROCEEDS.........................    The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

                                            o  to purchase the related assets of the trust fund;

                                            o  to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                                            o  to establish any reserve funds described in the related prospectus supplement; and

                                            o  to pay costs of structuring, guaranteeing and issuing the securities.

                                            See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

RATINGS.................................    Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization.
                                            The rating or ratings applicable to the securities of each series offered by


                                        6


                                            this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                                            o  A security rating is not a recommendation to buy, sell or hold the securities of any series.

                                            o  A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                                            o  A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the trust assets. Therefore, you should carefully consider the risk factors relating to the trust assets and the properties.

LIMITED LIQUIDITY OF SECURITIES MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR SECURITIES

     We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

ASSETS OF TRUST FUND ARE LIMITED

     The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

     o  payments with respect to the assets of the trust fund; and

     o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

     You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

     o  all payments due on the securities of your series;

     o adequate provision for future payments on certain classes of securities; and

     o  any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust fund assets.

     The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

     Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENT

     The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

     o the extent of prepayments of the residential loans and, in the case of agency securities or mortgage securities, the underlying loans, comprising the trust fund;

     o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

     o  the exercise of any right of optional termination; and

     o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

     Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     The rate of prepayments is influenced by a number of factors, including:

     o  prevailing mortgage market interest rates;

     o  local and national interest rates;

     o  homeowner mobility; and

     o  the ability of the borrower to obtain refinancing.

     Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities--Distributions" and "--Principal and Interest on the Securities" in this prospectus.

BORROWER MAY BE UNABLE TO MAKE BALLOON PAYMENT

     Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

     o  timely refinance the loan; or

     o  timely sell the related residential property.

     A number of factors will affect a borrower's ability to accomplish either of these goals, including:

     o the level of available mortgage rates at the time of sale or refinancing;

     o  the borrower's equity in the related residential property;

     o  the financial condition of the borrower; and

     o  the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

NATURE OF MORTGAGES COULD ADVERSELY AFFECT VALUE OF PROPERTIES

     Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

     o an overall decline in the residential real estate market in the areas in which the residential properties are located;

     o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

     o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

     o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

     o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

     o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

     In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

     If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

     o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

     o  incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

     Applicable state laws generally:

     o  regulate interest rates and other charges;

     o  require certain disclosures; and

     o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

     o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

     o  may entitle the borrower to a refund of amounts previously paid; and

     o could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

VIOLATIONS OF ENVIRONMENTAL LAWS MAY REDUCE RECOVERIES ON PROPERTIES

     Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans--Environmental Legislation" in this prospectus.

VIOLATIONS OF FEDERAL LAWS MAY ADVERSELY AFFECT ABILITY TO COLLECT ON LOANS

     The residential loans may also be subject to federal laws, including:

     o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

     o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

     o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

     o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

     o  affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

     o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

     o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

RATING OF THE SECURITIES ARE LIMITED AND MAY BE WITHDRAWN OR LOWERED

     Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

     o  the adequacy of the value of the assets of the trust fund;

     o  any credit enhancement with respect to the class; and

     o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

The rating will not be based on:

     o the likelihood that principal prepayments on the related residential loans will be made;

     o the degree to which prepayments might differ from those originally anticipated; or

     o the likelihood of early optional termination of the series of securities.

     You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

     o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

     o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

     o if in the judgment of the rating agency, circumstances in the future so warrant;

     o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

     o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

     o that the historical data supporting the actuarial analysis will accurately reflect future experience;

     o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

     o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

ADVERSE CONDITIONS IN THE RESIDENTIAL REAL ESTATE MARKETS MAY RESULT IN A DECLINE IN PROPERTY VALUES

     The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results, including:

     o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

     o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

     o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

     o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

     o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

     o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

     See "Description of the Securities--Book-Entry Registration of Securities" in this prospectus.

UNSECURED HOME IMPROVEMENT CONTRACTS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

     A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

     o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor with respect to these obligations;

     o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

     o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

     o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

MORTGAGE LOANS UNDERWRITTEN AS NON-CONFORMING CREDITS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

     The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

     A mortgage loan made to a "non-conforming credit" means a residential loan that is:

     o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

     o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

     o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

     Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans--Underwriting Standards" in this prospectus.

ASSETS OF THE TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING RESIDENTIAL LOANS

     The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential loans could increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

     See "The Trust Funds--Residential Loans" in this prospectus.

CHANGES IN THE MARKET VALUE OF PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON THE SECURITIES

     We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

                                  DEFINED TERMS

     We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus on page 138.

                                 THE TRUST FUNDS

     The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or from sellers affiliated with the depositor, as provided in the related prospectus supplement.

RESIDENTIAL LOANS

     The residential loans may consist of any combination of:

     o Mortgage loans secured by first or junior liens on one- to four-family residential properties;

     o  Multifamily Loans;

     o  Home Improvement Contracts;

     o  Home Equity Loans;

     o  Cooperative Loans; or

     o  Manufactured Housing Contracts.

     The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

     (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

     (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

     (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

     (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

     (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

     (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

     (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

     (8) Any other types of residential loans as may be described in the related prospectus supplement.

MORTGAGE SECURITIES

     The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates. The mortgage securities may:

     o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

     o  have been issued previously by:

        o  the depositor or an affiliate of the depositor;

        o  a financial institution; or

        o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

     o acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

     (1) offered and distributed to the public pursuant to an effective registration statement, or

     (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

     Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of the trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

     o  the mortgage securities;

     o  any related credit enhancement;

     o  the residential loans underlying the mortgage securities; and

     o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities, may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

     The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

     The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.

     MORTGAGE LOANS. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

     o  detached and attached dwellings;

     o  townhouses;

     o  rowhouses;

     o  individual condominium units;

     o  individual units in planned-unit developments; and

     o  individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

     Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

     o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

        o first, to the payment of court costs and fees in connection with the foreclosure;

        o  second, to real estate taxes; and

        o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

     If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

     o In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

     o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities will bear:

        o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

        o  the risk of loss if the deficiency judgment is not realized on; and

        o the risk that deficiency judgments may not be available in certain jurisdictions.

     o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

     MULTIFAMILY LOANS. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

     The related prospectus supplement may specify that the Multifamily Loans:

     o  contain a Lockout Period;

     o  prohibit prepayments entirely; or

     o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

     HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

     COOPERATIVE LOANS. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

     MANUFACTURED HOUSING CONTRACTS. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

     The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

     BUYDOWN LOANS. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

     o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the "buydown funds"); and

     o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans--Underwriting Standards" in this prospectus.

     FHA LOANS AND VA LOANS. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

     There are two primary FHA insurance programs that are available for Multifamily Loans:

     o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

     LOAN-TO-VALUE RATIO. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

     o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of:

     (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

     (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

     o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

     We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

AGENCY SECURITIES

     The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

     GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA CERTIFICATES. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

     o  the GNMA guaranty program;

     o  the characteristics of the pool underlying the GNMA Certificates;

     o  the servicing of the related pool;

     o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

     o  other relevant matters with respect to the GNMA Certificates.

     Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

     o collecting payments from borrowers and remitting the collections to the registered holder;

     o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

     o  maintaining primary hazard insurance; and

     o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

     The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

     FANNIE MAE. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     FANNIE MAE CERTIFICATES. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

     o  must meet the applicable standards of the Fannie Mae purchase program;

     o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

     o  is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding: o the Fannie Mae program;

     o  the characteristics of the pool underlying the Fannie Mae Certificates;

     o  the servicing of the related pool;

     o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

     o  other relevant matters with respect to the Fannie Mae Certificates.

     Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

     The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

     FREDDIE MAC. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

     o  the Freddie Mac guaranty program;

     o  the characteristics of the pool underlying the Freddie Mac Certificate;

     o  the servicing of the related pool;

     o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

     o  other relevant matters with respect to the Freddie Mac Certificates.

     Except as described below with respect to Stripped Agency Securities:

     o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

     o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

     o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

     o  foreclosure sale;

     o  payment of the claim by any mortgage insurer; and

     o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

     In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

     The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

STRIPPED AGENCY SECURITIES

     The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

     o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

     o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

     o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

     o the payments of principal and interest on the Stripped Agency Securities and

     o  other relevant matters with respect to the Stripped Agency Securities.

ADDITIONAL INFORMATION CONCERNING THE TRUST FUNDS

     Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

     o  the types of related residential properties--e.g.,


        o  one- to four-family dwellings,

        o  multifamily residential properties,

        o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

        o  condominiums and planned-unit development units,

        o  vacation and second homes, and

        o  new or used manufactured homes;

     o  the original terms to maturity;

     o  the outstanding principal balances;

     o  the years in which the loans were originated;

     o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

     o the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

     o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

     o the geographical distribution of the residential properties on a state-by-state basis;

     o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

     o  information as to the payment characteristics of the residential loans.

     If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.

     The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

     The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See "Description of the Securities--Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases"; "--Sub-Servicing" and "Description of the Securities--Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities--Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

     The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

     o  any applicable trust administration fee payable to the trustee,

     o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

     o any applicable withholding tax required to be withheld by the trustee, and

     o  as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o  to purchase the related assets of the trust fund;

     o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

     o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

     o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

     The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

     The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

     o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

     o  in later months in the case of agency securities; or

     o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

     When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

     o  payments to senior lienholders,

     o  legal fees and costs of legal action,

     o  real estate taxes, and

     o  maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

     o  entitle the borrower to a refund of amounts previously paid, and

     o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

     The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

     The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

     Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

     o  homeowner mobility;

     o  economic conditions;

     o  enforceability of due-on-sale clauses;

     o  market interest rates and the availability of funds;

     o  the existence of lockout provisions and prepayment penalties;

     o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

     o  the relative tax benefits associated with the ownership of property; and

     o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

     Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

     o  the amounts of the underlying senior mortgage loans;

     o  the interest rates on the underlying senior mortgage loans;

     o the use of first mortgage loans as long-term financing for home purchase; and

     o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

     o  home improvement;

     o  education expenses; and

     o  purchases of consumer durables such as automobiles.

     In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

     In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

     In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

     With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities--Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities--Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

     With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

     In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

     The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

     Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.. The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

     The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                RESIDENTIAL LOANS

UNDERWRITING STANDARDS

     The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers that may be affiliated or unaffiliated with the depositor. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

     o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

     o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

     o that the residential property was free from damage and was in good repair;

     o that there were no delinquent tax or assessment liens against the residential property;

     o  that each residential loan was current as to all required payments; and

     o that each residential loan was made in compliance with all applicable local, state and federal laws and regulations in all material respects.

     In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

     The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

     o  the unpaid principal balance of the residential loans;

     o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

     o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

     An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

     Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

SUB-SERVICING

     Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

     Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

     As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

        o residential loans, including any mortgage securities, or agency securities, exclusive of

        o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("Retained Interest") and

        o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

     o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

     o  with respect to trust funds that include residential loans:

        o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

        o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

        o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

        o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

     o  if specified in the related prospectus supplement, the reserve fund; and

     o  any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of securities may consist of any combination of:

     o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

     o  one or more classes of securities which will be entitled to:

        o principal distributions, with disproportionate, nominal or no interest distributions; or

        o interest distributions, with disproportionate, nominal or no principal distributions;

     o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

     o other types of classes of securities, as described in the related prospectus supplement.

     Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

ASSIGNMENT OF ASSETS OF THE TRUST FUND

     At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver or cause to be delivered the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

     o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

     o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency security;

     o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

     o  the pass-through rate on the agency securities;

     o and with respect to a series of securities evidencing interests in residential loans, for each loan:

        o  information respecting its interest rate;

        o  its current scheduled payment of principal and interest;

        o  its Loan-to-Value Ratio; and

        o  certain other information.

     If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     MORTGAGE LOANS AND MULTIFAMILY LOANS. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

     o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R) System;

     o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

     o an assignment, which may be in blank, in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The related prospectus supplement may specify that the depositor will:

     o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

     o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

     o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

     The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

     With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make, or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

     COOPERATIVE LOANS. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

     o  the related cooperative note;

     o  the original security agreement;

     o  the proprietary lease or occupancy agreement;

     o the related stock certificate and related stock powers endorsed in blank; and

     o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

     MANUFACTURED HOUSING CONTRACTS. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

     o the original Manufactured Housing Contract endorsed to the order of the trustee; and

     o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

     The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

     AGENCY SECURITIES. Agency securities will be registered in the name of the trustee or its nominee through the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

     REVIEW OF RESIDENTIAL LOANS. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

     We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

DEPOSITS TO THE TRUST ACCOUNT

     The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

     The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

PRE-FUNDING ACCOUNT

     The master servicer or the trustee may establish and maintain a pre-funding account in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

PAYMENTS ON RESIDENTIAL LOANS

     The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

     (1) all payments on account of principal, including principal prepayments, on the residential loans;

     (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

     (3) all proceeds of

     o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

     o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

     (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

     (5) any advances made as described under "--Advances" in this prospectus;

     (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

     (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

     (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

     (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus;

     (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

     (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

     (12) any distributions received on any mortgage securities included in the related trust fund.

PAYMENTS ON AGENCY SECURITIES

     The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve System so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

DISTRIBUTIONS

     Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

     Distributions will be made either:

     o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

     o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

     However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

     FINAL DISTRIBUTION DATE. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

     The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

     SPECIAL DISTRIBUTIONS. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

     o  substantial payments of principal on the assets of the trust fund,

     o low rates then available for reinvestment of payments on assets of the trust fund,

     o  substantial Realized Losses or

     o  some combination of the foregoing, and

     o  based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

     The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

     All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

PRINCIPAL AND INTEREST ON THE SECURITIES

     Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

     Some classes of securities will not be entitled to interest payments.

     With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

     The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

     Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

     Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

     The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

     With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

     o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

     o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

     Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

AVAILABLE DISTRIBUTION AMOUNT

     As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

     (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

     (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

(4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

         SUBORDINATION

     A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

     SHIFTING INTEREST SUBORDINATION. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

     All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

     As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

     CASH FLOW SUBORDINATION. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

     The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

     Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above.

If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

     If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

     Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

     Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

     The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

     SUBORDINATION AND CASH FLOW VALUES. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

     Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

ADVANCES

     The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

     The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

STATEMENTS TO HOLDERS OF SECURITIES

     On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

     (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

     (2) the amount of the distribution, if any, allocable to interest;

     (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

     (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

     (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

     (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

     (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

     (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

     (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

     (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

     (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

     (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

     (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

     (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

     (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

     The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

BOOK-ENTRY REGISTRATION OF SECURITIES

     If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

     The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participants' or Securities Intermediaries' records. The Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

     To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

     (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

     (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

     (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

     If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. WE CANNOT ASSURE YOU THAT CEDE & CO., DTC OR ANY SECURITIES INTERMEDIARY WILL PROVIDE INFORMATION TO YOU OR ACT IN ACCORDANCE WITH THEIR RESPECTIVE RULES, REGULATIONS, AND PROCEDURES.

COLLECTION AND OTHER SERVICING PROCEDURES

     RESIDENTIAL LOANS. The master servicer, directly or through sub-servicers, will be required to

     o make reasonable efforts to collect all required payments under the residential loans and

     o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

     In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

     The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

     AGENCY SECURITIES. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

REALIZATION ON DEFAULTED RESIDENTIAL LOANS

     As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

     If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

     (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

     (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

     o the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

     o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

     o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

     If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

     In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans--Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

RETAINED INTEREST, ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

     The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

     With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

     As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

     With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

     We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

EVIDENCE AS TO COMPLIANCE

     Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, the master servicer, or the trustee, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee. In the statement, the accounting firm will be required to state that they have performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced, as part of their examination of the financial statements of the master servicer or the trustee, as the case may be. Based on the examination, the accountants will be required to state that there were no exceptions that, in their opinion, were material, or provide a list of the exceptions. In rendering that statement, the firm may rely, as to matters relating to direct servicing of residential loans by sub-servicers, on comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry, rendered within one year of the statement, of independent public accountants with respect to the related sub-servicer.

     Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of agency securities or mortgage securities, or of the trustee, in the case of a trust agreement. This statement will be to the effect that, to the best of the officer's knowledge, the master servicer or the trustee, as the case may be, has fulfilled its obligations under the related agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

     THE MASTER SERVICER. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

     o the master servicer may resign from its obligations and duties under the related agreement under circumstances set forth in the related agreement, which may include a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans; and

     o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

     o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

     Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected:

     o against any liability for any breach of warranties or representations made in the servicing agreement; or

     o    against any specific liability imposed on the master servicer; or

     o    by the terms of the servicing agreement; or

     o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

     o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

     o    entitled to indemnification by the trust fund and

     o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, any representation or warranty regarding the mortgage loans, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than:

          o any loss, liability, or expense related to any specific residential loan or residential loans,

          o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

          o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

     In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

     The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

     THE DEPOSITOR. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

     o    the agreement or the securities;

     o    any representation or warranty regarding the mortgage loans;

     o any Pool Insurance Policy; o any special hazard insurance policy and the Bankruptcy Bond; or

     o    any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

     In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

     THE TRUSTEES. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

     DUTIES OF THE TRUSTEES. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

DEFICIENCY EVENTS

     With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

     A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

     If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

     The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

     If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

     If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

EVENTS OF DEFAULT

     POOLING AND SERVICING AGREEMENTS. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

     o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

     No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

     o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

     o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

     o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

     o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

     o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

     SERVICING AGREEMENT. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

     o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o    any other servicing default specified in the servicing agreement.

     So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

     INDENTURE. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

     o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

     o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

     o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

     o any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

     o maintain possession of the collateral securing the notes of the series and

     o continue to apply payments on the collateral as if there had been no declaration of acceleration.
The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.


     In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

     o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

     o the trustee satisfies the other requirements as may be set forth in the related indenture.

     If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

     If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

     No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and o the holder previously has given to the trustee written notice of default and the continuance of a default;

     o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

          o have made written request to the trustee to institute the proceeding in its own name as trustee; and

          o    have offered to the trustee reasonable indemnity;

     o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

     o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

     o    exercise any of the trusts or powers vested in it by the indenture or

     o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

AMENDMENT

     With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

     (1) to cure any ambiguity;

     (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

     (3) to make any other provisions with respect to matters or questions arising under the agreement; and

     (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided, that, the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

          (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

TERMINATION

     The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

     o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

     o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

     The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

VOTING RIGHTS

     Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

     The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

     The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

PRIMARY CREDIT INSURANCE POLICIES

     The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

     The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

     As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

     o    advance or discharge

          o    hazard insurance premiums; and

          o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

     o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA INSURANCE AND VA GUARANTEES

     Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

     The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

     With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

     The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

PRIMARY HAZARD INSURANCE POLICIES

     The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

     Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    nuclear reactions,

     o    wet or dry rot,

     o    vermin, rodents, insects or domestic animals,

     o    theft, and,

     o    in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

     (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

     (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

     (1) the replacement cost of the improvements less physical depreciation;
and

     (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

     The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

     (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

     (2) residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

     The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

     The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

     o    a Pool Insurance Policy;

     o    a special hazard insurance policy;

     o    a Bankruptcy Bond;

     o    a reserve fund; or

     o    a similar credit support instrument.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities--Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

     To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

POOL INSURANCE POLICIES

     The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

     Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

     Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

     o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

     o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

     o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

     o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

     Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

     (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

     (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

     Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

     (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

     (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

     The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

     In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

     If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

SPECIAL HAZARD INSURANCE POLICIES

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

     Claims under each special hazard insurance policy will generally be limited to:

     (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

     (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

     (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

     As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

     o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

     o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

     o    normal wear and tear,

     o    war,

     o    civil insurrection,

     o    certain governmental actions,

     o    errors in design,

     o    faulty workmanship or materials,

     o except under certain circumstances, nuclear or chemical reaction or contamination,

     o flood, if the property is located in a federally designated flood area, and

     o    certain other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

     (1) the cost of repair to the property; and

     (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

          (a) accrued interest at the interest rate to the date of claim settlement and

          (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

     The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

          (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

          (b) any amount paid as the cost of repair of the property.

     Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

     The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

     A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

     o    Primary Hazard Insurance Policy premiums,

     o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

     o    real estate property taxes, if applicable,

     o    property protection and preservation expenses and

     o    foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

     If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

     Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BONDS

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

RESERVE FUNDS

     The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

     Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

CROSS-SUPPORT PROVISIONS

     The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of the coverage to the identified trust funds.

LETTER OF CREDIT

     The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

INSURANCE POLICIES AND SURETY BONDS

     The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

EXCESS SPREAD

     The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

OVERCOLLATERALIZATION

     The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

GENERAL

     All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

     (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

     (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

     (3) Manufactured Housing Contracts evidencing both

         o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

         o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

MORTGAGE LOANS

     The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

     Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying



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debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

     o    the law of the state in which the real property is located,

     o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt, and,

     o in some cases, with respect to deeds of trust, the directions of the beneficiary.

COOPERATIVE LOANS

     The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations

     (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS OTHER THAN LAND CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

     The master servicer will generally be required to obtain possession of the certificate of title, but the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

     Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

     o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or

     o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

     (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

     (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

     In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

     (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

     Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

     o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

     o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

     o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

FORECLOSURE ON COOPERATIVE SHARES

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

     In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

     Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND CONTRACTS

     Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

     (1) Except in those few states where the debtor must receive notice of his right to cure his default--typically 30 days to bring the account current--repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

     (3) Sale proceeds are to be applied first to repossession expenses--expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling--and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

RIGHTS OF REDEMPTION WITH RESPECT TO RESIDENTIAL PROPERTIES

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has



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been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

     Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS ON LENDERS

     States have taken a number of approaches to anti-deficiency and related legislation:

     o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

     o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

     o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the


                                       67

Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

     Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

     In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

     Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

     The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

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JUNIOR MORTGAGES

     Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" in this prospectus.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS

     Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

     o    the federal Truth-in-Lending Act and Regulation Z,

     o    Real Estate Settlement Procedures Act and Regulation X,

     o    Equal Credit Opportunity Act and Regulation B,

     o    Fair Credit Billing Act,

     o    Fair Credit Reporting Act,

     o    Fair Housing Act, Housing and Community Development Act,

     o    Home Mortgage Disclosure Act,

     o    Federal Trade Commission Act,

     o    Fair Debt Collection Practices Act,

     o    Uniform Consumer Credit Code,

     o    Consumer Credit Protection Act,

     o    Riegle Act,

     o    Depository Institutions Deregulation and Monetary Control Act,

     o    Gramm-Leach-Bliley Act, and

     o    related statutes and regulations.

     In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

     o    the disclosures required to be made to borrowers,

     o    licensing of originators of residential loans,

     o    debt collection practices,



                                       69

     o    origination practices, and

     o    servicing practices.

     These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

     o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

     o    subject the trust to an administrative enforcement action,

     o    provide the borrower with the right to rescind the loan, and

     o    provide the borrower with set-off rights against the trust.

     Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

     If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

"HIGH COST" LOANS AND PREDATORY LENDING LAWS

     Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

     In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

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     Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on
Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

     TRANSFER OF MANUFACTURED HOMES. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

     o    prohibiting prepayment for a specified period after origination,

     o    prohibiting partial prepayments entirely or

     o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

     The laws of certain states may

     o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

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     o    limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

     Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision, referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

SUBORDINATE FINANCING

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower - as junior loans often do - and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     We believe that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

     (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

     (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

     (3) all other non-federally chartered housing creditors, including without limitation

         o    state-chartered savings and loan associations,

         o    savings banks and mutual savings banks and

         o    mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII of the Garn-St Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

     The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

     (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

     (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Prospective investors in the securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

     The following discussion addresses securities of four general types:

     (1) REMIC Securities,

     (2) Grantor Trust Securities,

     (3) Partnership Securities, and

     (4) Debt Securities.

     The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

     (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

     (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made, and

     (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

     The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICS

     GENERAL

     CLASSIFICATION OF REMICS. When each series of REMIC Securities is issued, McKee Nelson LLP, Thacher Proffitt & Wood LLP or such other counsel to the depositor, specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

     (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

     (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day or (iii) represents an increase in the principal amount of an obligation described in clause (i) or (ii) and certain other requirements are met. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

          (i) in exchange for any qualified mortgage within a three-month period after that date; or

          (ii) in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes

          (i) a mortgage in default or as to which default is reasonably foreseeable;

          (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

          (iii) a mortgage that was fraudulently procured by the borrower; and

          (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

     A mortgage loan that is "defective," as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a Reserve Fund may be used to provide a source of funds for the purchase of additional qualified mortgages. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" to the extent no longer reasonably required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

     (1) one or more classes of regular interests or

     (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

     o    issued on the Startup Day with fixed terms,

     o    designated as a regular interest,

     o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

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     o    provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

     CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
... . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in
Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

     TAXATION OF OWNERS OF REGULAR SECURITIES

     GENERAL. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

     ORIGINAL ISSUE DISCOUNT. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount - a so-called "super-premium" class - as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

     (1) the sum of:

         (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

         (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

     (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     (1) the yield to maturity of the Regular Security at the issue date,

     (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

     (3) the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

     In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

     (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

     (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

     The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     ACQUISITION PREMIUM. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

     (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

     (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     VARIABLE RATE REGULAR SECURITIES. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     (1) the issue price does not exceed the original principal balance by more than a specified amount, and

     (2) the interest compounds or is payable at least annually at current values of:

         (a) one or more "qualified floating rates,"

         (b) a single fixed rate and one or more qualified floating rates,

         (c) a single "objective rate," or

         (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not:

     (1) within the control of the issuer or a related party, or

     (2) unique to the circumstances of the issuer or a related party.

     A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

     (1) a fixed rate, or

     (2) a variable rate that is:

         (a) a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

         (b) the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

         (c) the weighted average of rates on some or all of the qualified mortgages,

         (d) the product:

             (i) of a rate in (a) through (c) above and a fixed multiplier, or

             (ii) plus or minus a constant number of basis points, of a rate in
         (a) through (c) above and a positive or negative fixed multiplier,

         (e) a rate in (a) through (c) above plus or minus a constant number of basis points,

         (f) a rate in (a) through (e) above that is subject to one or more caps or floors,

         (g) a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

         (h) a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

     Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser rates" cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

     MARKET DISCOUNT. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

     (1) is exceeded by the then-current principal amount of the Regular Security, or

     (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

     Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on a Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

     (1) on the basis of a constant interest rate, or

     (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     PREMIUM. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

     (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and

     (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

     TREATMENT OF LOSSES. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

     While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

     SALE OR EXCHANGE OF REGULAR SECURITIES. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

     (1) the cost of the Regular Security to the seller,

     (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security, and

     (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

     (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

     (3) to the extent that the gain does not exceed the excess, if any, of:

         (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

         (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

     In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     TAXATION OF OWNERS OF RESIDUAL SECURITIES

     TAXATION OF REMIC INCOME. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     (2) all bad loans will be deductible as business bad debts, and

     (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes:

     (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

     (2) reduced by amortization of any premium on the mortgage loans,

     (3) plus income from amortization of issue premium, if any, on the Regular Securities,

     (4) plus income on reinvestment of cash flows and reserve assets, and

     (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

     The REMIC Pool's deductions include:

     (1) interest and original issue discount expense on the Regular Securities,

     (2) servicing fees on the mortgage loans,

     (3) other administrative expenses of the REMIC Pool, and

     (4) realized losses on the mortgage loans.

The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

     If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder's after-tax rate of return.

     BASIS AND LOSSES. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

     (1) first, by a cash distribution from the REMIC Pool, and

     (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

     A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

     TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

     (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

     (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

     For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company:

     (1) could not be offset by net operating losses of its shareholders,

     (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

     (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

     (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

     (2) the highest marginal federal income tax rate applicable to corporations.

     The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

     (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

     (2) the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership," as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     For these purposes,

     (1) "Disqualified Organization" means:

         (a) the United States,

         (b) any state or political subdivision of the United States or any state,

         (c) any foreign government,

         (d) any international organization,

         (e) any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

         (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code
     Section 1381(a)(2)(C), and

         (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

(2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

     (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

     The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

     (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

     (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

     (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

     (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

     The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     (1) the transferor

         (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

         (b) found that the transferee historically paid its debts as they came due, and

         (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

     (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

     (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

     (4) one of the following two tests is satisfied: either

         (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

             (i) the present value of any consideration given to the transferee to acquire the interest;

             (ii) the present value of the expected future distributions on the interest; and

             (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

         (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

             (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

             (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

     (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

     SALE OR EXCHANGE OF A RESIDUAL SECURITY. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income:

     (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or

     (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a "taxable mortgage pool," or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

     MARK TO MARKET REGULATIONS. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

     TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     PROHIBITED TRANSACTIONS. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     (1) the disposition of a qualified mortgage other than for:

         (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

         (b) foreclosure, default, or imminent default of a qualified mortgage,

         (c) bankruptcy or insolvency of the REMIC Pool, or

         (d) a qualified (complete) liquidation,

     (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     (3) the receipt of compensation for services, or

     (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call
- --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

     (1) a default or reasonably foreseeable default,

     (2) an assumption of the mortgage loan,

     (3) the waiver of a due-on-sale or due-on-encumbrance clause, or

     (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

     CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     (1) during the three months following the Startup Day,

     (2) made to a qualified Reserve Fund by a Residual Securityholder,

     (3) in the nature of a guarantee,

     (4) made to facilitate a qualified liquidation or clean-up call, and

     (5) as otherwise permitted in Treasury regulations yet to be issued.

     We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

     NET INCOME FROM FORECLOSURE PROPERTY. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

     LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

     ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

     LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

     (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

     TAXATION OF CERTAIN FOREIGN INVESTORS

     REGULAR SECURITIES. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

     (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

     (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

     If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

     In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

     (1) the certification described above be provided by the partners rather than by the foreign partnership and

     (2) the partnership provide certain information, including a United States taxpayer identification number.

     In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

     RESIDUAL SECURITIES. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

     (1) the mortgage loans were issued after July 18, 1984, and

     (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

     Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

     BACKUP WITHHOLDING

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

     o  corporations,

     o  non-calendar year taxpayers,

     o  securities or commodities dealers,

     o  real estate investment trusts,

     o  investment companies,

     o  common trust funds,

     o  thrift institutions and

     o  charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.


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     Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter--41 days after the end of a quarter under proposed
Treasury regulations--in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

GRANTOR TRUST FUNDS

     CLASSIFICATION OF GRANTOR TRUST FUNDS

     With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

     STANDARD SECURITIES

     GENERAL. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," as defined below under "--Stripped Securities," the holder of each security in the series, referred to in this prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

     (1) interest at the coupon rate on the mortgage loans,

     (2) original issue discount, if any,

     (3) prepayment fees,

     (4) assumption fees, and

     (5) late payment charges received by the servicer.

     A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

     (2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is


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Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

     TAX STATUS.  Tax Counsel has advised the depositor that:

     (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

     (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     PREMIUM AND DISCOUNT. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

     Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities --Premium."

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

     Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

     RECHARACTERIZATION OF SERVICING FEES. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation--"excess servicing"--will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

     Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     SALE OR EXCHANGE OF STANDARD SECURITIES. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

     (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     STRIPPED SECURITIES

     GENERAL. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

     (1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities--Recharacterization of Servicing Fees"), and

     (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

     (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

     (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

     This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

     (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

     (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

     STATUS OF STRIPPED SECURITIES. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

     (1) "real estate assets" within the meaning of Code Section 856(c)(5)(B),

     (2) "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

     (3) "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities--Tax Status" above.

     TAXATION OF STRIPPED SECURITIES. Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     SALE OR EXCHANGE OF STRIPPED SECURITIES. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED SECURITIES. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

     (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

     (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

     (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

     Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     TAXATION OF CERTAIN FOREIGN INVESTORS. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT SECURITIES

     For federal income tax purposes:

     (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . ... secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and

     (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

     TAXATION OF HOLDER OF DEBT SECURITIES

     TREATMENT OF THE DEBT SECURITIES AS INDEBTEDNESS. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

     (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

     (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

     (3) the character and timing of any Realized Losses may be governed by Code
Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

     TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

     TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

     (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

     (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

     PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of


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interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

     (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

     (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

     (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

     That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

     All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

     DISCOUNT AND PREMIUM. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.


                                      101

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

     DISPOSITION OF SECURITIES. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

     The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 731 DISTRIBUTIONS. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

     SECTION 754 ELECTION. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be


                                      102

required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

     ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

     (1) the name, address and taxpayer identification number of the nominee and

     (2) as to each beneficial owner:

     (x) the name, address and identification number of the beneficial owner,

     (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

     (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

     In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     TAX CONSEQUENCES TO FOREIGN HOLDERS OF PARTNERSHIP SECURITIES. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

     BACKUP WITHHOLDING. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                                      103

     The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

REPORTABLE TRANSACTIONS

     Pursuant to recently enacted legislation, a penalty is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes fiduciary and prohibited transaction restrictions on employee benefit plans subject to ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of ERISA plans. Section 4975 of the Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts, or IRAs, described in Section 408 of the Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as "Plans").

     Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and so called "parties in interest" or "disqualified persons" (or "Parties in Interest"), unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

     ERISA Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated at 29 C.F.R. Section 2510.3-101 regulations (the "Plan Asset Regulations") defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code. Under the Plan Asset Regulations, in most cases, when a Plan acquires an "equity interest" in another entity, such as the trust, the underlying assets of that entity may be considered to be plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, both Plans and other employee benefit plans not subject to ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity as calculated under the Plan Asset Regulations. Neither Plans nor persons investing plan assets should acquire or hold securities hereunder in reliance on the availability of this exception or any other exception under the Plan Asset Regulations. The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the Plan Asset Regulations, plan assets will be deemed to include an interest in the


                                      104

instrument evidencing the equity interest of a Plan, such as a certificate or a note with "substantial equity features," and depending on a number of facts relating to the investment, plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Code for the investing Plan. Another consequence of the mortgage assets and other assets included in a trust constituting plan assets, is that the activities of the master servicer, any other servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or affiliates of those entities in connection with the operation and management of the trust and the servicing of its assets may constitute or involve prohibited transactions under ERISA or Section 4975 of the Code.

     Prohibited Transaction Class Exemption 83-1. The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of securities which are highly-rated, non-subordinated "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate that represents a beneficial undivided interest in a mortgage pool that entitles the holder to pass through payments of principal and interest from the mortgage loans.

     PTCE 83-1 requires that: (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of the certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loan; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the trust, together with all funds inuring to its benefit for administering the trust, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust. The Plan may also pay no more than fair market value for the certificates and the rights and interests evidenced by the certificates may not be subordinated to the rights and interests evidenced by other certificates of the same pool.

     PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the servicer in connection with the servicing of the trust are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the depositor, the servicer, any insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of the certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in the certificates; (ii) the Plan pays no more for the certificates than would be paid in an arm's-length transaction;
(iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of the certificates to the Plan; (iv) the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the servicer and any insurer.

     Before purchasing certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan pursuant to PTCE 83-1.

     The Underwriters' Prohibited Transaction Exemptions. The DOL has granted an individual prohibited transaction exemption to UBS Securities LLC (as most recently amended and restated by Prohibited Transaction Exemption 2002-41), as an underwriter of mortgaged-backed securities, including both certificates and notes (herein referred to as the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under
Section 4975(a) and (b) of the Code, transactions relating to the servicing and operation of fixed pools of mortgage, manufactured housing or mobile home loans such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets underwritten or placed by an "underwriter," provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes (a) UBS Securities LLC, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with UBS Securities


                                      105

LLC and (c) any member of the underwriting syndicate or selling group of which UBS Securities LLC is a manager or co-manager or selling or placement agent for a class of securities. "Securities" potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool, including owner trusts. The Exemption does not cover revolving pools of assets.

     Among the general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption are the following:

     First, the acquisition of securities by a Plan or with plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the Exemption only applies to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

     Third, the securities at the time of acquisition by or with plan assets must be rated in one of the four highest generic rating categories by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings.

     Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, provided that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the rating agencies.

     Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter.

     Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith.

     Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Eighth, for issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

     The Restricted Group consists of the depositor, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the loans in the trust, and any affiliate of these parties.

     The Exemption also requires that a trust meet the following requirements:

     (1) The trust must consist solely of assets of a type that have been included in other investment pools;

     (2) The securities issued by those other investment pools must have been rated in one of the four highest categories of one of the rating agencies for at least one year prior to the Plan's acquisition of securities; and

     (3) The securities issued by those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities offered by the trust.

     A fiduciary of any Plan or other investor of plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security). If a certificate (but not a note) meets the requirements of the Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of


                                      106

Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with plan assets of an "Excluded Plan," as defined below, by any person who has discretionary authority or renders investment advice for plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code) by reason of Section 4975(c)(1)(E) of the Code) in connection with:

     o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant plan assets in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

     o the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing plan assets, and

     o  the holding of securities by a Plan or an entity investing plan assets.

     Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest for an investing Plan (or the investing entity holding plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of plan assets in securities.

     The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using Funding Accounts for entities issuing securities. Generally, mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity, may be transferred to that entity within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the conditions applicable to the Funding Accounts are met.

     Permitted Assets. The Exemption permits interest-rate swaps and yield supplement agreements relating to particular classes of securities to be assets of a trust if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust asset if it:
(a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and


                                      107

(f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a)-(c) above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14"), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

     Before purchasing securities, a fiduciary of a Plan should itself confirm that the certificates or notes constitute "securities" for purposes of the Exemption, and that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with the assets of a plan.

     Additional Considerations Relating to Notes. As discussed above, under the Plan Asset Regulations, the assets of the trust would be treated as "plan assets" of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans without causing the assets of the trust to be considered assets of an investing plan. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party in Interest or disqualified person with respect to such Plan, or in the event that a


                                      108

note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a Party in Interest or a disqualified person with respect to a Plan that acquires notes. In the event that the Exemption is not applicable to the notes, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The related prospectus supplement may contain restrictions on purchases of notes by Plans.

     Insurance Company General Accounts. Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The DOL has issued regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute "plan assets." Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) Regulations may be treated as "plan assets." In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "plan assets" of any Plan invested in such separate account except to the extent provided in the Plan Asset Regulations. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to hold the securities.

     Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel about the potential applicability of the fiduciary responsibility and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

     The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

                                LEGAL INVESTMENT

     The prospectus supplement relating to each series of securities will specify which, if any, of the classes of securities offered constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, which we refer to as SMMEA. Generally, the only classes of securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as "mortgage related securities" ("non-SMMEA securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the non-SMMEA securities constitute legal investments for them.

     Classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to,

     (1) depository institutions,

     (2) insurance companies, and

     (3) trustees and pension funds,

created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for these types of entities.


                                      109

     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely on existing state law, and not SMMEA. Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. However, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     (1) federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by "mortgage related securities",

     (2) federal credit unions may invest in "mortgage related securities," and

     (3) national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA (effective October 1, 1998). The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks), applicable to all securities (including mortgage pass-through securities and mortgage-derivative products), used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to,

     (1) "prudent investor" provisions,

     (2) percentage-of-assets limits,

     (3) provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and

     (4) with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.


                                      110

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining:
(1) whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and (2) if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by UBS Securities LLC acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

     Alternatively, the related prospectus supplement may specify that the securities will be distributed by UBS Securities LLC acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If UBS Securities LLC acts as agent in the sale of securities, UBS Securities LLC will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that UBS Securities LLC elects to purchase securities as principal, UBS Securities LLC may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

     The depositor will indemnify UBS Securities LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments UBS Securities LLC and any underwriters may be required to make in respect of any liability.

     The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     In the ordinary course of business, UBS Securities LLC and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.


                                      111

     The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

     As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, or by telephone at (212) 713-2000.

     The depositor filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     Copies of the registration statement and any materials filed with the SEC may be obtained from the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

                                  LEGAL MATTERS

     The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by McKee Nelson LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York or such other counsel for the depositor as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                             ADDITIONAL INFORMATION

     This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

                                     RATING

     It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood


                                      112

that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute

     (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

     (2) the degree to which the rate of prepayments might differ from that originally anticipated, or

     (3) the likelihood of early optional termination of the series of securities.

     The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

     If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.


                                      113

                                GLOSSARY OF TERMS

     "1986 Act" is the Tax Reform Act of 1986.

     "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

     "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

     "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

     (4) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

     (5) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (6) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

     (7) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     "Available Subordination Amount" is an amount equal to the difference between

     (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

     (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

     "Bankruptcy Bond" is a bond insuring residential loans which covers

     (1) certain losses resulting from

         (a) an extension of the maturity of a residential loan, or

         (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

     (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

     "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

     "California Military Code" is the California Military and Veterans Code, as amended.

     "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

     (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

     (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or


                                      114

     (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

     "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

     "Clearstream" is Clearstream Banking, societe anonyme.

     "Code" is the Internal Revenue Code of 1986, as amended.

     "Collateral Value" is

     (1) with respect to a residential property or cooperative unit, it is the lesser of:

         (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

         (b) the sales price of the property.

     (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

     "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

     "Cooperative Loans" are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

     "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

     "Debt Securities" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

     "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

     "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

     "DTC" is The Depository Trust Company.

     "Due Period" is the period of time specified in the related prospectus supplement.

     "Equity Certificates" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

     "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

     "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

     "FHA" is the Federal Housing Authority.

     "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

     "Freddie Mac Certificates" are mortgage participation certificates issued by the Freddie Mac.

     "Garn-St Germain Act" is the Garn-St Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

     "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.


                                      115

     "Grantor Trust Fund" is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

     "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

     "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

     "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

     "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

     "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

     "IRS" is the federal Internal Revenue Service.

     "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

     "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

     "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

     "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

     "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

     (1) new or used manufactured homes;

     (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

     (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

     "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

     "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

     "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

     "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

     "OTS" means the federal Office of Thrift Supervision.

     "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

     "Partnership Securities" are securities which represent interests in a Partnership Trust Fund.


                                      116

     "Partnership Trust Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

     "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

     "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

     "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

     (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

     (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

     "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

     "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

     "PTCE" is the Prohibited Transaction Class Exemption.

     "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

     "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

     "Refinance Loan" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

     "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

     "Regular Securityholder" is a holder of a Regular Security.

     "Relief Act" is the Servicemembers Civil Relief Act.

     "REMIC" is a real estate mortgage investment conduit as described in the REMIC Provisions.

     "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

     "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

     "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

     "REMIC Securities" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.


                                      117

     "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

     "Residual Securities" are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

     "Residual Securityholder" is a holder of a Residual Security.

     "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

     "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

     "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

     "SEC" is the U.S. Securities and Exchange Commission.

     "Securities Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

     "Security Owner" is a person who has beneficial ownership interests in a security.

     "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

     "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

     "Similar Law" is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Security" has the meaning given such term in "Federal Income Tax Consequences - Standard Securities".

     "Startup Day" is the date the REMIC securities are issued.

     "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

     (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

     (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

     "Trust Accounts" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

     "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

     "U.S. Person" is

     (1) A citizen or resident of the United States,

     (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,


                                      118

     (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

     (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

     "VA" is the Department of Veteran Affairs.

     "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.

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                           $642,071,000 (APPROXIMATE)
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                 [LOGO OF MASTR]

                  MASTR ASSET BACKED SECURITIES TRUST 2006-HE1
                                (ISSUING ENTITY)

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                   (DEPOSITOR)

                         UBS REAL ESTATE SECURITIES INC.
                              (SPONSOR AND SELLER)

                             WELLS FARGO BANK, N.A.
               (MASTER SERVICER, SERVICER AND TRUST ADMINISTRATOR)

               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2006-HE1

--------------------------------------------------------------------------------
                              PROSPECTUS SUPPLEMENT

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                          [LOGO OF UBS INVESTMENT BANK]


                                FEBRUARY 22, 2006
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